UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

GLOBE LIFE INC.
(Name of Registrant as specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 18, 2025

To the Shareholders of GLOBE LIFE INC. (the Company):

Globe Life Inc.'s 2025 Annual Meeting of Shareholders (Annual Meeting) will be held in a virtual meeting format, via live audio webcast at 10:00am, Central Daylight Time, on Thursday, April 24, 2025. The Annual Meeting will be conducted using Robert’s Rules of Order and Globe Life Inc.'s Shareholders' Rights Policy. This policy is posted on the Company’s website at https://investors.globelifeinsurance.com under the Corporate Governance heading, or you may obtain a printed copy by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

The accompanying Notice and Proxy Statement discuss proposals which will be submitted to a shareholder vote. If you have any questions or comments about the matters discussed in the Proxy Statement or about the operations of the Company, we will be pleased to hear from you.

It is important that your shares be voted at the Annual Meeting. Please mark, date, sign, and return your proxy or vote over the telephone or via the internet. If you attend the virtual Annual Meeting, you may change your vote during the meeting if you desire to do so.

We hope that you will take this opportunity to join us at the virtual Annual Meeting.

Sincerely,

J. Matthew Darden Co-Chairman and Chief Executive Officer

Frank M. Svoboda Co-Chairman and Chief Executive Officer

Notice of 2025 Annual Meeting of Shareholders
Voting Proposals		Page	Meeting Details
1	Election of Directors	6	Date and Time Thursday, April 24, 2025 10:00am Central Daylight Time

2	Advisory Vote to Approve Executive Compensation	37
			Virtual Meeting Information https://investors.globelifeinsurance.com

3	Ratification of Appointment of Independent Registered Public Accounting Firm	74
Shareholders will also be asked to consider and act upon other business that properly comes before the meeting.			Record Date Monday, March 3, 2025

Virtual Annual Meeting
The 2025 Annual Meeting will be held in a virtual meeting format, online via live audio webcast. We believe that a virtual meeting will help to facilitate attendance and participation by shareholders from any geographic location with internet connectivity.
You may register for and attend the virtual meeting online using a smartphone, tablet, or computer. You will need the latest version of Chrome, Safari, Edge or Firefox. Please ensure that your browser is compatible. As a shareholder, in order to register, you will need to visit register.proxypush.com/GL and enter the control number included on your proxy card or voting instruction form. After registering, you will receive a confirmation email and another email approximately one hour prior to the start of the meeting (10:00am Central Daylight Time), at the email address provided during registration, with a unique link to access the virtual meeting. Registration support is available via an email address displayed on the registration page. Meeting access support may be obtained via a toll-free number listed on the email pre-registered shareholders will receive one hour prior to the start of the meeting. Shareholders will be able to participate in the virtual meeting, securely vote, submit questions or comments to management in accordance with the Company's Shareholders' Rights Policy, just as one could at an in-person meeting. Guests will also be able to access the meeting and listen to the live webcast.

Meeting Registration
Register to attend the Annual Meeting at: register.proxypush.com/GL
Record Date
The close of business on Monday, March 3, 2025 is the record date for determining shareholders who are entitled to notice of and to vote at the Annual Meeting.

How to Vote
Your vote is important. We urge you to vote and submit your proxy in advance of the virtual Annual Meeting. You are requested to mark, date, sign and return the enclosed form of proxy in the accompanying envelope, whether or not you expect to attend the meeting. You may also choose to vote your shares by internet or telephone. You may revoke your proxy at any time before it is voted at the meeting. If you are a beneficial shareholder and wish to vote during the meeting, you must first have obtained a legal proxy from your bank, broker or other nominee which must be submitted, via email, either in advance of the meeting to: EQSS-ProxyTabulation@equiniti.com or along with the voting ballot during the meeting.

Directions on how to attend the virtual Annual Meeting can be found on our website at https://investors.globelifeinsurance.com under the Calls & Meetings heading.
The meeting may be adjourned from time to time (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) in any manner permitted by our By-laws. Notice of such adjourned meeting need not be given if the time, date and place thereof are (i) announced at the meeting, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication, or (iii) set forth in a notice given in accordance with Section 222(a) of the Delaware General Corporation Law. Any business described in this notice may be transacted at any adjourned meeting.

By Order of the Board of Directors

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 24, 2025:

The Company’s Proxy Statement and 2024 Annual Report are available at:

https://investors.globelifeinsurance.com/annual-reports

Christopher T. Moore Corporate Senior Vice President, Associate Counsel and Corporate Secretary McKinney, Texas March 18, 2025

TABLE OF CONTENTS

1	PROXY SUMMARY

1	Annual Meeting Information
1	Voting Proposals
2	Director Nominees
3	Director Nominees Snapshot
4	2024 Performance Highlights
4	Governance Highlights
5	Executive Compensation Highlights

6	PROPOSAL NUMBER 1 – Election of Directors

7	Director Nominee Profiles
19	Director Nominee Skills and Qualifications
20	Director Nominee Skills Matrix

20	OTHER BUSINESS

21	EXECUTIVE OFFICERS

21	CORPORATE GOVERNANCE

21	Director Independence Determinations
22	Leadership Structure
23	Board Oversight of Strategy
23	Board Oversight of Risk
26	Board Oversight of Sustainability
27	Governance Guidelines and Codes of Ethics
27	Insider Trading Policy
28	Shareholder Engagement
28	Communications with the Board of Directors
28	Executive Sessions of the Board
28	Board and Annual Shareholder Meeting Attendance
29	Committees of the Board of Directors
31	Risk Assessment of Compensation Policies and Practices
31	Succession Planning and Leadership Development
32	Qualifications of Directors
32	Board Diversity
33	Director Identification and Evaluation Procedures
34	Procedures for Director Nominations by Shareholders
34	Sustainable Business Practices

37	PROPOSAL NUMBER 2 – Advisory Vote on Executive Compensation

38	COMPENSATION DISCUSSION AND ANALYSIS

38	Executive Summary
42	Our Structure for Setting Executive Compensation
46	Elements of Compensation
50	Other Compensation Practices and Policies

53	COMPENSATION COMMITTEE REPORT

54	EXECUTIVE COMPENSATION

54	Summary Compensation Table
56	2024 Grants of Plan-Based Awards
57	Outstanding Equity Awards at Fiscal Year-End 2024
59	Option Exercises and Stock Vested During Fiscal Year Ended December 31, 2024
60	Pension Benefits at December 31, 2024
61	Potential Payments upon Termination or Change in Control
62	Treatment of Equity upon Termination of Employment (Non-Change in Control)
63	Retirement Life Insurance Agreements
64	Supplemental Executive Retirement Plan
64	Death Benefit Only Plan
64	Treatment of Equity upon Change in Control
65	Pay Versus Performance
69	Stock Option Award Disclosure
70	CEO Pay Ratio

71	DIRECTOR COMPENSATION PHILOSOPHY

71	PAYMENTS TO DIRECTORS

72	2024 DIRECTOR COMPENSATION

72	RELATED PARTY TRANSACTION POLICY AND TRANSACTIONS

73	DELINQUENT SECTION 16(a) REPORTS

73	STOCK OWNERSHIP

74	PRINCIPAL SHAREHOLDERS

74	PROPOSAL NUMBER 3 – Approval of Auditors

75	AUDIT COMMITTEE REPORT

76	PRINCIPAL ACCOUNTING FIRM FEES

76	PRE-APPROVAL POLICY FOR ACCOUNTING FEES

77	PROCEDURAL MATTERS

77	Solicitation of Proxies
77	Record Date, Voting Stock and Quorum
78	Required Vote on Proposals

79	MISCELLANEOUS INFORMATION

79	Shareholder Proposals and Director Nominations for our 2026 Annual Meeting
79	General

A-1	APPENDIX A – NON-GAAP RECONCILIATION
NOTE: The Company cautions you that this Proxy Statement may contain forward-looking statements within the meaning of the federal securities law. These prospective statements reflect management's current expectations, but are not guarantees of future performance. Accordingly, please refer to the Company's cautionary statement regarding forward-looking statements and the business environment in which the Company operates, contained in the Company's Form 10-K for the period ended December 31, 2024, found on file with the Securities and Exchange Commission. The Company specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments, or otherwise.

The Company Behind the Coverage
Who is Globe Life?
Globe Life is a conservatively managed financial services holding company that provides life and supplemental health insurance protection for the vastly underserved lower-to-middle-income population. Our basic protection products are distributed to individual and worksite markets throughout the United States and individual markets throughout Canada and New Zealand, primarily through exclusive agency and direct to consumer marketing channels.
Our Purpose
Since our roots began in 1900, our purpose-driven mission has been to help families Make Tomorrow Better by working to protect their financial future. Globe Life is committed to doing what is right and fair by our customers, employees, agents and communities. Our foundation is built on shared values of accountability, integrity, service and support that guide and foster an inclusive and collaborative environment.
Our Strategy
Globe Life is focused on successfully executing our financial and operational strategies and capitalizing on opportunities for continued growth, both of which lead to enhanced long-term value for our shareholders and help ensure we can fulfill our promises to be there for our customers. In addition, our business model includes these core elements:
•Our efficient cost structure allows us to issue business and serve our policyholders on a low cost per unit basis, which allows us to maintain profits and is not easily replicated by competitors.
•Consistent excess cash flows are produced year after year from the strong persistency and size of our in-force business.
•We maintain our focus on prudent financial and risk management to protect our balance sheet through a variety of market conditions.

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider before voting. Please read the entire Proxy Statement, and for more complete information about the Company’s 2024 performance, you are encouraged to review the Company’s 2024 Annual Report on Form 10-K.
Annual Meeting Information
Date and Time
Thursday, April 24, 2025
10:00am Central Daylight Time
How to Attend
Directions on attending the virtual Annual Meeting can be found on our website at:
https://investors.globelifeinsurance.com under the Calls & Meetings heading.
Registration
Shareholders may register to attend the meeting at: register.proxypush.com/GL.
Voting Proposals

Proposals		Board Recommendation	Page
1	Election of twelve (12) directors, each to serve a one-year term expiring at the close of the 2026 Annual Meeting of Shareholders	FOR each of the Director Nominees named in this Proxy Statement	6
2	A non-binding advisory vote to approve the compensation of the Company's Named Executive Officers ("Say-on-Pay" vote)	FOR	37
3	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2025	FOR	74
    1                 GL 2025 Proxy Statement

Director Nominees

Name and Principal Occupation	Age	Director Since	Independent	Board Committee
Matthew J. Adams Retired Senior Partner and U.S. Insurance Practice Leader, PwC LLP	61	February 2025	☑	Audit
Linda L. Addison Past Managing Partner, Norton Rose Fulbright US LLP	73	February 2018	☑	Governance and Nominating
Marilyn A. Alexander Principal, Alexander & Friedman	73	February 2013	☑	Compensation
Cheryl D. Alston Executive Director and Chief Investment Officer, ERF	58	February 2018	☑	Compensation (Chair)
Mark A. Blinn Former President and CEO, Flowserve Corporation	63	November 2021	☑	Compensation
James P. Brannen Retired Chief Executive Officer, FBL Financial Group, Inc.	62	November 2021	☑	Governance and Nominating (Chair)
Alice S. Cho Senior Advisor, Boston Consulting Group	58	February 2023	☑	Audit
J. Matthew Darden Co-Chairman and Chief Executive Officer of the Company	54	April 2023
Philip M. Jacobs Retired Principal, U.S. Insurance Tax Sector Leader, KPMG US	64	February 2025	☑	Audit
David A. Rodriguez Retired Global Chief HR Officer, Marriott International	66	February 2023	☑	Governance and Nominating
Frank M. Svoboda Co-Chairman and Chief Executive Officer of the Company	63	April 2023
Mary E. Thigpen Self-employed Consultant	65	February 2018	☑	Audit (Chair)
    2                 GL 2025 Proxy Statement

Director Nominees Snapshot*

42%	25%
Gender Diversity	Racial/Ethnic Diversity

83%	64	4
Independence	Average Age	Average Tenure (years)

		*As of March 18, 2025

Board Refreshment
Since 2021, the Board has appointed eight new directors, 75% of whom are independent.

Mark A. Blinn	J. Matthew Darden
James P. Brannen	Frank M. Svoboda
2021	2022	2023	2024	2025
Alice S. Cho	Matthew J. Adams
David A. Rodriguez	Philip M. Jacobs

    3                 GL 2025 Proxy Statement

2024 Performance Highlights
The Company had a strong year in 2024. We are optimistic about the future and believe the Company is well positioned to continue to create consistent growth. The charts below highlight the key financial metrics we use to evaluate our business. Refer to APPENDIX A – Non-GAAP Reconciliation for definitions of non-GAAP measures utilized herein.

Net Operating Income Per Share from Continuing Operations	Net Income Per Share
$12.37	$11.94

Net Operating Income as ROE (Excluding AOCI)	Net Income as ROE
15.1%	21.7%

Book Value Per Share (Excluding AOCI)	Book Value Per Share
$86.40	$62.50

Governance Highlights
Corporate governance remained a focus of our Board and Company management in 2024. Our corporate governance practices are overseen by the Board of Directors, its standing committees, and our Co-Chief Executive Officers. Cornerstones of our corporate governance framework include:

Independent Board Oversight	•	Strong independent Lead Director
	•	100% independent Board committees
	•	Regular executive sessions of the independent members of the Board
	•	11 of 13 Board members are independent

Good Corporate Governance Practices	•	Appropriate mix of diversity and tenure on Board
	•	Director Retirement Age and Tenure Policy
	•	Annual Board and Board committee evaluations, including periodic individual director evaluations
	•	Director and executive officer stock ownership requirements
	•	Policies that prohibit hedging and pledging and provide for clawbacks
    4                 GL 2025 Proxy Statement

Shareholders' Rights	•	Shareholders' Rights Policy
	•	Proxy access
	•	No supermajority voting provisions
	•	Annual election of directors
	•	Majority voting standard for uncontested director elections

People and Culture	•	Succession planning and leadership development for executive officers and senior management positions
	•	Succession planning and education for the Board and Board leadership
	•	Programs, policies and initiatives designed to foster an engaged, stable and inclusive workforce
	•	Work environment based on accountability, standards of integrity and ethical business conduct
	•	Oversight of corporate culture that aligns with the Company's long-term goals and objectives
Additional information can be found in the Corporate Governance section of this Proxy Statement.
Executive Compensation Highlights
Our executive compensation programs are designed to motivate the achievement of our business goals in a manner that is consistent with the long-term risks inherent in our business. They reward the sustained annual performance that produces shareholder returns over the long term. Specific highlights include:

Pay for Performance	•	Consistent with our business horizon, executive compensation is long-term in its focus, with a strong emphasis on share accumulation to best align management interests with those of our shareholders
	•	Equity awards are determined with reference to both the dollar value of awards and dilution (i.e., as a % of shares outstanding) to include multiple considerations of shareholder impact and alignment
	•	Realizable pay continues to be well-aligned with the Company's total shareholder return (TSR)

Equity Plan Features	•	No single trigger change of control vesting
	•	No discounted stock options or stock appreciation rights (SARs)
	•	Prohibition on stock option and SAR repricing
	•	No tax gross-ups
	•	Awards subject to both minimum vesting requirements and the Company’s Clawback Policy

Compensation Governance	•	The Board’s independent Compensation Committee oversees the compensation program
	•	The Compensation Committee retains an independent compensation consultant that reports only to that committee
	•	Maximum payout caps for annual incentive compensation; limited to 150% of each Named Executive Officer’s (NEO's) target opportunity
	•	Robust stock ownership guidelines for directors and executives
	•	Clawback policy applicable to current and former executive officers in the event we are required to prepare an accounting restatement of our financial statements due to our material non-compliance with any financial reporting requirement under securities laws
	•	NEOs (including the Co-CEOs) do not have employment contracts

Shareholder Support	•	In 2024, we received strong support for our executive compensation programs, with 92% of votes cast approving our advisory say-on-pay resolution
	•	Over the last five years, our say-on-pay voting results have averaged a 90% approval rate
The compensation recommendations and decisions for 2024 of our management, the Compensation Committee (with the aid of its independent compensation consultant, Pay Governance) and the independent members of the Board are summarized in the Compensation Discussion and Analysis section of this Proxy Statement.
    5                 GL 2025 Proxy Statement

PROPOSAL NUMBER 1
 Election of Directors
Twelve of our current directors are standing for re-election. The Board of Directors proposes the election of Matthew J. Adams, Linda L. Addison, Marilyn A. Alexander, Cheryl D. Alston, Mark A. Blinn, James P. Brannen, Alice S. Cho, J. Matthew Darden, Philip M. Jacobs, David A. Rodriguez, Frank M. Svoboda, and Mary E. Thigpen as directors, each to hold office for a one-year term, expiring at the close of the Annual Meeting of Shareholders to be held in 2026, and until his or her successor is elected and qualified. Upon their re-nomination as directors, all such directors tendered an irrevocable contingent resignation letter pursuant to the Company’s Director Resignation Policy. Steven P. Johnson will retire from the Board, with more than eight years of Board service, at the Annual Meeting of Shareholders on April 24, 2025.
The Board-adopted Retirement Age and Tenure Policy provides that outside directors will retire at the Annual Meeting of Shareholders immediately following the earlier of their 74th birthday or their completion of 18 years of service on the Board, and inside directors will retire at the Annual Meeting of Shareholders immediately following their 70th birthday. In early 2024, in light of the anticipated retirement of four directors over the 2024-2026 period, in accordance with such policy, and in order to ensure that the Board is appropriately constituted and continues to function effectively, the Board began discussing the potential need to add one or more new members. Pursuant to such discussions, which occurred as part of the regular succession planning process, the Governance and Nominating Committee initiated a search for prospective board candidates, with a preference for individuals meeting certain Board-specified criteria intended to add needed skills and expertise to the Board. After a thorough and inclusive search, candidate evaluations and interviews, the Board determined that Matthew J. Adams and Philip M. Jacobs would best fit the current needs of the Board. As the retired U.S. Insurance Practice Leader and Senior Lead Account Partner for PriceWaterhouseCoopers (Mr. Adams) and a retired Principal in KPMG's Financial Services Tax Practice and the Insurance Tax Sector Leader (Mr. Jacobs), respectively, Messrs. Adams and Jacobs bring to the Board highly-valued accounting and financial expertise in the financial services industry, including the life insurance sector.
The Company’s By-laws provide that there will be not less than seven nor more than 15 directors with the exact number to be fixed by the Board. Effective April 25, 2024, the number of directors was set at 11 persons. On February 26, 2025, the Board determined to increase the number of directors to 13 persons, to accommodate the appointments of Messrs. Adams and Jacobs on such date. At that time, the Board further decided to reduce the number of directors from 13 to 12 persons effective immediately upon the retirement of Steven P. Johnson, as discussed above. Proxies cannot be voted for a greater number of persons than the number of nominees named.
If any of the nominees becomes unavailable for election, the directors’ proxies will vote for the election of any other person recommended by the Board unless the Board reduces the number of directors.

Proposal	ELECTION OF DIRECTORS Election of twelve (12) directors, each to serve a one-year term expiring at the close of the 2026 Annual Meeting of Shareholders
1	Election of twelve (12) directors, each to serve a one-year term expiring at the close of the 2026 Annual Meeting of Shareholders
☑	The Board recommends that shareholders vote “FOR” the proposal.
    6                 GL 2025 Proxy Statement

Director Nominee Profiles

	Matthew J. Adams Retired Senior Partner and U.S. Insurance Practice Leader, PricewaterhouseCoopers LLP	☑ Independent

Reasons for Nomination
Mr. Adams adds considerable value to the Board. Through his 30+ years of service in senior-level positions at PricewaterhouseCoopers LLP, including time spent as PwC’s former U.S. Insurance Practice Leader and leadership roles on several global insurance client accounts, in addition to his other public company board service, he gained an extensive knowledge of nearly all aspects of the insurance industry. Mr. Adams also possesses significant, practical experience in a number of areas essential to the Board’s role in exercising its oversight function, including strategy, operations, profitability, insurance financial reporting, state and federal regulation, and human capital management.
Select Business Experience
•PricewaterhouseCoopers LLP, a Big Four accounting firm (1985–2023)
▪Insurance Audit Partner and Senior Relationship Partner (1997–2023)
▪U.S. Insurance Practice Leader (2015–2021)
Other Public Company Directorships
•Member, Board of Directors, Fidelis Insurance Holdings Ltd. (NYSE: FIHL) (2023–present)
Former Public Company Directorships (2020–2024)
None
Other Notable Professional Affiliations
•Member, Board of Directors, Mutual of America Financial Group (2023–present)
•Advisor, Concert Group (2023–present)
•Advisor, Everle, Inc. (2023–present)
Education/Certifications
•B.S. in Economics, The Wharton School, University of Pennsylvania
•M.B.A., The Wharton School, University of Pennsylvania
•CPA License, New York and Pennsylvania

AGE 61
DIRECTOR SINCE February 2025
BOARD COMMITTEE Audit

    7                 GL 2025 Proxy Statement

	Linda L. Addison Past Managing Partner, Norton Rose Fulbright US LLP	☑ Independent

Reasons for Nomination
As a global business leader and chief executive with more than four decades of practical experience, Ms. Addison brings a broad array of management skills and operational experience to the Board, including expertise in corporate governance, climate leadership oversight, cybersecurity oversight, strategic planning, enterprise risk management, legal/regulatory/compliance, compensation, mergers and acquisitions, and human capital management.
Select Business Experience
•Norton Rose Fulbright US LLP (2013–present)
▪Of Counsel (2017–present)
▪Managing Partner and Chair, Management Committee (2013–2017)
•Global Head of Dispute Resolution, Norton Rose Fulbright (2013–2014)
•Partner-in-Charge, New York Office, Fulbright & Jaworski L.L.P. (2009–2013)
Other Public Company Directorships
None
Former Public Company Directorships (2020–2024)
•Member, Board of Directors, Good Works II Acquisition Corp. (2021–2022)
Other Notable Professional Affiliations
•Member, Board of Directors, Lexitas, a leading national provider of technology-enabled litigation support services to law firms and companies (2013–present)
•Independent Director, KPMG LLP, a Big Four accounting firm (2018–2023)
•Member, Dean's Advisory Council, McCombs School of Business, (2022–present)
•Member, Council on Foreign Relations (2014–present)
•Senior Member, M.D. Anderson Center, Board of Visitors, an advisory board to M.D. Anderson leadership (2004–present)
•Senior Trustee, University of Texas Law School Foundation, an educational foundation supporting The University of Texas School of Law (2004–present)
•Chair, University of Texas System Chancellor's Council (2023–2024)
•Member, Board of Directors, Catalyst, a global non-profit working to accelerate progress for women through workplace inclusion (2015–2024); Honorary Director (2024–present)
Education/Certifications
•B.A., University of Texas at Austin
•J.D., University of Texas School of Law
•Bar Membership: Texas, New York, U.S. Supreme Court
•Certification in Climate Leadership Oversight, Diligent Institute
•CERT Certificate in Cybersecurity Oversight, Carnegie Mellon University's Software Engineering Institute

AGE 73
DIRECTOR SINCE February 2018 Lead Director
BOARD COMMITTEE Governance and Nominating

    8                 GL 2025 Proxy Statement

	Marilyn A. Alexander Principal, Alexander & Friedman	☑ Independent

Reasons for Nomination
Ms. Alexander brings extensive expertise in finance, marketing and strategic planning to the Board based on more than 35 years of experience at several top companies, including The Walt Disney Company, Marriott Corporation and Towers Perrin (now Willis Towers Watson), as well as her own consultancy practice. She offers valuable insights derived from her prior public company board service with Equity Office Properties Trust, Tutor Perini Corporation and DCT Industrial Trust, Inc.
Select Business Experience
•Independent management consultancy practice, Alexander & Friedman, focused on business planning, brand strategy and development, and process and organizational issues
(2003–present)
•Senior Vice President and Chief Financial Officer, Disneyland Resort, Anaheim, CA
(2000–2003)
•The Walt Disney World Resort, The Walt Disney Company, Orlando, FL (1992–2000)
▪Vice President, Destination Marketing, WDW Brand, and Marketing and Sales Strategy (Worldwide); Vice President, Marketing and Sales Finance and Planning (1996–2000)
▪Vice President, Product and Brand Management and Vice President, Finance, Product and Brand Management (1994–1996)
▪Vice President, Resorts and Sales Finance and Planning; Director, Resorts and Sales Finance and Planning (1992–1994)
•Vice President, Financial Planning and Analysis, Marriott Corporation, Bethesda, MD
(1988–1992)
Other Public Company Directorships
None
Former Public Company Directorships (2020–2024)
None
Other Notable Professional Affiliations
•Member, Board of Directors, McCarthy Holdings, Inc. an ESOP ranked among top 20 construction companies in the U.S. (2020–present)
•Member, Board of Trustees, Chapman University, Orange, CA
•Former Member, Board of Regents, Brandman University
Education/Certifications
•A.B. in Philosophy, Georgetown University
•M.B.A., The Wharton School, University of Pennsylvania
•CPA license, Commonwealth of Virginia

AGE 73
DIRECTOR SINCE February 2013
BOARD COMMITTEE Compensation

    9                 GL 2025 Proxy Statement

	Cheryl D. Alston Executive Director and Chief Investment Officer, Employees’ Retirement Fund of the City of Dallas, TX (ERF)	☑ Independent

Reasons for Nomination
With a career spanning more than 21 years in the financial services industry, including positions at ERF, Cigna Corporation and Chase Global Securities, Ms. Alston brings to the Board significant experience in the areas of strategic planning, investment management, asset allocation, corporate governance, finance and budget administration.
Select Business Experience
•Executive Director and Chief Investment Officer of ERF, a $4 billion pension plan for the City’s civilian employees (2004–present)
•Appointed by President Barack Obama to the Pension Benefit Guaranty Corporation Advisory Committee (2011–2016) (two terms)
•Cigna Corporation, Hartford, CT (1998–2004)
▪Vice President, Retirement & Investment Services Division, Cigna Retirement and Investment Services (2002–2004)
▪Assistant Vice President, Retirement & Investment Services Division, Cigna Retirement and Investment Services (1998–2002)
Other Public Company Directorships
Member, Board of Trustees, Janus Henderson Mutual Fund (NYSE: JHG) (2022–present)
Former Public Company Directorships (2020–2024)
None
Other Notable Professional Affiliations
•Member, Board of Directors, Tides Center, a non-profit working to advance social justice (2018–present)
•Member, Board of Directors, Blue Cross Blue Shield of Kansas City (2016–present)
•Member, Board of Directors, CHRISTUS Health (2012–present)
•Member, Board of Directors, Federal Home Loan Bank of Dallas (2017–2021)
•Former Member, Board of Directors, Mercy Health, St. Louis, MO
Education/Certifications
•B.S. in Economics, The Wharton School, University of Pennsylvania
•M.B.A., Leonard N. Stern School of Business, New York University
•Harvard Business School Executive Education

AGE 58
DIRECTOR SINCE February 2018
BOARD COMMITTEE Compensation (Chair)

    10                 GL 2025 Proxy Statement

	Mark A. Blinn Former President and Chief Executive Officer, Flowserve Corporation	☑ Independent

Reasons for Nomination
As the former President and Chief Executive Officer, and the former Chief Financial Officer, of Flowserve Corporation and through his leadership roles at Kinko’s Office and Print Services, Inc. and Centex Corporation, Mr. Blinn developed a well-rounded set of business skills and knowledge that significantly benefits the Board, including extensive expertise in business operations, organizational design, accounting/finance and experience running a large complex international organization. He also possesses a thorough understanding of legal and governance matters through his time spent as a practicing attorney.
Select Business Experience
•Flowserve Corporation, a leading manufacturer and aftermarket service provider of comprehensive flow control systems (2004–2017)
▪President and Chief Executive Officer (2009–2017)
▪Chief Financial Officer (2004–2009)
•Chief Financial Officer, FedEx Kinko’s Office and Print Services (2003–2004)
•Vice President and Controller, Centex Corporation, one of the nation’s largest home builders and general building contractors (2000–2002)
Other Public Company Directorships
•Member, Board of Directors, Emerson Electric Co. (NYSE: EMR) (2019–present)
•Member, Board of Directors, Leggett & Platt, Incorporated (NYSE: LEG) (2019–present)
•Member, Board of Directors, Texas Instruments Incorporated (NASDAQ: TXN)
(2013–present)
Former Public Company Directorships (2020–2024)
None
Other Notable Professional Affiliations
•Member, Southern Methodist University Cox Executive Board
•Member, Board of Advisors, Cardone Industries (2020–2023)
•Member, Board of Directors, Kraton Corporation (2017–2021)
Education/Certifications
•B.S., Southern Methodist University
•M.B.A., Southern Methodist University
•J.D., Southern Methodist University
•Chartered Financial Analyst (CFA) designation

AGE 63
DIRECTOR SINCE November 2021
BOARD COMMITTEE Compensation

    11                 GL 2025 Proxy Statement

	James P. Brannen Retired Chief Executive Officer, FBL Financial Group, Inc.	☑ Independent

Reasons for Nomination
With nearly thirty years of relevant knowledge and experience in the insurance and financial services industry, and having held a variety of C-suite positions during his distinguished career, Mr. Brannen brings to the Board demonstrated corporate leadership and extensive expertise in business operations, finance, capital management, strategic planning and executive management.
Select Business Experience
•FBL Financial Group, Inc., a financial services holding company operating under the consumer brand name Farm Bureau Financial Services, West Des Moines, IA
▪Chief Executive Officer (2012–2019)
▪Chief Financial Officer, Chief Administrative Officer and Treasurer (2007–2012)
▪Vice President - Finance (1999–2006)
▪Tax Vice President (1991–1999)
•Tax Manager, Ernst & Young, LLC (1985–1991)
Other Public Company Directorships
None
Former Public Company Directorships (2020–2024)
•Member, Board of Directors, First Interstate BancSystem (NASDAQ: FIBK) (2022–2023)
•Member, Board of Directors, Great Western Bancorp, Inc. (NYSE:GWB) (2015–2022)
Other Notable Professional Affiliations
•Member, Board of Directors, Amerisure Mutual Insurance Company (2020–present)
•Member, Board of Directors, FBL Financial Group Inc. (2012–2019)
•Member, Board of Directors, Greater Des Moines Partnership (2012–2019)
•Member, Board of Directors, Property Casualty Insurers Association of America
(2012–2019)
•Member, Board of Directors, United Way of Central Iowa (2010–2016)
Education/Certifications
•B.B.A. in Accounting, University of Iowa
•American Institute of Certified Public Accountants
•Iowa Society of Certified Public Accountants

AGE 62
DIRECTOR SINCE November 2021
BOARD COMMITTEE Governance and Nominating (Chair)

    12                 GL 2025 Proxy Statement

	Alice S. Cho Senior Advisor, Boston Consulting Group	☑ Independent

Reasons for Nomination
Through her advisory and management positions at Promontory Financial Group, BITS (Bank Policy Institute), the Federal Reserve Board, and the U.S. Executive Office of the President, Ms. Cho brings to the Board extensive experience in advising boards and top executives on risk management, regulatory compliance, corporate governance, and digital technology issues.
Select Business Experience
•Senior Advisor for Boston Consulting Group, a global management consulting firm providing strategic advice to C-suite leaders and boards (2021–present)
•Company Advisor, Varo Money Inc. (2017–2020)
•Managing Director and Head of West Coast Practice, Promontory Financial Group
(2015–2017)
▪Various senior leadership roles advising C-suite executives and boards of large financial institutions (2005–2015)
•Director, BITS, the technology arm of the Bank Policy Institute (1999–2000)
•Special Asst. to Vice Chair Alice M. Rivlin at the Federal Reserve Board, Washington, D.C. (1995–1999)
Other Public Company Directorships
•Member, Board of Directors, First Interstate BancSystem (NASDAQ: FIBK) (2020–present)
Former Public Company Directorships (2020–2024)
None
Other Notable Professional Affiliations
•Member, The University of Chicago, Harris Council (2021–present) and Alumni Council
(2017–2021)
•Member, Council of Korean-Americans (2021–present)
•Member, Whitman College, President's Advisory Council (2010–2019)
•Member, Board of Directors, Women in Housing & Finance, Inc. and WHF Foundation
(1995–1999)
Education/Certifications
•B.A. in Economics, Whitman College
•A.M. in Public Policy, University of Chicago (Sloan Fellow)
•Harvard Business School Executive Education

AGE 58
DIRECTOR SINCE February 2023
BOARD COMMITTEE Audit

    13                 GL 2025 Proxy Statement

J. Matthew Darden Co-Chairman and Chief Executive Officer of the Company

Reasons for Nomination
Mr. Darden provides the Board with a host of relevant and broad-based skills gained from more than 30 years of direct insurance industry experience, including expertise in marketing, finance, accounting, consulting, technology, business combinations and capital market transactions. Through his managerial roles at the Company, most recently serving as its Chief Strategy Officer, and his 17+ years of public accounting experience at Deloitte & Touche LLP and Ernst & Young LLP, Mr. Darden brings a wealth of highly-valued managerial, financial, operational, and strategic experience to the Board.
Select Business Experience
•Globe Life Inc., McKinney, TX
▪Co-Chairman and Chief Executive Officer (2023–present)
▪Senior Executive Vice President and Chief Strategy Officer (2022)
▪Executive Vice President and Chief Strategy Officer (2017–2022)
▪President of subsidiary American Income Life Insurance Company (2018–2022)
▪President of subsidiary Family Heritage Life Insurance Company of America (2017–2018)
▪Executive Vice President, Innovations and Business Development (2014–2016)
•Partner, Deloitte & Touche LLP, a Big Four accounting firm (2006–2014)
Other Public Company Directorships
None
Former Public Company Directorships (2020–2024)
None
Other Notable Professional Affiliations
•American Institute of Certified Public Accountants
•The Texas Society of Certified Public Accountants
Education/Certifications
•B.B.A. in Economics and Finance, Baylor University
•M.B.A., Baylor University
•Certified Public Accountant

AGE 54
DIRECTOR SINCE April 2023

    14                 GL 2025 Proxy Statement

	Philip M. Jacobs Retired Principal, U.S. Insurance Tax Sector Leader, KPMG US	☑ Independent

Reasons for Nomination
Through his 35+ years of experience in insurance, banking and professional services, with senior roles at KPMG, Barclays, AIG and GE, Mr. Jacobs has gained significant relevant expertise in accounting and taxation in the financial services industry (including in the life insurance sector). As a global tax leader, he offers the Board valuable strategic insights into taxation, accounting and risk management issues. His core competencies also include capital markets, mergers and acquisitions, legal/regulatory issues and crisis readiness.
Select Business Experience
•Principal, U.S. Insurance Tax Sector Leader, KPMG, a Big Four accounting firm (2015–2023)
•Global Head of Corporate Development and Tax, XL Catlin, Stamford, CT (2013–2015)
•Global Head of Tax, Barclays, New York, NY (2009–2013)
•Global Tax Director, Head of Divestitures, AIG, New York, NY (2006–2009)
•Senior Tax Advisor, Business Tax Director, GE Capital, Stamford, CT (1993–2006)
Other Public Company Directorships
None
Former Public Company Directorships (2020–2024)
None
Other Notable Professional Affiliations
•Member, Board of Directors, XL Catlin Ireland Subsidiaries: XLIT, Ltd; XL Financial Holdings Ltd; XL Financial Holdings Ltd; and XL Financial Ltd (2014–2015)
Education/Certifications
•B.A. in History, Princeton University
•CPA License (Inactive)

AGE 64
DIRECTOR SINCE February 2025
BOARD COMMITTEE Audit

    15                 GL 2025 Proxy Statement

	David A. Rodriguez Retired Global Chief Human Resources Officer, Marriott International	☑ Independent

Reasons for Nomination
Mr. Rodriguez brings to the Board extensive experience in human resource management, including organizational culture and inclusion, through a 36-year career at companies including Marriott International, Citicorp/Citibank and Avon Products, and his service on the Board of Woodmark Corporation and the Board of Trustees of the SIOP Foundation.
Select Business Experience
•Marriott International (2006–2021)
▪Global Chief Human Resources Officer (2006–2021)
▪Executive Vice President - Corporate Human Resources and U.S. Hotel Division (2003–2006)
▪Senior Vice President - Corporate Human Resources (1998–2002)
•Citicorp/Citibank - various HR leadership roles culminating with Chief Human Resources Officer, Citibank Credit Cards Division (1989–1998)
Other Public Company Directorships
•American Woodmark Corporation, one of the three largest cabinetmakers in the U.S.
(2020–present)
Former Public Company Directorships (2020–2024)
None
Other Notable Professional Affiliations
•Member, Board of Trustees, The Society for Industrial and Organizational Psychology ("SIOP") Foundation
Education/Certifications
•B.A. in Psychology, New York University
•M.A., Ph.D. in Industrial/Organizational Psychology, New York University
•Fellow, National Academy of Human Resources
•Fellow, Society for Industrial and Organizational Psychology

AGE 66
DIRECTOR SINCE February 2023
BOARD COMMITTEE Governance and Nominating

    16                 GL 2025 Proxy Statement

Frank M. Svoboda Co-Chairman and Chief Executive Officer of the Company

Reasons for Nomination
Mr. Svoboda has more than 37 years of direct insurance industry experience, including in the areas of tax, accounting, consulting, business combination and capital market transactions. As the Company’s Chief Financial Officer for more than a decade, with overall responsibility for various accounting, financial and executive functions at the Company and its subsidiaries, and through his service as his Company’s Vice President of Tax for nine years prior thereto, as well as the 19 years spent in public accounting at KPMG LLP, he provides the Board with significant financial and operational expertise.
Select Business Experience
•Globe Life Inc., McKinney, TX
▪Co-Chairman and Chief Executive Officer (2023–present)
▪Senior Executive Vice President and Chief Financial Officer (2022)
▪Executive Vice President and Chief Financial Officer (2012–2022)
▪President of subsidiaries Globe Life And Accident Insurance Company (2018–2022)
and American Income Life Insurance Company (2017–2018)
▪Vice President and Director of Tax (2014–2018)
•Partner, Insurance Tax, KPMG LLP, a Big Four accounting firm (1984–2003)
Other Public Company Directorships
None
Former Public Company Directorships (2020–2024)
None
Other Notable Professional Affiliations
•American Institute of Certified Public Accountants
•The Texas Society of Certified Public Accountants
Education/Certifications
•B.A. in Accounting and Finance, Nebraska Wesleyan University

AGE 63
DIRECTOR SINCE April 2023

    17                 GL 2025 Proxy Statement

	Mary E. Thigpen Self-employed Consultant	☑ Independent

Reasons for Nomination
Ms. Thigpen provides the Board with expertise in technology, cybersecurity, strategic planning, corporate governance, enterprise and systemic risk management, international business, digital sales and marketing developed as a result of her time as CEO of OpsDataStore and as CEO of North Plains, LLC and through senior leadership positions at Cox Communications, BearingPoint, Arthur Anderson LLP and Hewlett-Packard Company, as well as through her consultancy practice.
Select Business Experience
•Self-employed consultant providing advisory services in digital transformation strategies, technology and cybersecurity assessments, and systemic risk mitigation competencies (2019--present and 2015–2017)
•Chief Executive Officer, OpsDataStore, LLC, Johns Creek, Georgia, a big data analytics, AI, and visualization software company (2017–2019)
•Chief Executive Officer, North Plains, LLC, Toronto, Canada (2014–2015)
•Self-employed consultant providing advisory services in strategy development, technology assessments, and global go-to-market operational competencies (2011–2013)
•Senior Vice President of Strategy, Cox Communications, Atlanta, GA
(2004–2011)
•Managing Director, BearingPoint, Atlanta, GA (2003–2004)
•Partner, Arthur Anderson Business Consulting (1998–2002)
•Various global sales, marketing and production innovation positions, Hewlett-Packard Company (1982–1998)
Other Public Company Directorships
None
Former Public Company Directorships (2020–2024)
•Member, Board of Directors, Hope Bancorp, Inc. (NASDAQ:HOPE) (2021–2024)
•Member, Board of Directors, Opus Bank (NASDAQ:OPB) (2019–2020)
Other Notable Professional Affiliations
•Member, Board of Directors, Achievelt Online, LLC (2016–present)
•Member, Board of Directors, Bank of Hope (an affiliate of Hope Bancorp, Inc.) (2021–2024)
Education/Certifications
•B.S. in Mathematical and Computer Science, Clemson University

AGE 65
DIRECTOR SINCE February 2018
BOARD COMMITTEE Audit (Chair)

    18                 GL 2025 Proxy Statement

Director Nominee Skills and Qualifications
The Board has emphasized the importance of identifying and proposing for shareholder approval Director Nominees who possess a well-rounded range of skills, qualifications, professional experiences and perspectives. It is the Board’s belief that a Board comprised of individuals with diverse skills and viewpoints will enhance its ability to effectively oversee the Company’s business operations and guide management’s efforts to achieve long-term strategic objectives. The chart below outlines those skills and qualifications the Board believes are most relevant to our business.

Skills and Qualifications	Relevance to Globe Life Inc.
Accounting/Financial	An understanding of accounting and financial concepts is fundamental to the oversight of our financial affairs, as well as for reviewing our operational and financial results.
Business Operations	Helpful for understanding the myriad issues affecting our extensive business operations, which include sales, marketing, customer service, claims, underwriting, financial reporting, accounting and other support-oriented functions.
Capital Markets	Beneficial for appraising and offering guidance on our capital structure and financial strategies, including with respect to dividends, stock repurchases and prospective mergers/acquisitions.
CEO/Other High-Level Senior Management Running Large Organizations
Experience managing and leading large complex businesses is important for gaining a practical understanding of how organizations such as ours function and the decisions and actions required to drive sustainable financial and operational results.

Enterprise Risk Management	Important for exercising risk oversight and for informing management's views as to current and emerging risks which, if not properly managed/mitigated, could have a material adverse impact on our business and ultimately shareholder value.
Human Capital Management	Helps the Board guide the Company's efforts to recruit, retain and develop talented professionals, and to seamlessly integrate them into our corporate culture, in order to drive performance.
Information Technology/Information Security
Can better inform the Board regarding technical risks and issues associated with information systems, upon which we are highly dependent, and associated technology in order to ensure our business continues to operate in an efficient and resilient manner.

Insurance Industry/ Financial Services	Experience in the insurance industry or financial services sector contributes to the Board's understanding of the distinct financial, legal and regulatory issues we regularly encounter as an insurance holding company with multiple insurance subsidiaries.
Investments	We manage a substantial portfolio of invested assets. A general understanding of investment management concepts is essential for overseeing our investment management activities.
Legal/Regulatory/Compliance	We operate in a heavily regulated environment in which compliance with applicable laws and regulations is necessary to enable our businesses to function. An understanding of our legal risks/obligations is crucial for the Board to be able to exercise its oversight role.
Marketing/Advertising	Marketing/advertising experience, including social media and digital marketing, can provide expertise directly relevant to us as a consumer-driven business and can help to ensure that our marketing and branding efforts are properly aligned with our long-term strategic objectives.
Other Public Company Board Service	Service on public company boards and committees provides valuable perspectives on good corporate governance practices and knowledge about key issues affecting public companies such as ours.
Sales Management	Enhances the Board’s ability to evaluate our sales programs and initiatives aimed at developing and maintaining our various sales distribution systems in order to grow sales and profits.
Strategic Planning	Valuable for offering guidance and oversight related to management's development of our long-term corporate strategy and for assessing the best approaches for implementing our strategic priorities.

    19                 GL 2025 Proxy Statement

Director Nominee Skills Matrix
While not an exhaustive list, the skills matrix below reflects some of the qualifications and attributes possessed by the Director Nominees that the Board believes are relevant to our business. Also listed are certain voluntarily self-identified demographic characteristics of the Director Nominees.

		Adams	Addison	Alexander	Alston	Blinn	Brannen	Cho	Darden	Jacobs	Rodriguez	Svoboda	Thigpen
Skills, Qualifications, and Attributes
	Accounting/Financial	•	•	•	•	•	•	•	•	•		•	•
	Business Operations	•	•	•	•	•	•	•	•	•	•	•	•
	Capital Markets	•	•		•	•	•		•	•		•
	CEO/Other High-Level Senior Mgt. Running Large Organizations	•	•	•	•	•	•	•	•	•	•	•	•
	Enterprise Risk Management	•	•	•	•	•	•	•	•	•		•	•
	Human Capital Management		•	•		•			•	•	•	•
	Information Technology/Information Security		•			•			•				•
	Insurance Industry/Financial Services	•	•	•	•	•	•	•	•	•		•	•
	Investments				•	•	•		•	•		•
	Legal/Regulatory/Compliance	•	•					•	•	•		•
	Marketing/Advertising		•	•	•		•		•				•
	Other Public Company Board Service	•	•	•		•	•	•			•		•
	Sales Management						•		•				•
	Strategic Planning	•	•	•	•	•	•	•	•	•	•	•	•
Demographic Background
	Tenure [Years]	0	7	12	7	3	3	2	2	0	2	2	7
	Age	61	73	73	58	63	62	58	54	64	66	63	65
	Gender [Male (M), Female (F)]	M	F	F	F	M	M	F	M	M	M	M	F
Race/Ethnicity	African American/Black				•
	Hispanic/Latino										•
	Caucasian/White	•	•	•		•	•		•	•		•	•
	Asian							•
Hawaiian, or Pacific Islander
Native American
Other
OTHER BUSINESS
The directors are not aware of any other matters which may properly be and are likely to be brought before the Annual Meeting. If any other proper matters are brought before the Annual Meeting, the persons named in the proxy, J. Matthew Darden and Frank M. Svoboda, will vote in accordance with their judgment on these matters.
    20                 GL 2025 Proxy Statement

EXECUTIVE OFFICERS
The following table shows certain information concerning each person deemed to be an executive officer of the Company, except those persons also serving as directors. Each executive officer is appointed by the Board of the Company or its subsidiaries annually and serves at the pleasure of that board. There are no arrangements or understandings between any executive officer and any other person pursuant to which the officer was selected.

Name	Current Age	Principal Occupation and Business Experience for the Past Five Years*
Jennifer A. Haworth	51	EVP and Chief Marketing Officer of Company since Jan. 2020; Division SVP, Marketing of Globe since Sept. 2019
Robert E. Hensley	57	EVP and Chief Investment Officer of Company since July 2021; Divisional SVP, Investments of American Income, Family Heritage, Globe, Liberty National and United American since Feb. 2021 (Vice President for Provident Investment Management LLC, Chattanooga, TN, Nov. 1999 - Nov. 2020)
Thomas P. Kalmbach	60	EVP and Chief Financial Officer of Company since Jan. 2023; President of Globe since Jan. 2023; President of Family Heritage since Apr. 2022 (EVP and Chief Actuary of Company Jan. 2019 - Dec. 2022)
Michael C. Majors	62
EVP, Policy Acquisition and Chief Strategy Officer of Company since Jan. 2023; President of United American since Mar. 2015 (EVP - Administration and Investor Relations of Company July 2018 -
Dec. 2022)

R. Brian Mitchell	61	EVP and General Counsel of Company since June 2012; Chief Risk Officer of Company since May 2017; President of American Income since Jan. 2023; President of Liberty National since July 2018
Dolores L. Skarjune	59	EVP and Chief Administrative Officer of Company since Jan. 2023; Divisional SVP, Administration of Family Heritage since June 2023; Divisional SVP, Sales and Administration of American Income, Globe, Liberty National, and United American since Sept. 2019 (Corporate SVP, Sales Administration of Company Jan. 2021 - Dec. 2022)
Christopher K. Tyler	51	EVP and Chief Information Officer of Company since June 2022 (Chief Information Officer of Magellan Health Feb. 2020 - May 2022)
Rebecca E. Zorn	53
EVP and Chief Talent Officer of Company since Jan. 2021; Divisional SVP and Chief Talent Officer of American Income, Family Heritage, Globe, Liberty National and United American since Sept. 2019 (Corporate SVP and Chief Talent Officer of Company Nov. 2019 - Dec. 2020)

*American Income, Family Heritage, Globe, Liberty National, and United American, as used in this Proxy Statement, refer to American Income Life Insurance Company, Family Heritage Life Insurance Company of America, Globe Life And Accident Insurance Company, Liberty National Life Insurance Company and United American Insurance Company, subsidiaries of the Company.
CORPORATE GOVERNANCE
Director Independence Determinations
The New York Stock Exchange (NYSE) rules require that the Company have a majority of independent directors. The rules provide that no director will qualify as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company and its subsidiaries, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board adopted the categorical standards prescribed by the NYSE as well as 12 additional categorical standards to assist it in making determinations of independence.
These independence standards are available on the Company’s website at https://investors.globelifeinsurance.com under the Board of Directors heading at Director Independence Criteria. You may also obtain a printed copy of the independence standards at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.
Based on these categorical standards and after evaluation of the directors’ responses to an annual questionnaire, the Governance and Nominating Committee makes recommendations to the Board of Directors regarding director independence. After review of the Committee's recommendations regarding director independence, the Board determined on February 26, 2025 that the following directors meet the categorical standards prescribed by the New York Stock Exchange and set by the Board, and are “independent”:

Matthew J. Adams	Mark A. Blinn	David A. Rodriguez
Linda L. Addison	James P. Brannen	Mary E. Thigpen
Marilyn A. Alexander	Alice S. Cho
Cheryl D. Alston	Philip M. Jacobs
The Board determined that J. Matthew Darden and Frank M. Svoboda (as Company employees) were not "independent.”
    21                 GL 2025 Proxy Statement

Leadership Structure

Management
Since June 1, 2012, the Company has successfully operated with two principal executive officers, most recently with J. Matthew Darden and Frank M. Svoboda serving as Co-Chief Executive Officers (“Co-CEOs”) of the Company since January 1, 2023.
While this leadership structure may be non-traditional and less common among the Company’s peers, the Board has determined that having Co-CEOs remains the most appropriate strategic leadership choice for the Company, as currently constituted. In appointing Messrs. Darden and Svoboda as Co-CEOs, the Board observed that such leadership structure has proven highly effective for the Company for more than a decade; allowing compatible, experienced executives with complementary skill sets to partner together to manage the complex and varied corporate functions attendant to our business. The Company does not have a President or Chief Operating Officer, opting instead for the Co-CEOs to perform the functions typically associated with such roles.
While both Co-CEOs are ultimately responsible for all aspects of the Company’s day-to-day business operations and jointly oversee the management of the Company, they have separated their duties in a manner designed to leverage the prior experience and expertise of each, while collaborating to set forth their strategic vision for the Company, consistent with guidance from the Board.
The Board believes this leadership structure allows for a valuable mix of backgrounds, expertise and perspectives at the Company’s most senior-level executive position, enabling more informed decision-making and enhanced business judgment by those principally charged with leading the organization into the future. The Board has determined that maintaining a Co-CEO structure, premised upon a shared commitment by both individuals to successfully execute the Company’s strategy, serves to best position the Company for continued growth and shareholder value creation.

Board of Directors
The Board does not have a fixed policy regarding the separation of the Board Chair and Chief Executive Officer (CEO) positions. It is the Board's position that such determination should be part of the regular succession planning process and should be made based on the best interests of the Company at a given time. The Company currently operates with the roles of the Board Chair and CEO combined, believing that it provides the appropriate level of corporate governance for shareholders, policyholders, regulators and our other constituent groups.
Although the Board is not currently chaired by an independent director, the Company's Corporate Governance Guidelines provide for the position of a lead independent director (Lead Director) and define the qualifications and duties of that Lead Director. The Board has conducted frequent executive sessions of only the independent directors for a number of years, with all of such executive sessions presided over by the Lead Director. As set forth in the Corporate Governance Guidelines, the Lead Director is elected annually by and from the independent directors then serving on the Board; provided, however, that a director must have served a minimum of one year in order to qualify for election as the Lead Director and that a person may not serve as the Lead Director for more than three one-year terms in succession without express agreement of the Board.

    22                 GL 2025 Proxy Statement

The Lead Director has duties which include, but are not limited to, the following:

Lead Director Duties
•	Acting as the principal liaison between the independent directors and the Board Chair(s) and facilitating the flow of quality and timely information between the independent directors and Company management
•	Identifying important issues for Board consideration and coordinating preparation for Board meetings and executive sessions of the Board, including approval of meeting agendas and schedules to assure adequate time for discussion
•	Ensuring that directors are encouraged to share their viewpoints and raise questions at Board meetings, facilitating discussion around core issues and helping to achieve consensus
•	Leading executive sessions of the Board that encourage open and candid conversations and provide useful feedback for the Board Chair(s)
•	Leading Board meetings if the Board Chair(s) is/are not present
•	Assisting the Committee Chairs and individual Board members in fulfilling their roles and responsibilities, upon request
•	Working with the Governance and Nominating Committee to ensure that a strong executive development and succession planning process operates continuously in the Company and that independent Board members are fully informed of the process and properly fulfill their roles
•	Leading the Board through the Co-CEO/Chair succession planning process, including overall timing and candidate identification, selection and leadership transition
•	Working with the Governance and Nominating Committee to ensure that: (1) a robust Board and individual director evaluation process occurs regularly; (2) underperforming directors, if any, are identified and offered assistance for improvement; and (3) the Board has the appropriate set of skills and experiences to fulfill its responsibilities
•	Approving retention of Board consultants, except consultants explicitly retained pursuant to Committee responsibilities
•	Calling special purpose meetings of the independent directors
•	Being available for consultation and communication with shareholders upon request of the Board Chair(s)
•	Assisting in a crisis situation by coordinating communication with the Board and providing other assistance as requested by management
•	Performing other duties consistent with the Lead Director role as requested by the Board or management
Should the Lead Director be unable to meet any of the responsibilities of the position, the independent members of the Board may select one or more of the other independent members to fulfill those responsibilities as they determine to be necessary until the Lead Director is able to do so, or until another Lead Director is elected.
Linda L. Addison was elected as Lead Director to serve for a term beginning in April 2024 and expiring April 24, 2025. On February 26, 2025, the independent members of the Board determined that, upon the completion of such term, Ms. Addison would continue to serve as Lead Director until the close of the 2026 Annual Meeting of Shareholders.
Board Oversight of Strategy
A key responsibility of the Board is the oversight of management’s development and execution of the Company’s strategy. The Board’s oversight of strategy is a continuous process in which elements of the strategy are discussed at each regularly-scheduled Board meeting. Annually, the Board and management engage in a discussion regarding the Company’s long-term strategy, operational priorities and annual operating plan.
The Company’s strategic plan establishes priorities, aligns resources and ensures the organization is working toward common goals. The strategic plan includes an assessment of the competitive environment and details the operational priorities necessary to increase shareholder value while successfully managing risk.
The Board reviews the Company’s primary objectives for attaining short and long-term success, including financial and operational goals. The Board assesses management’s progress in achieving objectives, through discussion of strategic business activities and performance measures. The Company’s risk management program (including ERM and Sustainability topics) is also evaluated by the Board. The varied skills and experiences of the Board members are essential to the Board’s ability to meet its strategic planning oversight responsibility, including monitoring and providing guidance related to management’s execution of the Company’s business strategy.
Board Oversight of Risk
The Company’s Board is committed to a corporate culture that aligns day-to-day decision making with risk awareness and helps assure that the Company’s long-term strategic initiatives are consistent with its risk appetite.
    23                 GL 2025 Proxy Statement

As a part of its general oversight responsibilities, the Board has determined that overall responsibility for overseeing enterprise risk management at the Company rests with the full Board of Directors as opposed to any specific Board-level committee. The Board recognizes the importance of identifying, assessing and monitoring risks that may have a material adverse effect on the Company, including operational, financial, compliance/legal and strategic risks. In fulfilling its risk oversight function, the Board has delegated certain oversight responsibilities to its three standing committees – Audit Committee, Compensation Committee, and Governance and Nominating Committee – who assist the Board by monitoring and evaluating risks that fall within their respective purviews and overseeing management’s implementation of associated mitigation activities. Although the Board has delegated certain oversight responsibilities to its standing committees, these committees regularly report to the Board on specified risk areas, and the Board maintains primary responsibility for risk oversight. The organization's most significant risks are assessed and reported to the full Board on an annual basis, as well as to the applicable standing committee(s) as necessary. The Audit Committee receives a quarterly risk report from the Chief Risk Officer, which includes results from recently conducted risk assessments. The "Emerging Risk Assessment" and "Core Risk Assessments" for the Company's top risks are conducted annually and the results are reported to the Audit Committee and, subsequently, to the full Board.
Risk Oversight Responsibilities

Board of Directors
•Strategic Planning & Resource Allocation Risk •Credit Risk •Capital Risk •Financial Market Risk •Market Dynamics Risk	•IT & Systems Risk •Reputation & Communications Risk •Distribution Risk	•Business Resiliency Risk •Third-Party Risk •Key Relationship Management Risk

Audit Committee	Compensation Committee	Governance and Nominating Committee
•Financial Reporting Risk •Tax Risk •Legal Risk •Compliance Risk •Insurance Product Risk •Asset-Liability Matching Risk •Information Security Risk •Fraud Risk •Data Governance Risk	•Talent Risk (including Compensation and Benefits Risk and Incentive Risk)	•Health & Safety Risk •Governance Risk •Talent Risk
The Board oversees risk, in part, by regularly monitoring, receiving and reviewing written and oral reports from and interacting with a senior management level Enterprise Risk Management (ERM) Committee chaired by the Company’s Chief Risk Officer. The Chair of the Audit Committee serves as the Board’s official liaison to the ERM Committee and attends its quarterly meetings as a non-voting member. Other Board members may attend such meetings and submit matters and issues to be considered and reported on by the ERM Committee.
Each of the Company’s insurance subsidiaries has a Subsidiary Risk Committee that provides information on key risks to the ERM Committee. These committees are responsible for implementing the Company’s ERM framework, maintaining a culture of risk management, and establishing risk-related policies and procedures at each subsidiary.
The Company's ERM Department aids the ERM Committee’s efforts to identify, assess and prioritize the Company’s most significant risks, while working directly with "risk owners" on their mitigation, monitoring and reporting of such risks. This Department also supports the Company’s operational business units in evaluating and managing risk in their respective areas through facilitation of a variety of annual risk assessments. The "Emerging Risk Assessment" process begins with the ERM Department compiling emerging risk data from industry resources, then conducting workshops with leaders at various levels of management to discuss and identify the Company's top emerging risks. The results and proposed action plans are discussed with the ERM Committee and then shared with the Audit Committee. As other emerging risks are identified throughout the year, they are discussed with the ERM Committee on an as-needed basis. The ERM Department also coordinates the "Core Risk Assessment" process, which begins by hosting workshops with leaders at various levels of management to identify the most significant (or “core”) risks to the organization. Each of the core risks is scoped into the risk assessment process with risk owners, or relevant third parties if deemed necessary, to determine risk scenarios and associated risk ratings, existing and planned mitigation, key risk metrics, sustainability risk relationships, and reputational risk relationships. The risk assessments include collaboration with other internal departments principally focused on risk management as well as the department with primary responsibility for strategic planning. The core risks are also assessed in relation to
    24                 GL 2025 Proxy Statement

the Company’s strategic priorities and objectives. The risk assessment results are reported to the Board at least annually to obtain their insight and guidance.
Risk Assessment Process
The Company also has a Chief Compliance Officer who oversees the Regulatory Compliance Department, which is charged with tracking, reviewing and interpreting state, federal and international laws and regulations relevant to the Company's business operations. Through active management of periodic regulatory examinations of the Company's insurance subsidiaries, this department is well-positioned to identify regulatory risks that may need to be brought to the attention of the ERM Committee.
The Company has an Operational Risk Committee (formerly the "Security Risk Committee"), a sub-committee of the ERM Committee, that is chaired by the Chief Security Officer. This committee supports the ERM Committee's efforts, and in turn, the Board's efforts, to establish and authorize strategies for managing compliance and operational risks, in accordance with applicable legal and regulatory requirements and in alignment with the Company's business and strategic needs. Part of the committee's responsibilities include reviewing and evaluating risks associated with the confidentiality, integrity, availability and resiliency of critical business systems and sensitive customer and Company data.
The Board believes the Company’s risk reporting structure, as discussed herein and illustrated in the following graphic, serves to ensure that the Board, its standing committees, and management maintain the communication and understanding necessary to cultivate a corporate culture in which risk awareness is pervasive and integral to management’s efforts to achieve the Company’s short-term operational and long-term strategic objectives.
Risk Reporting Structure
More information on the risks facing the Company may be found in Item 1A. Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as updated by subsequent SEC filings made by the Company.
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Board Oversight of Cybersecurity Risk
The Board considers information security to be an enterprise-wide risk management issue and oversees material information security risks through the Audit Committee. The Company’s General Counsel and Chief Risk Officer, who chairs the ERM Committee, oversees the Company-wide ERM Program and execution of the Company's risk strategy, including cybersecurity risk. The Chief Information Security Officer (CISO), who reports to the General Counsel, spearheads the Company's efforts with respect to information security strategy, governance, risk and incident management. The Operational Risk Committee also provides executive-level direction with respect to implementation of the Company’s Information Security program.
The Audit Committee of the Board of Directors is briefed by the CISO at least on a quarterly basis. These quarterly briefings focus on relevant cybersecurity issues, including compliance with applicable regulations and current or planned changes to such regulations, an overview of current cyber threats, risk management activities, and discussion of cyber incident investigations that warrant the attention of the Board. The CISO also provides a quarterly update to the full Board on changes in cybersecurity, top threats facing the Company, key risks and mitigation efforts, and any material cybersecurity incidents. On a quarterly basis, the Chair of the Audit Committee updates the full Board on any information security topics brought before the Audit Committee.
Board Oversight of Sustainability
As part of their responsibility for overseeing the Company’s corporate strategy and approach to enterprise risk management, the Board and its standing committees monitor and guide management’s implementation of sustainability initiatives. The Board has emphasized the importance of considering environmental, social and governance ("ESG") factors when management develops and implements the Company’s strategic objectives, underscoring the need to ensure the sustainability of the Company and its business operations and to create long-term value for its shareholders and other stakeholders. To ensure adequate Board-level attention is devoted to relevant ESG-related issues, the Board’s standing committees have assumed oversight of specific ESG topics that fall within their respective areas of responsibility, as described below.
To enable the Company to appropriately respond to ESG-related risks and opportunities, the Board and its committees regularly engage with senior management on such issues. Recent discussions have centered on topics such as: data privacy; cybersecurity; executive compensation; corporate culture; employee engagement; employee health and wellness; talent acquisition and development; succession planning; risks associated with the Company's information assets; investment portfolio risks; regulatory developments; and other considerations, as further discussed under Sustainable Business Practices.
The Company's independent Lead Director has earned the Climate Leadership Certificate from Diligent Corporation, which is an asset in facilitating discussions at the Board level to address climate-related issues.
The Company has a Sustainability Committee, a sub-committee of the ERM Committee, comprised of a cross-functional group of key leaders and internal subject matter experts. The Sustainability Committee typically meets quarterly and reports its activities regularly to the ERM Committee. The Company's Chief Risk Officer and Chair of the ERM Committee, in turn, provides quarterly updates to the Board with respect to risk-related topics and initiatives, including those that are ESG-related.
The Company has a formal sustainability function (the "Sustainability team") within the Compliance and Risk department, in support of the Company's ongoing commitment to embed ESG considerations into its business decision-making and risk management processes. The Sustainability team is responsible for helping to facilitate the Company’s Sustainability strategy and initiatives consistent with guidance provided by the Sustainability Committee and the Board. The Sustainability team also supports efforts to enhance the Company's ESG disclosures.
The Company’s Sustainability reporting structure to the Board is illustrated below. This structure is designed to allow for Board oversight of Sustainability-related issues that are material to the Company, and facilitates the open communication and informed guidance necessary for diligent consideration and risk mitigation of ESG issues.
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Sustainability Reporting Structure

Board of Directors
Audit Committee
• Enterprise Risk Management
• Data Privacy and Cybersecurity
• Financial Accountability and Transparency
• Climate Change Impact on Financial Risks
Compensation Committee
• Compensation and Benefits
• Executive Compensation
• Pay Equity
• Inclusion
Governance and Nominating Committee
• Board/Committee Composition
• Employee Health, Safety, and Wellness
• Corporate Culture and Employee Engagement
• Employee Learning and Development
• Leadership Development and Succession
• Inclusion
• Human Rights
• Ethical Business Practices
ERM Committee
Sustainability Committee

Governance Guidelines and Codes of Ethics
The Company has adopted Corporate Governance Guidelines, a Code of Ethics for the Co-CEOs and Senior Financial Officers, and a Code of Business Conduct and Ethics for its directors, officers, employees and contractors, all of which comply with the requirements of securities law, applicable regulations and New York Stock Exchange rules. These documents are available on the Company’s website at https://investors.globelifeinsurance.com under the Corporate Governance heading. Printed copies of these documents may be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.
Insider Trading Policy
The Company has adopted an Insider Trading Policy that governs the purchase, sale, or other disposition of the Company’s securities by directors, officers, employees and contractors of the Company and its subsidiaries. The Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and the NYSE Listing Standards. A copy of the policy is available on the Company’s website at https://investors.globelifeinsurance.com under the Corporate Governance heading.
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Shareholder Engagement

We recognize that open and steady communication with our shareholders can allow us to better understand and remain responsive to the issues they prioritize and to gain valuable feedback on our corporate governance, performance and strategic initiatives.
Our Investor Relations team routinely communicates with shareholders and investment analysts throughout the year. In addition, the Investor Relations team and senior executives (typically the Company’s Co-CEOs and Chief Financial Officer (CFO)) frequently engage with shareholders and investment analysts through meetings and investor conferences. Conversations primarily focus on financial and operating performance, capital management and corporate strategy.
In an effort to ensure that we engaged with or offered to engage with our top shareholders during the year, we reached out in the fourth quarter of 2024 to those of our top 25 shareholders with whom we had not met with during 2024.
The top 25 represented approximately 57% of the Company’s total outstanding shares. Five investors declined our offer to engage, and we had meaningful discussions with three shareholders who expressed an interest in speaking with us.

The Investor Relations
team maintains an open
line of communication with Company shareholders
and members of the financial community to discuss and solicit feedback on Company performance, strategy and other initiatives.

Information about our outreach efforts and the feedback received from our investors was subsequently shared with the Company’s Board of Directors for its consideration.
Communications with the Board of Directors
Security holders of the Company and other interested parties may communicate with the full Board of Directors, the Lead Director, the independent directors, or a specific director or directors by writing to them in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.
Executive Sessions of the Board
The Company’s independent directors meet in regularly-scheduled executive sessions without any participation by Company officers or employee directors. These executive sessions have typically been held either before or after the Board’s regularly-scheduled physical meetings. The Lead Director presided over each of such executive sessions during 2024. If that director had not been present, another independent director would have been chosen by the independent directors to preside.
Additional executive sessions can be scheduled at the request of the independent directors.
Board and Annual Shareholder Meeting Attendance
During 2024, the Board held four physical meetings and acted three times by unanimous written consent. In 2024, all of the directors attended at least 75% of the meetings of the Board and the committees on which they served.
Additionally, the Co-CEOs provided the independent Board members with updates via videoconference four times during 2024.
The Company has a long-standing policy that the members of its Board be present at the Annual Meeting of Shareholders, unless they have an emergency, illness or an unavoidable conflict. At the April 25, 2024 Annual Meeting of Shareholders, all of the directors were present.
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Committees of the Board of Directors
The Board has the following standing committees more fully described below: Audit, Compensation, and Governance and Nominating. The Board may also, from time to time, establish additional special committees. In August 2024, the Pricing Committee, a special committee established by the Board comprised of Messrs. Blinn, Brannen, Darden, Johnson and Svoboda, and Ms. Alston, met via videoconference to determine the terms and provisions of the Company's offering of $450,000,000 of 5.850% Senior Notes due 2034.
The Board's Audit, Compensation, and Governance and Nominating Committees are currently comprised of the following members, each of whom is independent under the applicable rules and regulations of the SEC, the NYSE, and Section 16 of the Securities Exchange Act of 1934:

Board Committees
Director	Audit Committee	Compensation Committee	Governance and Nominating Committee
Matthew J. Adams
Linda L. Addison (L)
Marilyn A. Alexander
Cheryl D. Alston
Mark A. Blinn
James P. Brannen
Alice S. Cho
Philip M. Jacobs
Steven P. Johnson[1]
David A. Rodriguez
Mary E. Thigpen
Number of Meetings Held in 2024[2]	12	5	4

(L) - Lead Director; - Chair; - Member
[1] Scheduled to retire from the Board at the Annual Meeting on April 24, 2025.
[2] The Audit Committee held 4 physical meetings, 3 videoconference meetings, and 5 teleconference meetings in 2024; the Compensation Committee held 5 physical meetings in 2024; and the Governance and Nominating Committee held 4 physical meetings in 2024.

Each of the Board's Audit, Compensation, and Governance and Nominating Committees has a written charter, which is reviewed annually and updated as necessary. Copies of the committee charters are posted on the Company's website at https://investors.globelifeinsurance.com under the Board of Directors heading at Board Committees. You may also obtain a printed copy of any of these committee charters at no charge by writing the office of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.
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	Audit Committee			Number of Meetings in 2024: 12
Mary E. Thigpen Chair	Matthew J. Adams Member	Alice S. Cho Member	Philip M. Jacobs Member	Steven P. Johnson Member

•Reviews and discusses with management and the independent registered public accounting firm the Company’s audited financial statements and quarterly financial statements prior to filing, the Company’s earnings press releases and financial information and earnings guidance, and the Company’s policies for financial risk assessment and management;
•Selects, appoints, reviews and, if necessary, discharges the independent auditors;
•Reviews the scope of the independent auditors’ audit plan and pre-approves audit and non-audit services;
•Reviews the adequacy of the Company’s system of internal controls over financial reporting;
•Periodically reviews pending litigation and regulatory matters;
•Reviews the performance of the Company’s internal audit function;
•Reviews related party disclosures to assure they are adequately disclosed in the Company’s financial statements and other SEC filings;
•Reviews and appropriately treats complaints and concerns regarding accounting, internal accounting controls or auditing matters pursuant to a confidential “whistleblower” policy;

•Discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;
•Monitors and periodically reports to the Board regarding management’s enterprise risk management processes;
•Meets with the Company’s independent auditors and internal auditors both with and without management present at each of its regular quarterly meetings;
•Evaluates the Company’s internal auditors and performs an annual evaluation of the independent auditor utilizing the external auditor evaluation tool developed by the Center for Audit Quality and several other governance organizations;
•Reviews information security and technology risks and provides guidance to management with respect to information security and privacy policies; and
•Annually reviews an inventory of the Company's compensation programs, plans and practices for all employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to incent risk behavior that would materially adversely impact the Company's financial statements and financial reporting.

Compensation Committee			Number of Meetings in 2024: 5
Cheryl D. Alston Chair	Marilyn A. Alexander Member	Mark A. Blinn Member

•Determines the Company's stated general compensation philosophy and strategy;
•Reviews and determines the compensation of senior management of the Company and its subsidiaries at certain levels, including establishing goals and objectives for the Co-CEOs’ compensation, evaluating each Co-CEO’s performance in light thereof, and recommending their total compensation to the independent directors for their approval;
•Establishes the annual bonus pool;
•Administers the Company’s Management Incentive Plan and stock incentive plans;
•Makes recommendations to the Board with respect to executive compensation, incentive compensation plans and equity-based plans;
•Reviews and recommends to the Board non-management director compensation;

•Reviews and discusses with Company management the Compensation Discussion and Analysis section and recommends to the Board that it be included in the annual Proxy Statement; and
•Oversees preparation of the Compensation Committee Report in the annual Proxy Statement.
The Compensation Committee is authorized to retain its own independent compensation consultant. The Compensation Committee receives input and recommendations from the Co-CEOs and other members of Company management on compensation matters, as more fully described in the Compensation Discussion and Analysis section of this Proxy Statement, and delegates day-to-day administrative functions for implementation of its compensation decisions and programs to Company officers.

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Governance and Nominating Committee			Number of Meetings in 2024: 4
James P. Brannen Chair	Linda L. Addison Member	David A. Rodriguez Member

•Receives and evaluates qualifications of potential director candidates;
•Identifies individuals qualified to become Board members consistent with criteria set by the Board and recommends director nominees to the Board;
•Reviews, assesses and recommends to the Board an 'independence' determination with respect to each of the directors for purposes of Board membership (or committee membership, where applicable);
•Recommends the directors to be appointed to Board committees, the committee chairs and the Lead Director;
•Develops and recommends to the Board a set of governance guidelines and codes of business conduct and ethics for the Company;
•Monitors and annually evaluates how effectively the Board and Company have implemented the Governance Guidelines;
•Assesses and monitors, throughout the organization, issues related to the Company's corporate governance risk, corporate culture risk and human capital risk;
•Oversees the development and monitors the implementation of succession planning, both long term and emergency, for the Board, the Co-CEOs and executive management; and

•Oversees evaluations of the performance of the Board, individual Board members, Board committees, and the Co-CEOs, as coordinated by the Lead Director.
The Governance and Nominating Committee will receive, evaluate, and consider the names and qualifications of any potential director candidates from all sources, including shareholders of the Company. Recommendations of potential director candidates and supporting material may be directed to the Governance and Nominating Committee in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070. Additionally, any Company shareholder entitled to vote at a shareholder meeting at which election of directors will be considered may use the director nomination procedures contained in Article III, Section 2 of the Company’s By-laws. The Company has also adopted proxy access, as set forth in Article III, Section 3 of the Company's By-laws. These procedures are described more fully in Procedures for Director Nominations by Shareholders of this Proxy Statement.

Risk Assessment of Compensation Policies and Practices
The Compensation Committee, with input from its independent compensation consultant, has reviewed an inventory of the Company’s compensation programs, plans and practices applicable to all of its employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to incent risks which are “reasonably likely to have a material adverse effect” on the Company. As a result of this process, the Compensation Committee has concluded and informed the Board that any risks arising from these programs, plans and practices are not reasonably likely to have a material adverse effect on the Company.
In connection with its evaluation of risks which may rise to the level of impacting the Company’s financial statements and financial reporting, the Audit Committee also has considered the Company’s employee compensation programs, plans and practices to ascertain if they serve to incent risk-taking behavior impacting the Company’s financial statements and financial reporting. In the course of this examination, the Audit Committee has determined that there were no compensation risks which would rise to the level of materially adversely impacting the Company’s financial statements and financial reporting.
Succession Planning and Leadership Development
The Board is responsible, with the assistance of the Governance and Nominating Committee, for the succession planning process for director, Board Chair and Chief Executive Officer (CEO) positions. Succession planning for directors is a principal focus of the Governance and Nominating Committee as well as the full Board. As the basis for beginning the director succession process, the Governance and Nominating Committee uses the standards for director independence set forth by the NYSE and the additional categorical standards adopted by the Board, the director qualification standards in the Corporate Governance Guidelines, and the Board-adopted statements on Qualifications of Directors and Procedures for Identifying and Evaluating Director Candidates. The Governance and Nominating Committee and the Board conduct extensive discussions regarding the qualities and characteristics to be sought in a successor to a departing director or in a nominee to fill a newly-created directorship. They evaluate potential director candidates from all sources, including shareholders and other security holders of the Company, working to develop a broad-based, inclusive pool of potential director candidates and may retain consultants or
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professional director search firms to assist them in the process. After compiling a list of potential director candidates, a search committee comprised of the Lead Director, the Co-CEOs, and at least one member of the Governance and Nominating Committee, along with other directors, meets with these candidates and makes recommendations for successor or new directors to the Governance and Nominating Committee and the full Board for decision.
The Board also reviews and regularly discusses with the Co-CEOs potential candidates which the Co-CEOs have identified from among senior management as possible successors for the CEO position. The Board and the Co-CEOs also have the authority to examine persons outside of the Company as a part of the process to ultimately select a successor to a CEO. The Board may elect to retain outside professionals, including consultants or search firms, to assist in the CEO succession planning process. Candidates to succeed a CEO upon the CEO's retirement are considered and, after discussion at the Board level, a successor to the CEO is determined. The Board has also adopted a written Emergency Succession Plan for an absence event involving one or both of the Co-CEOs that is reviewed at least annually by the Governance and Nominating Committee and periodically discussed by the full Board.
A similar process is followed by the Co-CEOs, consulting with senior management, to identify successors for key positions, such as CFO, Chief Investment Officer, Chief Actuary, General Counsel, Chief Information Officer, Chief Strategy Officer, Chief Administrative Officer, Chief Talent Officer, Chief Accounting Officer, Chief Marketing Officer and the leaders of the sales divisions of the principal insurance subsidiaries.
The Company has worked, using both internal and external resources, to integrate succession planning with leadership development in an effort to ensure that high-potential employees obtain the experience, skills and development opportunities necessary to assume, and succeed in, future leadership roles at the Company. These efforts include a robust leadership development program consisting of four learning tracks for new leaders, established leaders, and high-potential leaders. The leadership development program targets key competencies and performance indicators identified as critical to success for leaders across the organization. Programming includes self-directed courses, internal instructor-led sessions, and external partner workshops from higher education institutions such as Southern Methodist University. In 2024, succession planning and leadership development at all levels of management at the Company and its subsidiaries, as well as at the Board of Directors, remained a focus.
Qualifications of Directors
The Governance and Nominating Committee and the Board have adopted a statement on Qualifications of Directors containing factors which should, at a minimum, be considered in the nomination or appointment of Board members:

Qualifications of Directors

- Integrity
- Available Time
- Absence of Conflicts of Interest
- Age
- Achievement/Experience
- Independence
- Business Understanding
- Diversity
- Oversight
- Length of Service

The Company's Corporate Governance Guidelines also discuss the following director qualification standards:

- Board Membership Criteria
- Size of the Board
- Director Terms
- Retirement Age and Tenure Policy
- Selection of Chairman of the Board

Board Diversity
A diverse, effective and experienced Board of Directors is key to the Company's governance and business success. One of the factors considered by the Board in the nomination or appointment of directors, as set out in the Board-
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adopted statement on Qualifications of Directors, addresses diversity. The Company does not have representational directors; the director nomination and selection process involves consideration of the Board as a collective group. The Board as an entirety should reflect appropriate diversity, and such diversity encompasses a wide range of personal and professional experiences, backgrounds, skill sets, age, gender, race, national origin and other demographic characteristics. The Governance and Nominating Committee has the primary responsibility to see that this and all of the other Qualifications of Directors are considered. As a part of the annual self-evaluation process, one of a number of factors the Board and the Governance and Nominating Committee consider is whether the Board as a whole reflects appropriate diversity. In evaluating potential director candidates, the Governance and Nominating Committee also examines broadly-defined diversity in identifying and recommending director nominees.
More information regarding the Company's director qualification standards may be found on the Investors page of the Company's website under the Board of Directors heading at Qualifications of Directors. The information contained on, or that can be accessed through, our website is not incorporated by reference into this Proxy Statement or considered to be part of this document.
Director Identification and Evaluation Procedures
The Governance and Nominating Committee and the Board utilize the following procedures for identifying and evaluating director candidates, based in part on their evaluations of the skills matrix, included in the Director Nominee Skills and Qualifications section of this Proxy Statement, and an assessment of the skills and attributes considered most beneficial to furthering the Company's governance and strategy:

Board Identification of a Need	Initiation of Search	Consideration by Governance and Nomination Committee

The Board identifies the need to add a new Board member meeting certain criteria, or to fill a vacancy on the Board.

The Governance and Nominating Committee initiates a broad-based, inclusive search, seeking input from other Board members and senior management, and may engage a professional search firm or other consultants to assist in identifying potential director candidates, if necessary.
		Candidates who satisfy any specified criteria and otherwise qualify for membership on the Board are identified and presented to the Governance and Nominating Committee for consideration.
1	2	3

6	5	4
The Governance and Nominating Committee seeks full Board endorsement of selected candidate(s).	The Governance and Nominating Committee meets to consider and approve final candidates.	The Lead Director, the Co-CEOs and at least one member of the Governance and Nominating Committee, along with other directors, interview prospective candidates.

Board Approval of Selected Candidate(s)	Committee Approval of Final Candidates	Interview Process
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Procedures for Director Nominations by Shareholders
Article III, Section 2 of the Company’s By-laws provides for procedures pursuant to which Company shareholders may nominate candidates for election as a director of the Company. To provide timely notice of a director nomination for an annual meeting of shareholders, the shareholder's notice must be received at the principal offices of the Company (3700 South Stonebridge Drive, McKinney, Texas 75070) not later than the close of business on the 75th day or earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting and must contain the information specified in the Company's By-laws.
Article III, Section 3 of the Company's By-laws includes a proxy access provision, pursuant to which an eligible shareholder (or group of shareholders) may nominate and include in our proxy materials a prescribed number of director nominees, subject to such shareholder(s) and the nominee(s) meeting the requirements set forth in our By-laws. Notice of proxy access director nominees must be delivered to or mailed and received by the Corporate Secretary at the principal offices of the Company not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the date that the Company first distributed its proxy statement to shareholders for the preceding year's annual meeting.
In addition to satisfying the foregoing requirements under our By-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than February 23, 2026.
You may find the Company’s By-laws on the Company’s website at https://investors.globelifeinsurance.com under the Corporate Governance heading. Printed copies of the By-laws may also be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.
Sustainable Business Practices
The Board and management believe that sustainable business practices are an important component of both good corporate citizenship and sound fiscal management, as well as a key driver of long-term success. Our primary focus with respect to sustainability includes:

Human Capital Management	Corporate Culture and Engagement	Data Protection and Cybersecurity	Operational Efficiency and Transparent Sustainability Reporting and Disclosure
We continue to advance our sustainable business practices by further enhancing our sustainability strategy and disclosures. To this end, we have substantially aligned our sustainability disclosures with Sustainability Accounting Standards Board (SASB) standards and Task Force on Climate-related Financial Disclosures (TCFD) recommendations. A materiality assessment, completed in 2022, serves as a foundational element to our approach and has helped to facilitate an understanding of the sustainability-related topics that are most important to our Company and are likely to drive long-term performance. Our consideration of these key areas of potential impact, risk, and opportunity help to inform our business decisions and risk management processes. Additional information on our efforts to enhance our sustainability strategy may be found in our Sustainability Report, which is posted on the Investors page of the Company's website. The information contained on or that can be accessed through our website, including our Sustainability Report, is not incorporated by reference into this Proxy Statement or considered to be part of this document.

Human Capital Management
The Board believes effective human capital management is essential to attracting, motivating, rewarding, and retaining the key talent necessary to successfully execute on our business strategy and to maintain sustainable
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business operations. To this end, the Board oversees management’s development and implementation of the Company’s strategy with respect to its people, culture and community. Management periodically reports to the Board and Board-level committees on human capital-related issues. We endeavor to cultivate and maintain an environment that allows our employees and independent sales agents to thrive by creating community, recognizing and celebrating accomplishments, and encouraging well-being.
We believe in continuous learning and seek to provide opportunities for our employees to further their professional development. We have developed a robust multi-track learning ecosystem to guide and foster talent development for the Company’s next generation of leaders. We also offer a diverse slate of courses with options for personal and professional development on a variety of topics ranging from courageous conversations to technical training. The curriculum catalog includes self-directed as well as instructor-led courses in formats catering to in-person and hybrid employees. An education assistance program is also offered to encourage employee growth in areas related to their current responsibilities and career aspirations.
To support our employees’ development, employees and managers participate in an annual performance review process. We believe that performance reviews align an employee’s role and responsibilities with the Company’s larger vision. Employees are also asked to set measurable goals on a yearly basis together with their manager. We work to integrate succession planning and talent development throughout all levels of the organization to facilitate the growth of the Company’s next generation of leaders.
We strive to provide a safe and healthy work environment. The Company prescribes certain safety and health rules and practices, reminding employees of their responsibility to report accidents, injuries and unsafe equipment, practices or conditions. Employees are also furnished with tools and training providing information to help enable them to safely engage with co-workers, customers and third parties.
In support of the physical, financial and emotional well-being of our employees, we offer a comprehensive employee benefits package that includes competitive monetary benefits inclusive of a 401(k) and/or pension benefits, paid-time-off (based on years of service), health insurance, dental and vision insurance, an employee assistance program, health savings and flexible spending accounts, family leave, and tuition assistance. We also recognize that allowing our employees time away from work to relax and tend to personal matters is critical to maintaining their exceptional performance. As such, we offer various benefits designed to ensure our employees have the opportunity to live balanced lives. We also have adopted various time-off and leave policies, and provide our employees with flexible connections, schedules and locations, as appropriate. We believe that maintaining and strengthening the physical and mental health of our workforce will drive resilience and excellence in our operations.

Corporate Culture and Engagement
We are focused on fostering a culture that is inclusive and attractive for all of our employees and independent sales agents, and in which individual voices are heard and workers are recognized, celebrated and empowered, while being valued as assets for business growth. We are committed to maintaining a business atmosphere and working environment based on honesty, fair dealing and sound business ethics. We believe in the importance of maintaining a culture of accountability by clearly specifying expectations and standards for our employees.
Biennially, we conduct a confidential employee engagement survey (most recently conducted in 2023) to give our employees the opportunity to provide input about their experiences with the Company, including but not limited to, confidence in the Company and its leadership, competitiveness of our compensation and benefit package, and departmental relationships. We utilize the survey results to identify opportunities for improvement and to create action plans based on employee feedback.
We believe an inclusive culture is necessary to unlock the potential of our workforce, including increased innovation and insight from differences in thought, background and experiences. We work hard to provide an inclusive and welcoming work environment – one that ensures that employment, promotion, workplace advancement decisions, and agent contracting decisions are based solely on an individual’s abilities and qualifications. We recognize the importance of increasing organizational awareness about all aspects of inclusivity. In 2024, the Company continued its series of heritage-based forums, workshops and communications to raise awareness of the nature and value of inclusivity in our complex, modern work environment and highlight the importance of providing a safe space to teach and learn about the cultural history that is important to our employees. To this end, during the year, we acknowledged a number of notable cultural months, including Black History Month, Women’s History Month, Arab American Heritage Month, Asian American and Pacific Islander Heritage Month, Pride Month, National Hispanic Heritage Month, and Native American History Month.
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Our enterprise-wide inclusivity programming called Mosaic@Globe Life continues to support a corporate culture in which everyone feels safe to be their authentic selves. Through Mosaic@Globe Life, employees are empowered to join or establish voluntary, employee-led groups called Employee Resource Groups (ERGs). ERGs can help engage and retain employees, while offering mentoring and development opportunities. ERG members gather to discuss and share experiences and resources centered around a common interest, experience, or trait. Additionally, the Company has continued its Mosaic@Globe Life Leadership Development Program, a six-week learning experience. This voluntary program equips leaders with tools and support as they expand their ability to identify and mitigate bias, respect differences, build empathetic relationships, proactively identify potential areas of conflict, and bring out the best in others. The program enables its graduates, referred to as Mosaic@Globe Life Coaches, to become more effective leaders, drive change, and develop a culture of increased openness, respect for differences, and understanding.
The Company offers various types of voluntary training for employees. Topics include, but are not limited to, workplace inclusion, improving group dynamics, dimensions of culture, emotional intelligence, and empathy. In addition, our Learn@Globe Life Portal course catalog currently features 51 training courses, including on-demand and in-class learning opportunities, within the Mosaic@Globe Life category.
Our purpose-driven mission is to help families Make Tomorrow Better by working to protect their financial future. We are committed to supporting the communities where we live, work and visit, and serve. We proudly partner with non-profit organizations that support youth and family, veterans and military, education, health and seniors. Within these areas of focus, the non-profit organizations we partner with aid underserved communities, individuals facing food insecurity, at-risk youth and health advocacy. The Company, our employees and agency offices collectively donated $7.1 million in 2024.
We supported Arizona, Florida, Georgia, Kansas, Mississippi, South Dakota and Virginia tax credit scholarship programs. Our contribution of $4.8 million to these programs helped fund scholarships that provide access to specialized educational services and resources.
Our employees are encouraged to get involved. In 2024, volunteer employee groups served:
•Rebuilding Together
•The National Breast Cancer Foundation, Inc.
•Meals on Wheels
•North Texas Food Bank
•Letters Against Isolation
•The American Heart Association
•Special Olympics
To engage our employees in charitable giving, the Company selects non-profit organizations to feature quarterly. Our 2024 Quarterly Charitable Giving Partners included American Heart Association, Operation Gratitude, Alex’s Lemonade Stand Foundation, and Make-A-Wish.
The Company also supports employees by offering dependent scholarships. Access to quality education is a value that is important for the Company to help families and develop younger generations. In 2024, we awarded ten $3,000 higher education scholarships to dependents of employees of the Company or one of its subsidiaries.
Our charitable giving extends throughout the organization. Independent sales agents from our respective sales division subsidiaries (American Income Life Insurance Company, Family Heritage Life Insurance Company of America, and Liberty National Life Insurance Company) also helped Make Tomorrow Better through hands-on volunteering and financial support. In 2024, they donated $703,762 to 501(c)3 organizations.

Data Protection and Cybersecurity
As a life insurance company, we collect, process and store personal private information of our agents, policyholders and prospective customers. Our information security program is designed to leverage recognized cybersecurity frameworks and practices to protect critical business operations and the confidentiality, integrity and availability of sensitive agent, customer and employee information from cyberattacks. We routinely monitor the current threat environment and adjust our information security program as appropriate to address new or changing risks.
Cybersecurity is an intrinsic part of corporate governance and enterprise risk management, supporting the leadership, organizational structures and processes which safeguard the Company’s information, operations, market position and reputation. Information security risk is evaluated and managed in a comprehensive fashion and not with a singular focus on information technology. Information security is treated as a business risk issue and
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governance of the information security function is structured to support that posture. Information security is governed and supported by an executive management level Operational Risk Committee, whose overall mission is to provide direction in regard to the Company's risk appetite and tolerance, approve strategic security plans, authorize projects based upon business risk, and review information regarding security status and business impact.

Operational Efficiency and Transparent Sustainability Reporting and Disclosure
Environmental responsibility and sustainability are part of our long-term business strategy. We recognize the potential impacts of climate change and the importance of this issue to investors, the communities we serve, and the health of our planet. We are committed to the ongoing enhancement of environmental responsibility and sustainability practices throughout our operations, and we will continue to consider ways in which we can preserve invaluable natural resources, reduce waste, and address climate change. We believe that such a commitment is necessary to our continued success, as well as to the well-being of our communities and planet. Additional information on our efforts to improve our environmental efficiency may be found in the Company’s Sustainability Report available on the Company’s website. The information contained on or that can be accessed through our website, including our Sustainability Report, is not incorporated by reference into this Proxy Statement or considered to be part of this document.
PROPOSAL NUMBER 2
Advisory Vote on Executive Compensation
In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking for shareholder approval of the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather this vote relates to the overall compensation of our Named Executive Officers and the compensation policies and practices described in this Proxy Statement.
The compensation of our executive officers is based on a philosophy that emphasizes and rewards the attainment of performance measures that the Compensation Committee believes promote the creation of long-term shareholder value and therefore align management’s interests with the interests of shareholders. Our compensation program is designed to enable the Company to attract, motivate, reward and retain key executives while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee believes that the design of the compensation program and the compensation of Named Executive Officers under the program fulfill this objective. Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement for a detailed discussion of how our compensation policies and practices implement our compensation philosophy.
This vote is advisory and therefore not binding on the Company, the Board, or the Compensation Committee. The Board and the Compensation Committee value the opinions of Company shareholders and will take such vote into account when making future executive compensation decisions.
Accordingly, the Company is asking shareholders to approve the following resolution at the Annual Meeting:
    “RESOLVED, that the Company’s shareholders hereby approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and related compensation disclosures.”

Proposal	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
2	A non-binding advisory vote to approve the compensation of the Company's Named Executive Officers ("Say-on-Pay" vote)
☑	The Board recommends that shareholders vote “FOR” the proposal.
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COMPENSATION DISCUSSION AND ANALYSIS
Table of Contents

38	Executive Summary

38	Named Executive Officers
38	2024 Performance Highlights and Operational Achievements
40	Compensation Highlights and Changes
41	Assessment of 2024 Advisory Vote on Executive Compensation
41	Components of Compensation

42	Our Structure for Setting Executive Compensation

42	Compensation Philosophy
43	Roles in Compensation Decisions
43	Pay Review Cycle
44	Compensation Benchmarking
45	Benchmarking Approach for Our Co-CEOs

46	Elements of Compensation

46	Base Salaries
47	Annual Cash Incentives (MIP)
48	Long-Term Equity Incentives
50	Vesting of 2022 Performance Share Awards for 2022 to 2024 Performance
50	2025 Co-CEO Compensation and Long-Term Incentive Mix

50	Other Compensation Practices and Policies

50	Stock Ownership/Retention Guidelines
51	Prohibition on Hedging and Pledging of Company Stock
51	Clawback Policy
52	Retirement and Other Benefits
52	Savings Plans
52	Retirement Life Insurance Agreements
52	Perquisites and Personal Benefits
53	Termination of Employment and Change in Control
53	Tax and Accounting Implications of Compensation

Executive Summary

Named Executive Officers
In this section, we provide a detailed overview of our executive compensation philosophy, objectives and processes, including the sequential steps taken by the Compensation Committee (Committee) in structuring and setting executive compensation, with a particular focus on the compensation of our Named Executive Officers (NEOs) for 2024:

Executive	Title
Frank M. Svoboda	Co-Chairman and Chief Executive Officer
J. Matthew Darden	Co-Chairman and Chief Executive Officer
Thomas P. Kalmbach	Executive Vice President and Chief Financial Officer
Michael C. Majors	Executive Vice President, Policy Acquisition and Chief Strategy Officer
R. Brian Mitchell	Executive Vice President, General Counsel and Chief Risk Officer
Robert E. Hensley	Executive Vice President and Chief Investment Officer

2024 Performance Highlights and Operational Achievements
Management is focused on the Company’s achievement of performance goals that are reflective of the Company’s long-term strategic and financial goals. Operating earnings per share (Operating EPS), book value per share excluding accumulated other comprehensive income (AOCI), net operating income as an ROE excluding AOCI, and total premium are focused on profitable long-term growth, consistent with our goals. These measures encourage senior management to grow revenue with a strong emphasis on profitability. Refer to APPENDIX A – Non-GAAP Reconciliation for definitions of non-GAAP measures utilized herein.
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Operating EPS increased 16% in the current year driven by higher life underwriting margin and an increase in excess investment income. The year-over-year increases reflect positive operating results and management's efforts in business development.

Book value per share, excluding AOCI, increased 13% in 2024 representing our focus of long-term growth of the balance sheet.

Continued growth of net operating income as an ROE, excluding AOCI, reflects our sustainable business growth and the ability to create profitable growth.

Total premium increased 5% over the prior year. Life premium increased 4% from $3.14 billion in 2023 to $3.26 billion in 2024. Our ability to consistently grow premium year after year sets the foundation for our long-term earnings and balance sheet growth.

•	Net operating income surpassed $1 billion for the second consecutive year, an 8% increase over 2023.
To the left are examples of the Company's operational achievements during 2024.

Globe Life is well positioned to continue to create sustainable growth and build shareholder value for years into the future. With a strong balance sheet and a growth-focused business model in our insurance distributions, we expect continued positive results.

Refer to APPENDIX A – Non-GAAP Reconciliation for definitions of non-GAAP measures utilized herein.

•	Net investment income increased by 7%.
•	Total life and health net sales of our exclusive agencies increased by approximately 13% (15% life and 8% health), while the average producing agent count grew during the year by 11%.

•	We continued our investment in technology to enhance customer and business operation support.
•	We returned in excess of $1 billion to our shareholders in 2024 through a combination of dividend distributions and share repurchases.
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Compensation Highlights and Changes

Outcomes from 2024 Incentive Plans		Strong operational performance and earnings growth resulted in incentive plans paying above target for the performance period ending December 31, 2024.
•	2024 MIP Corporate Factor = 128.6% of target
•	Performance Share Units for 2022-2024 = 107.7% of target

Co-CEO Actual Compensation		For 2024, realized pay* was strongly aligned with changes in share price due to the high proportion of pay delivered in long-term incentives.
•	Realized pay of $4,508,527 was 57% of target pay
*Realized pay reflects base salary + annual incentive paid + stock vested and stock options exercised in 2024.

What Changed		How it Changed		Rationale for Change

1. Annual Incentive - Management Incentive Plan (MIP) Financial Metrics	▲	Added a third metric, first-year collected premiums, for 2024	▲	Recognizes quality sales growth via cash collections on newly-written policies

2. MIP Individual Performance Objectives	▲	For all NEOs, except the Co-CEOs, 25% of the MIP will be determined based on individual performance factors	▲	Provides the ability to differentiate performance metrics for business line, functional and individual performance

3. 2025 Changes to Long-Term Equity Incentives Intended Mix	▲	For all NEOs, including the Co-CEOs, intended mix for long-term incentive awards in 2025 will be 60% performance shares, 30% stock options and 10% restricted stock units (RSUs)	▲	Intended to provide consistency among our NEOs, increase the focus on performance-based awards and more closely align with peer group most prevalent practices

What We Do

☑	Weight long-term incentives more than our peers in total compensation for executives	☑	Maintain robust Clawback Policy

☑	Grant stock options and performance-based awards to directly align executives with interests of shareholders	☑	Maintain robust stock ownership guidelines for directors and executive management

☑	Formally review risk in Incentive Plans	☑	Engage Independent Compensation Consultant

What We Don’t Do

☒	No single trigger change of control vesting of equity	☒	No repricing of awards

☒	No tax gross-ups on benefits or in the event of a 280g excise tax liability triggered upon a Change of Control	☒	No hedging or pledging of Globe Life stock by officers or directors
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Assessment of 2024 Advisory Vote on Executive Compensation

The Company conducted a non-binding, advisory shareholder vote on executive compensation (known as a “Say-on-Pay” vote), as disclosed in the 2024 Proxy Statement, at its Annual Meeting held on April 25, 2024. At that meeting, 92% of voting shareholders supported, on an advisory basis, the executive compensation disclosed in the 2024 Proxy Statement. Over the last five years, our Say-on-Pay voting results have averaged a 90% approval rate.
92% Shareholder Approval of 2024 Advisory Shareholder Vote
The Compensation Committee reviewed the 2024 voting results and considered them in reviewing the compensation programs and levels for the NEOs.

Components of Compensation
The total compensation package for all executives at the Company and its subsidiaries, including the NEOs, consists of multiple elements. In 2024, these elements included the following:

	Form of Payment	Vesting/Performance Period	2024 Overview
Base Salary	Cash	Ongoing	•Alignment of salary with performance is evaluated on an annual basis

Annual Incentive - Management Incentive Plan (MIP)	Cash	1 Year
•Co-CEOs are 100% and NEOs are 75% based on corporate financial performance
◦50% based on operating EPS growth
◦30% based on growth in earned premium
◦20% based on growth in 1st-year collected premium
•NEOs' remaining 25% is based on business unit/individual performance
◦Mix of financial, strategic and qualitative factors

Long-Term Incentive Plan	Stock Options	3 Years (Ratable)	•Service-based vesting; ultimate value based on stock price appreciation

	Performance Shares	3 Years (Cliff)	•50% based on growth of book value per share (inclusive of dividends paid) •50% based on average of the annual NOI ROE over the performance period

	Restricted Stock	3 Years (Cliff)	•Service-based vesting; ultimate value based on stock price performance

Retirement Benefits	Supplemental Executive Retirement Plan (SERP)	No benefits are payable to persons retiring prior to age 55	•18 participants (including NEOs) in 2024 •Encourages executives at certain levels to continue to work past the Company’s established early retirement age of 55

	Defined Benefit Pension Plan	Benefits are payable upon participant's retirement
•All employees are eligible
•Benefits are determined by multiplying the average of the participant's earnings in the five consecutive years in which they were highest during the 10 years before retirement by one percent for each of the first 40 years of credited service plus two percent for each year of credited service after the participant's 45th birthday and then reducing that result by a Social Security offset and by other benefits from certain other plans of affiliates

•Benefits under the Pension Plan vest 100% at five years of credited service

Some of these elements focus on compensation paid during the executive's active working career, while others focus on compensation and benefits paid upon or related to retirement. Executives may also receive certain limited perquisites and personal benefits. Refer to APPENDIX A – Non-GAAP Reconciliation for definitions of non-GAAP measures utilized herein.
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When the Committee annually reviews compensation, it primarily focuses on the "Target Pay" of the executive - the salary, target annual incentive and grant value of long-term incentives in setting the pay opportunity. Actual Company and stock price performance drives the majority of the realized pay for our NEOs.
The following graph shows the relative importance of these elements in the Co-CEO 2024 target pay mix and illustrates that 83% of Co-CEO pay is performance-linked. Annual cash incentives and performance share awards are determined based on the attainment of certain prescribed performance metrics. Likewise, the value of stock options are solely dependent on appreciation of the Company's stock price – a reflection of investor's views of the Company's performance. Accordingly, it is the Committee's position that each of these awards is properly categorized as "performance-linked."
Our Structure for Setting Executive Compensation

Compensation Philosophy
The Company’s executive compensation philosophy emphasizes and rewards long-term value creation for our shareholders, which reflects our business objectives of providing consistent, steady growth in earnings and returns to our shareholders. Because we seek to attract, motivate, reward and retain key executives at both the holding company and subsidiary levels, our compensation program(s) are structured to provide competitive remuneration as compared with others in the insurance and financial services sectors.
This has historically resulted in executive compensation at the Company which generally emphasizes equity and equity-linked compensation while placing less emphasis on cash compensation. Given the long-term nature of the insurance policies we issue, our mix of pay elements aligns executive rewards with the long-term success of the business.
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Stock Options Motivates long-term value creation over the 7-year term of the option	Performance Shares Motivates and rewards the achievement of financial performance and growth metrics over rolling 3-year periods	Restricted Stock Units Supports retention, ownership and shareholder alignment through annual grants of unvested full-value shares	Retirement Plans Supports retaining high performers for a full career and motivates prudent risk-taking by executives

We set executive compensation levels annually based on internal practices and processes that reflect the Company's business strategy, financial results and focus on building teamwork, and intent to build executives' ownership interests in the Company. Although we reference market practices in setting guidelines, we do not target a specific percentile in setting pay levels for our executives.

Roles in Compensation Decisions

Compensation Committee	Management	Independent Compensation Consultant

The Committee is responsible for determining the compensation of senior executives at the Company and its subsidiaries, in accordance with our stated compensation philosophy and strategy.

The Committee sets (or recommends to the independent Directors of the Board in the case of the Co-CEOs) the total compensation payable in various forms to the executive management team (including the NEOs).

The Committee ensures that the mix of compensation among various elements is appropriately balanced, competitive, and does not encourage improper risk taking.

Members of Company management support the Committee, attend portions of its meetings, make recommendations to the Committee and perform administrative functions on its behalf in connection with our senior executive compensation plans.

Our Co-CEOs and Chief Talent Officer provide input to the Committee to assist in the design and modification of our compensation programs and to enable the Committee to assess the effectiveness of our compensation philosophy and programs.

Our Co-CEOs make specific recommendations regarding potential MIP awards and the amount and mix of the cash and equity compensation to be paid to certain levels of officers, including the NEOs (except themselves).

For 2024, the Committee engaged Pay Governance as its independent compensation consultant.

The Committee has assessed the independence of the consultant pursuant to the listing standards of the NYSE and SEC rules and concluded that no conflict of interest exists that would prevent the compensation consultant from serving as an independent consultant to the Committee.

Pay Governance provided advisory services directly to the Committee, including:
•establishing and evaluating peer groups for benchmarking purposes;

•providing expert input on industry trends, as well as executive compensation developments from a broader perspective;

•assessing the extent to which our executive and director pay levels and practices are competitively aligned with market practice; and

•facilitating objective, data-based compensation decisions in succession and annual pay planning processes.

Pay Review Cycle
The Committee considers market compensation comparisons as it determines the elements, appropriate levels and mix of compensation to be paid to the executive officers. The Committee does not operate with rigid standards for the level and mix of the compensation elements it awards. Rather, it uses this market analysis and other inputs from Company management and its compensation consultant. As mentioned, the historic emphasis and conscious design of the Company’s compensation philosophy has been to deliver a large portion of pay in a variable format as
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long-term incentive awards, typically in the form of stock options and performance share awards, rather than primarily through annual cash incentives.

Review Item	Peer Group	Pay & Performance	Update of Guidelines	Initial Pay Discussion	Final Pay Decisions
Timing	April	August	November	January	February
Actions
•Review peer group periodically
•Compare peer financial size based on Total Enterprise Value (market capitalization of common equity plus book value of debt minus cash)
• Consider other non-financial factors for peers including direct competitors for labor, market share and capital, as well as similarity of product offering and distribution models

•Compare Globe Life performance to peers on measures utilized in the Company’s incentive plans

•Compare Co-CEOs’ pay to the average of the peer CEOs and second highest paid executive

•Compare total pay of our top five NEOs to the top five of our peers (which avoids the inequitable result in which six of our officers are compared to five officers of our peers)
•Review grant date fair value and realizable pay

•Adjust executive salary ranges and incentives targets based on surveys and trend data
•Conduct an extensive analysis of peer long-term incentive (LTI) grants based on Shareholder Value Transfer (SVT) and shares granted as a percentage of the peer companies’ diluted shares outstanding at the beginning of the year
•Annually review guidelines against peer practices for Co-CEOs, NEOs, and all members of executive management, as well as all employees

•Perform preliminary calculation of corporate performance

•Review and approve the Co-CEOs' recommendations on prior-year’s annual incentives and new base salaries for members of executive management

•Discuss potential Co-CEO pay, by component and
in total, for recommendation to the independent members of the Board

•Hold preliminary discussion with management regarding performance measures and goals for the new year

•Finalize recommendation to the Board on Co-CEO pay, by component and in total

•Approve LTI awards for all employees other than the Co-CEOs

•Approve performance measures and goals for the Company's annual and long-term incentive plans for the current year

Compensation Benchmarking
The Committee periodically conducts an extensive review of the composition of the peer group we use for purposes of our executive compensation analysis (Compensation Peer Group), considering such factors as labor market competitors, capital competitors (companies considered peers by stock analysts), market competitors, peers of existing peers, peers utilized for strategic planning and peers used by proxy advisory firms. In considering such a peer group, the Committee is mindful of the effect of company scope on executive pay. Because the Company’s business model does not emphasize capital accumulation products (e.g., annuities) that produce significant investment income (as a percentage of revenue), the Committee has determined that the most relevant comparison of size is based on Total Enterprise Value, reflecting the Company's capitalization. Some peers are selected based on the similarity of their products and distribution models, rather than purely as a result of size considerations.
In Q3 2023, the Committee considered whether changes to the peer group were warranted, and concluded that no changes were necessary. The following peer group was used to inform 2024 executive compensation decisions:

Compensation Peer Group
AFLAC Inc.	CNO Financial Group Inc.	Old Republic International Corp.
American Financial Group Inc.	Erie Indemnity Company	Primerica, Inc.
Assurant, Inc.	Fidelity National Financial, Inc.	Reinsurance Group of America, Inc.
Cincinnati Financial Corp.	First American Financial Corp.	Unum Group
CNA Financial Corp.	Lincoln National Corporation	W.R. Berkley Corp.
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In Q3 2024, the Committee conducted an extensive study of its Compensation Peer Group and made changes that put a greater emphasis on product alignment and profitability among the peers than there had been in the past. As such, the following changes were approved for use in benchmarking pay for 2025:

☒ Removals (n = 6)	☑ Additions (n = 6)
•American Financial Group Inc. •CNA Financial Corp. •Erie Indemnity Company •Fidelity National Financial, Inc. •First American Financial Corp. •W.R. Berkley Corp.	•Principal Financial Group, Inc. •Equitable Holdings, Inc. •Voya Financial, Inc. •Brighthouse Financial, Inc. •Jackson Financial Inc. •F&G Annuities & Life, Inc.

Benchmarking Approach for Our Co-CEOs
The Committee recognizes that because we have Co-CEOs who share the responsibility of leading the Company, it is not appropriate to set their pay at the same level as peers that have a single incumbent CEO. As such, the Committee adopted a benchmarking approach that averages the compensation of each peer Company's highest paid officer (usually the CEO) and second highest paid officer (often a President or COO). This approach typically results in a blended CEO and second highest paid officer benchmark rate that is 20% to 30% below the market levels for the peer CEOs. Further, since Globe Life does not have a President or COO role, this approach produces lower aggregate pay for the Company's "Top 3" or "Top 5" executives than at peer companies.
Because we have Co-CEOs, we are required to report annually a total of six NEOs in the Summary Compensation Table. To enable a fair comparison of our NEO compensation to that of our peers, we focus on the compensation of our top five NEOs (i.e., the Co-CEOs and the next three highest paid executives). This approach avoids an inequitable result in which six of our executives are compared to five executives at our peers simply due to SEC reporting requirements. For 2023, the Company's "Top 5" aggregate total direct compensation of $20.1 million was below the median aggregate "Top 5" of the peer group.1 Additional information regarding the Company's Co-CEO structure may be found in the Corporate Governance section of this Proxy Statement.

1) Co-CEO 2) Co-CEO 3) CFO 4) NEO 5) NEO	vs.		1) CEO 2) CFO 3) NEO 4) NEO 5) NEO

$20.1M		2023 Reported Pay Peers	$23.4M at P50

1 Data for 2023 as shown in the 2024 Proxy Statement, representing the sum of base salary, actual annual incentive and fair value of long-term incentives granted.
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Over the last five years, on average, the total reported direct compensation for our "Top 5" was 2.5% of total net operating income. For FY2024, it was 2.2% of total net operating income. Refer to APPENDIX A – Non-GAAP Reconciliation for definitions of non-GAAP measures utilized herein.

"Top 5" Compensation in Context
3.0%
2.5%
2.9%
2.0%
2.2%
$738M
$994M
$961M
$1.027B
$1.109B
FY2020
FY2021
FY2022
FY2023
FY2024
Net Operating Income
Cost of Management as % of Net Operating Income
5-Year Average

Elements of Compensation

Base Salaries
The Committee sets (or, in the case of the Co-CEOs, recommends to the independent members of the Board) base salaries for our NEOs. Factors considered included competitive pay ranges, the officer's experience in the position, pay relative to organizational peers, and individual performance. Effective January 22, 2025, the Committee set salaries for the NEOs, with the exception of Messrs. Darden and Svoboda (whose salaries were set by the independent members of the Board on February 26, 2025), as shown below:

Executive	2024 Salary ($)	2025 Salary ($)	Change (%)
Frank M. Svoboda	900,000	900,000	0.00
J. Matthew Darden	900,000	900,000	0.00
Thomas P. Kalmbach	572,000	685,000	19.76
Michael C. Majors	515,000	535,000	3.88
R. Brian Mitchell	515,000	558,000	8.35
Robert E. Hensley	510,000	555,000	8.82
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Annual Cash Incentives (MIP)
NEO target annual incentives, expressed as a percentage of base salary, for the 2024 performance year are shown below:

Named Executive Officers' Target Annual Incentive Opportunities
Executive	2024 Target (% of Base Salary)
Frank M. Svoboda	170%
J. Matthew Darden	170%
Thomas P. Kalmbach	70%
Michael C. Majors	65%
R. Brian Mitchell	60%
Robert E. Hensley	65%
For 2024, the MIP compensation was determined solely on corporate financial performance for the Co-CEOs and based on a mix of corporate financial performance and individual performance for the other NEOs. The individual component includes both quantitative and qualitative results from role-specific performance objectives for each NEO. The specific mix for 2024 was as follows:

Co-CEOs' Performance Weightings

Corporate Performance
100%

The Company's corporate financial component for 2024 was based on three performance metrics, assigning the following weights to each: (i) operating EPS (50% weighting), (ii) total premium (30% weighting), and (iii) first-year collected premium revenue (20% weighting). The weighted average result across the three financial metrics determines the formulaic corporate performance factor. The Committee reserves the right to exercise negative discretion on the formulaic corporate performance factor based on their subjective evaluation of the results. The targets for operating EPS, total premium and first-year collected premium were determined based on projected growth over 2023 results:

•	Operating EPS: 2024 target goal is +7% above 2023 actual result
•	Total Premium: 2024 target goal is +5% above 2023 actual result
•	First-Year Collected Premium Revenue: 2024 target goal is $545 million in new policy premiums
The actual award determined under the incentive plan framework was contingent upon the attainment of threshold metrics and was subject to a maximum payout of 150% of the target incentive amount. Refer to APPENDIX A – Non-GAAP Reconciliation for definitions of non-GAAP measures utilized herein.
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2024 MIP Performance Goals & Payout Levels
Performance Level	Payout Level as a % of Target Annual Incentive Opportunity	Operating EPS (50% Weighting)	Total Premium (Millions) (30% Weighting)	First-Year Collected Premium (Millions) (20% Weighting)
Threshold	50%	$10.90	$4,550	$495
Target	100%	$11.40	$4,680	$545
Maximum	150%	$11.70	$4,810	$595
2024 Actual		$11.96	$4,666	$576.2
Individual Metric Payout Level		150.0%	93.2%	128.5%
For 2024, the Company earned a corporate performance factor of 128.6% based on the formula. The Committee did not exercise any discretion on the plan formula and approved a corporate performance factor of 128.6% for all NEOs.
Our Co-CEOs recommended to the Committee the individual performance factors for our other NEOs based on their assessment of their 2024 performance. Criteria included an assessment regarding the achievement of department initiatives, expense management, implementation of strategic priorities and development of new corporate capabilities. The Committee considered our Co-CEOs’ assessments and recommendations, retaining the discretion to approve individual performance factors for them different from what our Co-CEOs had recommended.
Combining the company corporate performance factor and the individual performance factors, on a weighted basis, resulted in the following actual incentives paid for 2024 performance:

Named Executive Officers' Actual 2024 MIP Payouts
Executive	Target Incentive as a % of Salary	Target Incentive Amount ($)	Actual Incentive Paid ($)	Actual Incentive as % of Target Incentive Opportunity
Frank M. Svoboda	170%	1,530,000	1,967,580	128.6%
J. Matthew Darden	170%	1,530,000	1,967,580	128.6%
Thomas P. Kalmbach	70%	400,400	560,000	139.9%
Michael C. Majors	65%	334,750	470,000	140.4%
R. Brian Mitchell	60%	309,000	445,000	144.0%
Robert E. Hensley	65%	331,500	470,000	141.8%

Long-Term Equity Incentives
We award long-term incentive compensation to our executive management primarily in the form of performance shares and stock options. We also grant restricted stock units, with time-based vesting, which comprise the remaining 10% to 20% of total long-term incentive compensation.
The incentive plan under which stock options, performance shares and restricted stock units were awarded in 2024 was the 2018 Plan (as defined herein). The purposes of the 2018 Plan are to promote the success and enhance the value of the Company by linking the personal interests of employees, officers and directors of the Company and its subsidiaries to our shareholders and to incentivize outstanding individual performance.

Stock Options	•	Granted at market price
	•	Granted to the executive management team and Company and subsidiary senior-level officers
	•	Options have a 7-year term, vesting 50% on the 2nd-year anniversary of the grant date and the remaining 50% on the 3rd-year anniversary

Performance Shares	•	Performance-based vesting
	•	Awards granted based on cumulative performance over a 3-year period
	•	Granted only to members of the executive management team
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Restricted Stock Units	•	Time-based, cliff vesting
	•	Granted to the executive management team, Company and subsidiary officers, and key employees
	•	These awards generally vest after 3 years of continued employment
The awards made in 2024 were made using grant guidelines developed by the Committee, based in part on an analysis of peer grant practices, measured in terms of both the dollar value of the awards and the impact on share dilution. Then awards are calibrated by applying the applicable fungible ratios for each award vehicle in the 2018 Plan to differentiate values for each award type. This approach is aligned with the Committee's priority of granting competitive pay in a way that effectively manages shareholder dilution and considers intrinsic value to the executive beyond what the accounting value of the award implies. Equity awards are determined with reference to both the dollar value of awards and dilution (i.e., as a % of shares outstanding) to include multiple considerations of shareholder impact and alignment.
On February 28, 2024, the independent members of the Board acted upon the recommendation from the Committee and awarded each of the Co-CEOs the following awards:

Co-CEOs' 2024 LTI Awards
Vehicle	Intended Mix	Number of Awards	Grant Date Fair Value
Stock Options	45%	72,000	$2,432,880
Performance Shares	45%	19,700	$2,529,480
RSUs	10%	3,500	$449,400
Total		95,200	$5,411,760
In making the 2024 grants to our other NEOs, the Committee considered the Co-CEOs' recommendations, individual performance and the Company's succession planning and retention needs.

Other NEOs' 2024 LTI Awards
	Stock Options		Performance Shares		Restricted Stock Units		Total Grant Date Fair Value of LTI
Executive	Intended Mix	Fair Value	Intended Mix	Fair Value	Intended Mix	Fair Value
Thomas P. Kalmbach	40%	$780,549	40%	$783,240	20%	$385,200	$1,948,989
Michael C. Majors	50%	$834,613	40%	$667,680	10%	$164,352	$1,666,645
R. Brian Mitchell	50%	$794,065	40%	$642,000	10%	$154,080	$1,590,145
Robert E. Hensley	40%	$635,252	40%	$642,000	20%	$313,296	$1,590,548
The performance shares awarded on February 28, 2024 will be earned and issued following the end of the three-year performance period from January 1, 2024 through December 31, 2026, based on the extent to which the Company achieves certain performance goals established by the Committee, including: (i) cumulative growth in book value per share, excluding AOCI, plus accumulated dividends per share paid over the performance period2 and (ii) the average of the annual net operating income ROE for the years 2024, 2025 and 2026. Each metric is calculated using the tax rate in effect at the time the award was issued. The performance schedule for these awards is listed in the table below. Payouts for performance between the defined levels is interpolated to determine the payout levels. Refer to APPENDIX A – Non-GAAP Reconciliation for definitions of non-GAAP measures utilized herein.

3-Year Performance Goals (1/1/2024 to 12/31/2026) for 2024 Performance Shares
Performance Level	Performance Share Payout Level	Book Value per Diluted Shares Outstanding (50% Weighting)	Average Net Operating Income ROE (50% Weighting)
Threshold	50%	$101.00	11.70%
Target	100%	$107.00	13.70%
Maximum	200%	$112.00	15.50%
2 For reference, year-end 2023 book value per share, excluding AOCI, was $76.21. For purposes of determining the total performance shares awarded for a given year, the figure is adjusted to include accumulated dividends per share paid over the performance period.
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Vesting of 2022 Performance Share Awards for 2022 to 2024 Performance
The performance share awards that were granted in early 2022 vested in February 2025 based on: (i) cumulative growth in operating EPS, (ii) cumulative growth in underwriting income, and (iii) average of the annual NOI ROE. The performance period for the performance shares granted in 2022 was January 1, 2022 through December 31, 2024. As of December 31, 2024, two of three performance metrics were achieved above target and one performance metric was below target, resulting in a payout factor of 107.7%. The following table presents the performance metric results and the resulting payout factor for our 2022 performance share awards. The metrics were determined based on historical U.S GAAP excluding the impact of all life claims incurred as a result of COVID-19 and the effect of the adoption, after the commencement of the performance period, of Accounting Standards Update (ASU) 2018-12, Financial Services - Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts (LDTI). Refer to APPENDIX A – Non-GAAP Reconciliation for definitions of non-GAAP measures utilized herein.

3-Year Performance Achievement (1/1/2022 to 12/31/2024) for 2022 Performance Share Awards
Performance Level	Payout Level as a % of Target Annual Incentive Opportunity	Cumulative EPS (40% Weighting)	Underwriting Income (Millions) (30% Weighting)	Net Operating Income ROE (30% Weighting)
Threshold	50%	$24.76	$2,469.00	11.50%
Target	100%	$28.10	$2,820.00	13.60%
Maximum	150%	$30.25	$3,077.00	15.10%
Actual		$29.08	$2,725.50	13.86%
Performance Measure - Performance Multiplier		123%	87%	109%

2025 Co-CEO Compensation and Long-Term Incentive Mix
For 2025, the Committee did not increase the target cash compensation opportunity (i.e., the sum of base salary and target annual incentive) for the Co-CEOs from the levels in place for 2024. The long-term incentive award was increased to the median level of peers as measured by annual dilution as a percent of shares outstanding. The resulting target total direct compensation (i.e., target cash + grant date fair value of long-term incentives) will be approximately 7.6% higher than the reported value for 2024.
Starting in 2025, the mix for long-term incentive awards for all executives, including the Co-CEOs, will be 60% performance shares, 30% stock options and 10% RSUs. The new mix is intended to provide consistency among our NEOs, increase the focus on performance-based awards and more closely align with peer group most prevalent practices.
Other Compensation Practices and Policies

Stock Ownership/Retention Guidelines
We have formal guidelines that require the following minimum stock ownership levels:

Stock Ownership Requirements
Chief Executive Officer(s)	Executive Vice President	Non-Management Director
6x	3x	5x
Multiple of Annual Salary	Multiple of Annual Salary	Multiple of Annual Cash Retainer
The directors, Co-CEOs and other officers who are subject to the above-described stock ownership guidelines have a seven-year period from their initial election as a director or initial inclusion in the above-described categories of positions to meet the stock ownership requirements. For such purposes, common shares deemed owned, either directly or indirectly, for reporting purposes pursuant to Section 16(a) of the Securities Exchange Act of 1934, junior subordinated debentures of the Company, shares held in stock funds in the Company’s 401(k) plan, time-vested
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restricted stock and restricted stock units are counted. Stock options and performance share awards are not counted toward attainment or continued satisfaction of the ownership guidelines.
Until the minimum ownership level is attained, the director or officer may not sell any shares owned outright and the director or officer must retain at least fifty percent (50%) of “profit shares” (i.e., the net shares remaining after payment of the option exercise price and taxes owed at the time of an option exercise, earnout of performance shares, or vesting of restricted stock). Notwithstanding the foregoing, in exceptional circumstances, upon obtaining an advance and specifically-defined waiver of the guidelines from the Governance and Nominating Committee of the Board, additional profit shares may be sold.
As of December 31, 2024, all directors and NEOs had met their stock ownership guideline requirements or were within the seven-year accumulation period for meeting such requirements.
The Company has no formal stock retention policy for shares derived from stock options or other equity grants after the stock ownership guidelines have been met. The Company believes the decisions regarding when to exercise options and whether to retain stock should be each individual award recipient’s decision if that award recipient is in compliance with the stock ownership guidelines.

Prohibition on Hedging and Pledging of Company Stock
The Company's Insider Trading Policy prohibits directors, officers, and employees of the Company and its subsidiaries who are subject to Section 16 reporting requirements from purchasing financial instruments (such as prepaid variable contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company equity securities granted to any such director or officer by the Company or held, directly or indirectly, by the director or officer. The policy further provides that such individuals may not pledge, hypothecate, or otherwise encumber shares of Company securities as collateral for indebtedness.

Clawback Policy
On November 8, 2023, our Board of Directors adopted the Globe Life Inc. Clawback Policy, compliant with Rule 10D-1 of the Exchange Act and Section 303A.14 of the NYSE Listed Company Manual. The Clawback Policy is administered by our Compensation Committee (the “Administrator”).
The Clawback Policy applies to (i) Covered Executives (our current and former executive officers, as determined by the Administrator in accordance with applicable law); and (ii) Excess Incentive Compensation (the amount of Incentive Compensation paid to a Covered Executive that exceeds the Incentive Compensation that would have been paid to the Covered Executive had it been based on the restated results).
Incentive Compensation means any compensation that is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure. “Financial reporting measure” is any measure determined and presented in accordance with the accounting principles used in preparing our financial statements and any measure that is derived wholly or in part from such measure.
The Clawback Policy is triggered if the Company is required to prepare an accounting restatement of its financial statements due to any material noncompliance with a financial reporting requirement under the securities laws. Once the Clawback Policy is triggered, the Administrator will require recoupment of any Excess Incentive Compensation received by any Covered Executive during the three completed fiscal years immediately preceding the date we are required to prepare an accounting restatement. The Clawback Policy is a “no-fault” policy and recoupment is required regardless of whether a Covered Executive contributed to the restatement.
The Administrator will determine the timing and method of recoupment of Excess Incentive Compensation in its sole discretion. Recoupment is required unless recovery would be impracticable, as set forth in our Clawback Policy. We shall not indemnify any Covered Executive against the loss of any Excess Incentive Compensation, including payment or reimbursement of any insurance purchased by any Covered Executive to fund potential clawback obligations under our Clawback Policy.
The Company's rights under the Clawback Policy are in addition to, and not in lieu of, any other remedies or rights of recoupment or other legal remedies that may be available to the Company pursuant to the terms of any similar policy in any equity award agreement or similar agreement, including provisions for recoupment of payments or benefits in the event of a termination for cause, violation of material Company policies, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants, or other conduct detrimental to the business or
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reputation of the Company. Our 2018 Plan permits such recoupment on the occurrence of such events if the Committee specifies such recoupment in the award certificate or grant agreement.

Retirement and Other Benefits
The Company has chosen to provide certain retirement benefits, either broadly or to specific individuals, to attract and retain employees and executives by enabling retirement savings and planning, as shown in the following table:

All Employees		Designated Employees
•	Defined Benefit Pension Plan	•	Retirement Life Insurance Agreements
•	Group Term Life Insurance	•	Supplemental Executive Retirement Plan (SERP)
•	Post-Retirement Health Coverage	•	Death Benefit Only Plan
The SERP was put in place to encourage executives at certain levels to continue to work past the Company’s established early retirement age of 55. Our NEOs are among the 18 persons designated in 2024 by the Committee as participants in the SERP.
In 2024, we purchased corporate-owned life insurance (COLI) covering certain of our employees who provided their consent. Under the terms of a Death Benefit Only Plan, in the event of a covered employee’s death while still employed by the Company, we will provide a one-time death benefit to the employee’s beneficiary equal to two times such employee’s base salary, up to a maximum of $500,000. Each of the NEOs is covered under the Plan.

Savings Plans
Eligible executives and employees may choose to participate in the Globe Life Inc. Savings and Investment Plan, a funded tax-qualified defined contribution plan. Contributions up to a maximum amount ($23,000 in 2024) are allowed by the Internal Revenue Service. An annual "catch-up" contribution (up to an additional $7,500 in 2024) is permitted for employees age 50 or older. The Company matches employee pre-tax contributions up to specified amounts, as shown in the table below. Each of the NEOs participates in this plan.

Company Match*	Pre-Tax Contributions
100%	First 1% of Salary
50%	Next 5% of Salary
*Maximum annual Company match for 2024 was $12,075.

Retirement Life Insurance Agreements
The Company provides retirement life insurance agreements to a closed group comprised of certain of its executives, including some of the NEOs, and certain executives of its subsidiary companies. The agreements provide a life insurance benefit to a participating executive, effective upon the later of the executive's 65th birthday or retirement date, with coverage equal to a designated percentage (which will vary based upon the executive’s age at the nearest birthday to the executive's date of retirement—from 65% at age 55 to 100% at age 62 or over) of an amount equal to two times the executive’s salary and annual incentive in the executive's final year of employment prior to retirement, less $5,000. Such insurance benefits, which are payable on the participating executive’s death, may not exceed $495,000. Messrs. Majors and Mitchell have a Retirement Life Insurance Agreement with a $495,000 maximum benefit. Messrs. Darden, Svoboda, Kalmbach and Hensley do not have Retirement Life Insurance Agreements.

Perquisites and Personal Benefits
We have chosen to offer only a very limited number of perquisites and personal benefits to our NEOs, including the personal use of Company aircraft,3 Company-paid club and fitness center dues, personal use of Company-paid event tickets, and costs associated with family members’ travel to Company meetings. We have not incurred significant expense as a result of the usage of perquisites and personal benefits. The aggregate incremental cost of perquisites for 2024 exceeded $10,000 for four of the NEOs reflected in the Summary Compensation Table.
3 Personal use of Company aircraft by the Co-CEOs is permitted in order to enhance safety, maximize productivity and/or allow for working on confidential and sensitive Company issues while traveling for personal matters. If approved by either of the Co-CEOs, personal use of Company aircraft by other executives is permitted in limited circumstances.
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Termination of Employment and Change in Control
In 2024, consistent with market practice, the Company introduced policies for executive post-termination or change in control cash severance payments and benefits.4 Potential payments and benefits are also available in certain circumstances following termination of employment or a change in control under the terms of outstanding stock options, performance shares, and restricted stock units held by our NEOs. In addition, all of our NEOs are participants in the Company’s Supplemental Executive Retirement Plan (SERP) and certain NEOs have a Retirement Life Insurance Agreement with the Company. See the section of this Proxy Statement entitled Potential Payments Upon Termination or Change of Control for a full summary of the various payments and benefits available to our NEOs upon termination of their employment or in the event of a change in control.

Tax and Accounting Implications of Compensation
As one of the factors considered in performing its duties, the Committee evaluates the anticipated tax treatment to the Company and its subsidiaries, as well as to the executives, of various structures, payments and benefits. The deductibility of some types of compensation depends upon the timing of an executive’s vesting or exercise of previously-granted rights. Deductibility may also be affected by interpretations of and changes in tax laws such as Section 162(m) of the Code, which generally provides that the Company may not deduct compensation of more than $1,000,000 paid to certain executives. The Committee will not limit its decisions with respect to executive compensation to that which is deductible under Section 162(m) unless the Committee determines that doing so is in the best interests of the Company. Because of the importance of linking pay and performance, we expect that annual incentive opportunities and certain equity awards will continue to impose performance conditions. Therefore, we do not anticipate that the changes to Section 162(m) will materially impact the design of our compensation program.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of Globe Life Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with Company management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Cheryl D. Alston, Chair
Marilyn A. Alexander
Mark A. Blinn

The foregoing Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934.

4 Beginning January 1, 2025, each of the NEOs will be eligible under the Globe Life Inc. Executive Severance Plan adopted by the Board in November 2024, subject to each such executive's execution of an associated participation agreement.
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EXECUTIVE COMPENSATION
Summary Compensation Table
The table below summarizes various categories of compensation earned in 2024 by the persons who served as the Company’s Co-CEOs, its CFO and the three next most highly compensated executive officers of the Company. The six Named Executive Officers had 2024 salaries and bonuses (as reflected in the Non-Equity Incentive Plan Compensation column below) in the aggregate which represented 32.93% of their total compensation in 2024. None of the executive officers listed in the table has a written or unwritten employment agreement or arrangement with the Company or any of its subsidiaries.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1,2,3] ($)	Option Awards[4] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5] ($)	All Other Compensation[6] ($)	Total ($)
Frank M. Svoboda	2024	900,000	0	2,978,880	2,432,880	1,967,580	368,244	79,714	8,727,298
Co-Chairman & Chief Executive Officer	2023	850,000	0	2,008,568	2,015,625	1,535,000	733,218	63,660	7,206,071
	2022	650,000	0	1,135,530	1,432,600	535,000	0	32,036	3,785,166
J. Matthew Darden	2024	900,000	0	2,978,880	2,432,880	1,967,580	138,054	41,772	8,459,166
Co-Chairman & Chief Executive Officer	2023	850,000	0	2,008,568	2,015,625	1,535,000	399,676	52,027	6,860,896
	2022	650,000	0	1,135,530	1,432,600	535,000	0	26,586	3,779,716
Thomas P. Kalmbach	2024	572,000	0	1,168,440	780,549	560,000	315,588	38,744	3,435,321
Executive Vice President and Chief Financial Officer	2023	520,000	0	804,873	809,475	405,000	251,152	31,747	2,822,247

Michael C. Majors	2024	515,000	0	832,032	834,613	470,000	615,160	17,111	3,283,916
Executive Vice President, Policy Acquisitions and Chief Strategy Officer	2023	495,000	0	781,980	786,900	380,000	749,141	16,199	3,209,220
	2022	465,000	0	722,610	815,480	234,000	0	15,090	2,252,180
R. Brian Mitchell	2024	515,000	0	796,080	794,065	445,000	413,028	34,303	2,997,476
Executive Vice President, General Counsel and Chief Risk Officer	2023	495,000	0	773,546	774,000	300,000	585,923	30,917	2,959,386

Robert E. Hensley	2024	510,000	0	955,296	635,252	470,000	250,686	10,325	2,831,559
Executive Vice President and Chief Investments Officer	2023	485,000	0	837,406	561,150	360,000	195,386	13,496	2,452,438

1 Amounts shown in this column for 2024 represent the grant date fair value of awards of performance shares and restricted stock units, which are calculated in accordance with ASC 718, Compensation – Stock Compensation (ASC 718), using the NYSE market closing price on the grant date of such awards. The amounts included in this column for performance share awards were computed based on the probable outcome of the performance conditions as of the February 28, 2024 grant date, which were target levels on that date. The fair values of such performance shares at maximum levels of the grant date were for Svoboda ($5,058,960), Darden ($5,058,960), Kalmbach ($1,566,480), Majors ($1,335,360), Mitchell ($1,284,000), and Hensley ($1,284,000).
2 Amounts shown in this column for 2023 represent the grant date fair value of awards of performance shares and restricted stock units, which are calculated in accordance with ASC 718, Compensation – Stock Compensation (ASC 718), using the NYSE market closing price on the grant date of such awards. The amounts included in this column for performance share awards were computed based on the probable outcome of the performance conditions as of the February 22, 2023 grant date, which were target levels on that date. The fair values of such performance shares at maximum levels of the grant date were for Svoboda ($3,205,034), Darden ($3,205,034), Kalmbach ($1,277,194), Majors ($1,253,096), Mitchell ($1,228,998), and Hensley ($1,108,508).
3 Amounts shown in this column for Svoboda, Darden and Majors for 2022 are performance share awards valued based upon the probable outcome of the performance conditions as of the February 23, 2022 grant date, which were target levels on that date. The fair values of performance shares are calculated in accordance with ASC 718, Compensation – Stock Compensation (ASC 718), using the NYSE market closing price on the grant date of the performance share awards. The fair values of such performance shares at maximum levels of the grant date were for Svoboda ($1,703,295), Darden ($1,703,295), and Majors ($1,083,915).
4 Assumptions used in calculating the aggregate grant date fair value in accordance with ASC 718 are set out in Note 1 to the Company’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2024.

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5 Reflects the change in the actuarial estimate of potential future Pension Plan and SERP benefits, driven in large part by benchmark interest rates. None of the NEOs received any direct compensation related to the Pension Plan or SERP in 2022, 2023, or 2024 and no benefits will be paid until after retirement from the Company.

Name	Year	Increase in Present Value Pension Plan ($)	Decrease in Present Value Pension Plan ($)	Increase in Present Value SERP ($)	Decrease in Present Value SERP ($)
Frank M. Svoboda	2024	181,715		186,529
	2023	265,005		468,213
	2022		300,214		819,103
J. Matthew Darden	2024	59,449		78,605
	2023	107,677		291,999
	2022		148,544		344,767
Thomas P. Kalmbach	2024	93,688		221,900
	2023	107,863		143,289
Michael C. Majors	2024	161,230		453,930
	2023	267,792		481,349
	2022		408,053		322,601
R. Brian Mitchell	2024	141,826		271,202
	2023	264,470		321,453
Robert E. Hensley	2024	80,408		170,278
	2023	84,582		110,804
6 Includes Company matching contribution to each executive's 401(k) Plan account; excess premiums for additional life insurance for Svoboda, Kalmbach, Majors, Mitchell and Hensley; and the categories and quantified amounts (if required) of perquisites and personal benefits required to be reported by SEC Regulation S-K, Item 402 (c)(2)(ix) for executives.

Name	Perquisites* ($)	401(k) Match ($)	Excess Premiums for Additional Life Insurance ($)	Total ($)
Frank M. Svoboda	57,705	12,075	9,934	79,714
J. Matthew Darden	29,697	12,075		41,772
Thomas P. Kalmbach	21,048	12,075	5,621	38,744
Michael C. Majors		12,075	5,036	17,111
R. Brian Mitchell	17,268	12,075	4,960	34,303
Robert E. Hensley		7,451	2,874	10,325
* For Mr. Svoboda, the amount listed reflects the aggregate incremental cost of personal use of corporate aircraft ($39,550) and Company-purchased event tickets, club dues, and a holiday charitable contribution. For Mr. Darden, the amount reflects the aggregate incremental cost of personal use of corporate aircraft and Company-purchased event tickets, club dues, and a holiday charitable contribution. For Mr. Kalmbach, the amount reflects Company-purchased event tickets, club dues and fitness center dues. For Mr. Mitchell, the amount reflects Company purchased event tickets and club dues.

The Company occasionally allows executives the personal use of tickets for sporting and special events previously acquired by the Company for business entertainment purposes. For certain tickets acquired by the Company, there is no incremental cost to the Company for such use.
For purposes of compensation disclosure, the value of personal use of Company aircraft is calculated using the actual variable costs incurred by the Company associated with such flights, including fuel, maintenance of the planes, "dead head" flights, pilot travel expenses, on-board catering, landing and parking fees, and other variable costs. Fixed costs, such as pilots' salaries, are not included since they do not change with usage.
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2024 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units[3] (#)	All Other Option Awards: Number of Securities Underlying Options[4] (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[5] ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Frank M. Svoboda	Options	2/28/2024								72,000	128.40	2,432,880
	Performance Shares	2/28/2024				9,850	19,700	39,400				2,529,480
	Restricted Stock Units	2/28/2024							3,500			449,400
	Annual Cash		765,000	1,530,000	2,295,000
J. Matthew Darden	Options	2/28/2024								72,000	128.40	2,432,880
	Performance Shares	2/28/2024				9,850	19,700	39,400				2,529,480
	Restricted Stock Units	2/28/2024							3,500			449,400
	Annual Cash		765,000	1,530,000	2,295,000
Thomas P. Kalmbach	Options	2/28/2024								23,100	128.40	780,549
	Performance Shares	2/28/2024				3,050	6,100	12,200				783,240
	Restricted Stock Units	2/28/2024							3,000			385,200
	Annual Cash		200,200	400,400	600,600
Michael C. Majors	Options	2/28/2024								24,700	128.40	834,613
	Performance Shares	2/28/2024				2,600	5,200	10,400				667,680
	Restricted Stock Units	2/28/2024							1,280			164,352
	Annual Cash		167,375	334,750	502,125
R. Brian Mitchell	Options	2/28/2024								23,500	128.40	794,065
	Performance Shares	2/28/2024				2,500	5,000	10,000				642,000
	Restricted Stock Units	2/28/2024							1,200			154,080
	Annual Cash		154,500	309,000	463,500
Robert E. Hensley	Options	2/28/2024								18,800	128.40	635,252
	Performance Shares	2/28/2024				2,500	5,000	10,000				642,000
	Restricted Stock Units	2/28/2024							2,440			313,296
	Annual Cash		165,750	331,500	497,250
1 Estimated future payouts under non-equity incentive plan awards are calculated pursuant to the Company’s annual bonus plan. This plan provides a single estimated bonus payout at the maximum level available to the participating executive if objectives are met, subject to the Compensation Committee’s discretion to reduce the amount pursuant to an incentive plan framework and subjective criteria as described in the Annual Cash Incentives (MIP) section of this Proxy Statement. On January 22, 2025, the Compensation Committee received certification of attainment of the bonus objectives for Messrs. Kalmbach, Majors, Mitchell and Hensley, who were paid the bonus shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table shortly thereafter. On February 26, 2025, the independent members of the Board approved the payment of the bonuses as shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table to Messrs. Svoboda and Darden, based upon receipt by the Compensation Committee on January 22, 2025 of the certification of attainment of their bonus objectives.
2 Performance shares awarded February 28, 2024, pursuant to the Company’s 2018 Plan, and to be issued upon vesting following completion of the three-year performance period commencing January 1, 2024 and ending December 31, 2026, and certification of attainment of specified targets for book value per diluted shares outstanding and average net operating income ROE for the performance period. See Potential Payments upon Termination or Change in Control for additional details regarding vesting of performance shares upon termination of employment under certain circumstances or in connection with a change in control.
3 RSUs awarded February 28, 2024 generally vest on the third anniversary of the grant date, based on continuous employment. See Potential Payments upon Termination or Change in Control for additional details regarding vesting of RSUs upon termination of employment under certain circumstances or in connection with a change in control.
4 Non-qualified stock options granted February 28, 2024 have a seven-year term and a grant price equal to the NYSE market closing price of Company common stock on the date awarded. All of the options granted on the above date vest as to 50% of the shares on the second anniversary of the grant date and as to the remaining 50% of the shares on the third anniversary of the grant date. See Potential Payments upon Termination or Change in Control for additional details regarding vesting of stock options upon termination of employment under certain circumstances or in connection with a change in control.
5 The values included in this column represent the grant date fair value of option awards, performance share awards and restricted stock unit awards, computed in accordance with ASC 718. The assumptions utilized for options are set out in Note 1 to the Company’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2024.

    56                 GL 2025 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End 2024

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Frank M. Svoboda	02/28/24		72,000	1		128.40	02/28/31
	02/22/23		62,500	1		120.49	02/22/30
	02/23/22	32,500	32,500	1		103.23	02/23/29
	02/24/21	65,000				98.32	02/24/28
	02/26/20	65,000				100.74	02/26/27
	02/28/19	65,000				82.56	02/28/26
								02/28/24	3,500	2	390,320	4
								02/28/24					39,400	5	4,393,888	4
								02/22/23	3,370	2	375,822	4
								02/22/23					26,600	6	2,966,432	4
								02/23/22	11,845	3	1,320,954	4
J. Matthew Darden	02/28/24		72,000	1		128.40	02/28/31
	02/22/23		62,500	1		120.49	02/22/30
	02/23/22	32,500	32,500	1		103.23	02/23/29
	02/24/21	50,000				98.32	02/24/28
	02/26/20	45,000				100.74	02/26/27
	02/28/19	33,270				82.56	02/28/26
	02/26/18	24,890				87.60	02/26/25
								02/28/24	3,500	2	390,320	4
								02/28/24					39,400	5	4,393,888	4
								02/22/23	3,370	2	375,822	4
								02/22/23					26,600	6	2,966,432	4
								02/23/22	11,845	3	1,320,954	4
Thomas P. Kalmbach	02/28/24		23,100	1		128.40	02/28/31
	02/22/23		25,100	1		120.49	02/22/30
	02/23/22	17,500	17,500	1		103.23	02/23/29
	02/24/21	35,000				98.32	02/24/28
	02/26/20	35,000				100.74	02/26/27
								02/28/24	3,000	2	334,560	4
								02/28/24					12,200	5	1,360,544	4
								02/22/23	1,380	2	153,898	4
								02/22/23					10,600	6	1,182,112	4
								02/23/22	7,537	3	840,526	4
Michael C. Majors	02/28/24		24,700	1		128.40	02/28/31
	02/22/23		24,400	1		120.49	02/22/30
	02/23/22	18,500	18,500	1		103.23	02/23/29
	02/24/21	37,000				98.32	02/24/28
	02/26/20	37,000				100.74	02/26/27
								02/28/24	1,280	2	142,746	4
								02/28/24					10,400	5	1,159,808	4
								02/22/23	1,290	2	143,861	4
								02/22/23					10,400	6	1,159,808	4
								02/23/22	7,537	3	840,526	4

    57                 GL 2025 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End 2024 (continued)

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
R. Brian Mitchell	02/28/24		23,500	1		128.40	02/28/31
	02/22/23		24,000	1		120.49	02/22/30
	02/23/22	19,000	19,000	1		103.23	02/23/29
	02/24/21	38,000				98.32	02/24/28
	02/26/20	38,000				100.74	02/26/27
	02/28/19	30,000				82.56	02/28/26
								02/28/24	1,200	2	133,824	4
								02/28/24					10,000	5	1,115,200	4
								02/22/23	1,320	2	147,206	4
								02/22/23					10,200	6	1,137,504	4
								02/23/22	6,999	3	780,528	4
Robert E. Hensley	02/28/24		18,800	1		128.40	02/28/31
	02/22/23		17,400	1		120.49	02/22/30
	02/23/22	16,500	16,500	1		103.23	02/23/29
								02/28/24	2,440	2	272,109	4
								02/28/24					10,000	5	1,115,200	4
								02/22/23	2,350	2	262,072	4
								02/22/23					9,200	6	1,025,984	4
								02/23/22	5,384	3	600,424	4
1 Stock options vest at the rate of 50% on second and third anniversaries of grant date, with a seven-year term.
2 Restricted stock units are subject to cliff vesting and vest in full on the 3-year anniversary of the grant date; provided, that if a Named Executive Officer has attained age 60 and retires prior to such date, the restricted stock units will vest upon such retirement at a rate of one-third per year.
3 Performance shares to be issued with respect to a three-year performance period commencing January 1, 2022 and ending December 31, 2024, based upon the degree of satisfaction of three performance criteria. Shares shown reflect actual performance attained during the period and will vest in 2025 upon certification of achievement of performance objectives by the Compensation Committee.
4 Calculated using 2024 year-end closing market price of $111.52 per share.
5 Performance shares to be issued when vested upon certification following the completion of a three-year performance period commencing January 1, 2024 and ending December 31, 2026, if at all, based upon the degree of satisfaction of two performance criteria. Number of shares reflects next higher performance level (maximum) projected at fiscal year-end 2024.
6 Performance shares to be issued when vested upon certification following the completion of a three-year performance period commencing January 1, 2023 and ending December 31, 2025, if at all, based upon the degree of satisfaction of two performance criteria. Number of shares reflects next higher performance (maximum) projected at fiscal year-end 2024.
    58                 GL 2025 Proxy Statement

Option Exercises and Stock Vested During Fiscal Year Ended December 31, 2024

	Option Awards			Stock Awards
Executive	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting[2] ($)
Frank M. Svoboda	16,250	3	344,486	12,582	4	1,615,529	9
J. Matthew Darden	0		0	10,295	5	1,321,878	10
Thomas P. Kalmbach	0		0	7,435	6	954,654	11
Michael C. Majors	0		0	8,007	7	1,028,099	12
R. Brian Mitchell	8,000		218,275	7,435	8	954,654	13
Robert E. Hensley	0		0	0		0
1 “Value Realized on Exercise” represents the difference between the fair value per share and the exercise price per share, multiplied by the number of shares underlying each option exercised.
2 “Value Realized on Vesting” represents the value of performance shares calculated by multiplying the number of vested shares by the closing price of Company common stock on the NYSE on the vesting date or, if vesting occurred on a day upon which the NYSE was closed for trading, the preceding trading day.
3 Executive retained 1,910 shares in a "sell to cover" option exercise.
4 Executive acquired shares on February 28, 2024 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level above target with respect to the 2021 - 2023 performance period. Executive surrendered to the Company 4,966 of such vested performance shares in payment of withholding taxes due.
5 Executive acquired shares on February 28, 2024 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level above target with respect to the 2021 - 2023 performance period. Executive surrendered to the Company 4,066 of such vested performance shares in payment of withholding taxes due.
6 Executive acquired shares on February 28, 2024 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level above target with respect to the 2021 - 2023 performance period. Executive surrendered to the Company 2,926 of such vested performance shares in payment of withholding taxes due.
7 Executive acquired shares on February 28, 2024 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level above target with respect to the 2021 - 2023 performance period. Executive surrendered to the Company 3,151 of such vested performance shares in payment of withholding taxes due.
8 Executive acquired shares on February 28, 2024 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level above target with respect to the 2021 - 2023 performance period. Executive surrendered to the Company 2,108 of such vested performance shares in payment of withholding taxes due.
9 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $637,634.
10 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $522,074.
11 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $375,698.
12 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $404,588.
13 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $270,667.

    59                 GL 2025 Proxy Statement

Pension Benefits at December 31, 2024
The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO under the Globe Life Inc. Pension Plan (Pension Plan) and the Globe Life Inc. Supplemental Executive Retirement Plan (SERP), determined using interest rates and mortality rate assumptions consistent with those used in the Company’s financial statements. No benefits are payable under the SERP to persons retiring prior to age 55.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit* ($)	Payments During Last Fiscal Year ($)
Frank M. Svoboda	Pension Plan	21	1,811,438	0
	SERP	21	4,386,884	0
J. Matthew Darden	Pension Plan	10	510,814	0
	SERP	10	1,257,720	0
Thomas P. Kalmbach	Pension Plan	6	460,199	0
	SERP	6	665,672	0
Michael C. Majors	Pension Plan	30	1,919,960	0
	SERP	30	2,832,114	0
R. Brian Mitchell	Pension Plan	36	1,893,486	0
	SERP	36	2,553,309	0
Robert E. Hensley	Pension Plan	4	279,239	0
	SERP	4	412,816	0
* Present value of accumulated benefits is calculated using the December 31, 2024 ASC 715 disclosure assumptions as follows: (a) discount rate of 5.81% for the Pension Plan benefits; (b) discount rate of 5.81% for the SERP benefits; (c) separate annuitant and non-annuitant tables for males and females based upon the Pri-2012 Mortality Table projected generationally from 2012 with Scale MP-2020; (d) the calculated present value at age 65 is discounted with interest only to the current age; and (e) no pre-retirement mortality or termination assumed prior to age 65.
The Pension Plan is a non-contributory defined benefits pension plan which covers substantially all eligible employees at the Company and each of its subsidiaries except for American Income (which maintains a separate plan). Eligible employees must be 21 years of age or older and have one or more years of credited service. Benefits at age 65 under the Pension Plan will be determined based upon the calculation formulas applicable to employees of various participating employers prior to the January 1, 2004 merger of the pension plan of the Company and two pension plans of a subsidiary. The NEOs are subject to the Pension Plan formula, which determines benefits by multiplying the average of the participant’s earnings in the five consecutive years in which they were highest during the 10 years before the participant’s retirement by a percentage equal to 1% for each of the participant’s first 40 years of credited service plus 2% for each year of credited service after the participant’s 45th birthday, and then reducing that result by a Social Security offset and by other benefits from certain other plans of affiliates. Benefits under the Pension Plan vest 100% at five years of credited service. Upon the participant’s retirement, Pension Plan benefits are payable as an annuity or certain portions thereof may be paid in a lump sum.
If the participant retires at or after age 55 but before age 65, the amount of accrued Pension Plan benefits is reduced to a designated percentage based on the participant's age at retirement. Messrs. Svoboda, Majors and Mitchell are eligible for early retirement benefits under the Pension Plan. Messrs. Darden, Hensley and Kalmbach are not eligible for early retirement benefits under the Pension Plan. It is not possible for a participant’s credited service under the Pension Plan to exceed his or her actual years of service with the Company and its subsidiaries.
Laws limit to a fixed amount per year the benefits that a qualified plan such as the Pension Plan can pay (in 2024, $275,000). Benefits that are actually paid under the Pension Plan are also based upon the covered compensation of the participant as defined by the Code (in 2024, $345,000), not on the actual final average earnings of the participant.
After evaluation of the retirement benefits potentially payable to its executives relative to its peer companies, the Board of Directors, based upon a recommendation from the Compensation Committee, implemented a Supplemental Executive Retirement Plan, effective January 1, 2007. This non-qualified SERP is funded by a Rabbi trust and will pay a supplemental benefit to a participating executive upon retirement in the amount of that portion of the executive’s retirement benefit, calculated under the Pension Plan or a subsidiary’s pension plan using the formulas from Pension Plan, which cannot be paid from the Pension Plan or a subsidiary’s pension plan because of the IRS limits requiring the pension calculation to be based on a much lower covered compensation figure and the
    60                 GL 2025 Proxy Statement

fixed amount annual limit on qualified pension plan benefits. Generally, no benefits will be paid out under the SERP unless the participant is 55 years old and has at least ten years of service with the Company and/or its subsidiaries. Participants meeting these requirements will receive benefits which range from 15% of the benefit that they would have ultimately received on retirement at age 65 if they choose to retire at age 55 to 98% of the benefit that they would have ultimately received on retirement at age 65 if they choose to retire at age 64. However, the Compensation Committee may on a case-by-case basis, in its discretion and upon the written request of the Co-CEOs, establish the early retirement reduction factors, the minimum age for benefit eligibility, the number of full or partial years for Vesting Service (as defined in the Pension Plan), and the attained age necessary to be eligible for a pre-retirement death benefit. Benefits will be paid in the form of an annuity selected by the participant. The Compensation Committee designated 18 executives of the Company and its subsidiaries, including each of the NEOs, to participate in the SERP on February 28, 2024.
Potential Payments upon Termination or Change in Control
Historically, the Company and its subsidiaries have not had employment contracts, severance agreements, salary continuation agreements or severance plans with the NEOs. In November 2024, consistent with market practice, the Company adopted the Globe Life Inc. Executive Severance Plan, which provides certain severance benefits to eligible participants, including the NEOs. None of the NEOs participated in the Executive Severance Plan prior to 2025. The discussion below describes the Company's potential payments upon termination or change in control as of December 31, 2024 and, as such, does not reflect any benefits associated with the Executive Severance Plan, as none were available on that date. Potential payments and benefits not generally available to all salaried employees may be made to the NEOs:

•	upon termination of employment, in connection with stock options issued under the 2011 Plan and 2018 Plan;
•	upon termination of employment, in connection with performance shares awarded under the 2018 Plan;
•	upon termination of employment, in connection with restricted stock units awarded under the 2018 Plan;
•	at age 65, in the form of an insurance policy under a Retirement Life Insurance Agreement;
•	upon termination of their employment in the executive’s chosen form of annuitized payment under the SERP; and
•	upon death, if still employed by the Company, under a death benefit only plan.
Additionally, in the case of a change in control of the Company, stock options, performance shares and restricted stock units held by the NEOs would be subject to vesting and those executive officers would have potential payments as a result.
For purposes of the following disclosures, the assumptions used in making the calculations are:

•	the triggering event (termination of employment, retirement, or change in control) occurred on December 31, 2024;
•	the per share price of Company stock is $111.52, which was the closing price of the stock on December 31, 2024;
•
the ages of the NEOs as of December 31, 2024 were Frank M. Svoboda (age 63), J. Matthew Darden (age 53); Thomas P. Kalmbach (age 60); Michael C. Majors (age 62); R. Brian Mitchell (age 61); and Robert E. Hensley (age 57); and

•	the NEOs’ salaries and non-equity incentive plan compensation are what is reflected for them in the Summary Compensation Table.
    61                 GL 2025 Proxy Statement

Treatment of Equity upon Termination of Employment (Non-Change in Control)
Termination of Employment – Stock Options
The Company's currently outstanding stock options provide that the options may be exercised for a period of time after termination of employment, that varies with the circumstances of the termination, or upon disability or death:

Voluntary Termination*	Involuntary Termination without Cause*	Termination for Cause^	Early Retirement at or after age 55 but before age 60	Retirement at or after age 60 but before age 65	Normal Retirement at or after age 65	Disability	Death
one month after termination of employment or expiration of stated option term, whichever is shorter	three months after termination of employment or expiration of stated option term, whichever is shorter	all outstanding options forfeited upon termination of employment	three years from retirement date or expiration of stated option term, whichever is shorter	five years from retirement date or expiration of stated option term, whichever is shorter	remaining balance of option term, and all options remaining unvested vest in full on retirement date	remaining balance of option term, and all options remaining unvested immediately vest in full	remaining balance of option term or one year from date of death, whichever is longer, and all options remaining unvested at date of death immediately vest in full
* Under Age 55
^ Cause” is defined by the 2011 Plan and the 2018 Plan to have the meaning assigned to such term in the employment, severance or similar agreement, if any, between the participant and the Company or a subsidiary. If there is no such agreement and if the grant agreement does not define that term (as is the case in all awards currently outstanding under such Plans), “cause” means any of the following acts by the plan participant, as determined by the Compensation Committee or the Board: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity in conflict with, or adverse to, the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company.
Stock options awarded to executives age 54 and above on the grant date generally contain provisions requiring the executive to have held the option for one year following the grant date to be able to exercise after termination of employment, except in the case of disability or death.
Termination of Employment – Performance Shares
The Company’s currently outstanding performance share awards provide that if the executive’s employment terminates during the three-year performance measurement period because of death or disability, the executive is deemed to have earned the target award without the application of any performance multiplier. Performance share awards provide for the payment of a prorated target level award upon confirmation of attainment of the performance objectives in the case of the executive’s early retirement based upon age at early retirement. Currently, performance share awards contain non-competition, non-solicitation and confidentiality provisions applicable upon the award recipient's separation from employment for any reason for a two-year period from the date of separation, or in the event of termination due to early retirement or normal retirement, during the remaining vesting period prior to the vesting date, whichever is longer.
Termination of Employment – Restricted Stock Units
The Company's currently outstanding restricted stock unit awards provide that if the executive's employment terminates prior to the vesting date (the third anniversary of the grant date) because of death or disability, the executive's restricted stock units will vest and become non-forfeitable on such date. Restricted Stock Unit awards provide for the payment of a prorated award in the case of the executive's retirement after the Grantee has attained the age of 60 (33.33% of the restricted stock units vesting upon retirement after the first anniversary of the grant date and 66.67% of the restricted stock units vesting upon retirement after the second anniversary of the grant date). Currently, the executive's restricted stock unit awards contain non-competition, non-solicitation and confidentiality provisions applicable upon the executive's separation from employment for any reason for a two-year period from the date of separation.
    62                 GL 2025 Proxy Statement

Termination of Employment – Equity Award Realized Values as of December 31, 2024
The following table sets out values for outstanding “in the money” stock options, performance share awards, and restricted stock unit awards that would have been realized by the NEOs as of December 31, 2024 in the termination of employment situations discussed above.

Name	Award Type	Voluntary Termination ($)	Involuntary Termination Without Cause ($)	Early Retirement ($)	Retirement at or after Age 60 ($)	Normal Retirement ($)	Disability/Death ($)
Frank M. Svoboda	Stock Options				5,146,050		5,146,050
	Performance Shares				2,944,128		4,906,880
	Restricted Stock Units				125,261		766,142
J. Matthew Darden	Stock Options	2,973,393	3,242,818				3,242,818
	Performance Shares						4,906,880
	Restricted Stock Units						766,142
Thomas P. Kalmbach	Stock Options				1,129,450		1,129,450
	Performance Shares				205,197		2,051,968
	Restricted Stock Units				51,294		488,458
Michael C. Majors	Stock Options				1,193,990		1,193,990
	Performance Shares				776,179		1,940,448
	Restricted Stock Units				47,949		286,607
R. Brian Mitchell	Stock Options				2,095,060		2,095,060
	Performance Shares				370,246		1,851,232
	Restricted Stock Units				49,064		281,030
Robert E. Hensley	Stock Options			273,570			273,570
	Performance Shares						1,628,192
	Restricted Stock Units						534,181

Retirement Life Insurance Agreements
The Company will provide a life insurance benefit to certain of the NEOs during their respective lifetimes, effective in each instance upon the later of the executive's 65th birthday or his retirement date, with coverage equal to the designated percentage shown below of an amount equal to two times the executive’s salary and bonus earned in his final year of employment prior to retirement, less $5,000; provided, however, that the insurance benefit will in no case exceed $495,000.

Employee’s Age Nearest Birthday at Date of Retirement	Percentage of Benefit Amount
55	65%
56	70%
57	75%
58	80%
59	85%
60	90%
61	95%
62 or over	100%
Based upon a hypothetical retirement date of December 31, 2024, Messrs. Majors and Mitchell would each have $495,000 in life insurance coverage under his Retirement Life Insurance Agreement. Each such individual would be issued an insurance policy by a Company subsidiary with a face amount equal to his insurance coverage. Messrs. Darden, Svoboda, Kalmbach and Hensley are not covered by a Retirement Life Insurance Agreement.
    63                 GL 2025 Proxy Statement

Supplemental Executive Retirement Plan
No benefits will be paid under the Supplemental Executive Retirement Plan (SERP) upon retirement unless the participant is 55 years old and has at least ten years of service with the Company or its subsidiaries (60 years old and at least seven years of service, in the case of Mr. Hensley). However, for employees becoming participants on or after November 1, 2020, the Compensation Committee may on a case-by-case basis, at its discretion and upon the written request of the Co-CEOs, establish the early retirement reduction factors, the minimum age for benefit eligibility, the number of full or partial years for Vesting Service (as defined in the Pension Plan), and the attained age necessary to be eligible for a pre-retirement death benefit. Assuming the NEOs retired on December 31, 2024, Messrs. Svoboda, Majors and Mitchell would be entitled to receive benefits under the terms of the SERP since they were at least age 55 and had at least ten years of service with the Company or its subsidiaries on that date, but Messrs. Darden, Kalmbach and Hensley would not be eligible to receive SERP benefits. The annual benefits payable as of December 31, 2024 for the NEOs listed below are as follows:

Name	SERP Benefits as of December 31, 2024 ($)
Frank M. Svoboda	401,419
Michael C. Majors	282,874
R. Brian Mitchell	282,045

Death Benefit Only Plan
A Death Benefit Only Plan (Plan) benefit is applicable for each NEO who is a Plan participant. Under the terms of the Plan, the NEO’s beneficiary will receive two times the NEO’s base salary, up to a maximum of $500,000, if the NEO is an active employee of the Company at the time of death.

Treatment of Equity upon Change in Control
The 2018 Plan (and the 2011 Plan, as applicable) provides that: (1) in case of a change in control where the new controlling person does not assume or equitably substitute stock options, performance shares, or restricted stock units, all outstanding options become fully exercisable, 100% of the target awards of performance shares are deemed earned and are paid out on a pro-rata basis based upon the length of time within the performance period prior to the change in control, and restricted stock units will vest and become non-forfeitable; and (2) in the case of a change in control where the new controlling person assumes or equitably substitutes stock options, performance shares, or restricted stock units, if a participant’s employment is terminated without cause or the participant terminates for good reason within two years (three years in the case of restricted stock units) after the effective date of the change in control, all outstanding options are fully exercisable, 100% of the target awards of performance shares are deemed earned and are paid out on a pro-rata basis based upon the length of time within the performance period prior to the date of termination, and restricted stock units will vest and become non-forfeitable.
For purposes of the 2018 Plan (and the 2011 Plan), a “change in control” generally consists of any one of the following events:
(i)An acquisition of 25% or more of the Company’s voting securities, but not including:
•an acquisition by a person who on the plan’s effective date (April 26, 2018 for the 2018 Plan, April 28, 2011 for the 2011 Plan) was the beneficial owner of 25% or more the Company’s voting securities;
•an acquisition of securities by or from the Company;
•an acquisition of securities by a Company employee benefit plan; or
•an acquisition of securities by a successor corporation pursuant to a transaction which complies with the exception to clause (iii) below.
(ii)Individuals serving on the Company’s Board on the effective dates of the 2018 Plan (or the 2011 Plan, as applicable) cease to constitute a majority of the Board (with an exception for individuals whose election or nomination was approved by a majority of the then incumbent board, outside the context of an election contest).
(iii)A reorganization, merger or consolidation of the Company, or a sale of all or substantially all of the Company’s assets, unless, following any such transaction:
    64                 GL 2025 Proxy Statement

•all or substantially all of the Company’s shareholders prior to the transaction own more than 50% of the voting stock of the Company or its successor in substantially the same proportions as their ownership of the Company’s voting stock prior to the transaction;
•no person (excluding any successor corporation or any employee benefit plan of the Company or a successor corporation) acquires 25% or more of the voting securities of the Company or its successor as a result of the transaction, except to the extent that such ownership existed prior to the transaction; and
•a majority of the members of the Board of the Company or its successor following the transaction were members of the Company’s Board prior to the transaction.
(iv)The Company’s shareholders approve a complete liquidation or dissolution of the Company.
Assuming that the change in control occurred on December 31, 2024, the NEOs would have the following intrinsic option values and values for their unissued performance shares and restricted stock units awarded under the 2018 Plan (or 2011 Plan, as applicable):

Name	Stock Options ($)	Unissued Performance Shares ($)	Restricted Stock Units ($)
Frank M. Svoboda	5,146,050	4,906,880	766,142
J. Matthew Darden	3,242,818	4,906,880	766,142
Thomas P. Kalmbach	1,129,450	2,051,968	488,458
Michael C. Majors	1,193,990	1,940,448	286,607
R. Brian Mitchell	2,095,060	1,851,232	281,030
Robert E. Hensley	237,570	1,628,192	534,181
Pay Versus Performance
The following information is intended to show the relationship between the executive compensation actually paid by our Company and our financial performance.

Year	Summary Compensation Table Total for PEO-1[1] ($)	Summary Compensation Table Total for PEO-2[1] ($)	Compensation Actually Paid to PEO-1[2] ($)	Compensation Actually Paid to PEO-2[2] ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers[2,3] ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers[2,3] ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (in 000s) ($)[6]	Operating EPS ($)[6]
							Total Shareholder Return ($)[4]	Peer Group Total Shareholder Return ($)[4,5]
2024	8,727,298	8,459,166	8,325,936	8,130,606	3,137,068	2,871,391	111	172	1,070,762	12.37
2023	7,206,071	6,860,896	5,959,091	6,043,409	2,860,823	2,177,294	120	143	970,755	10.65
2022	8,905,419	8,871,217	19,165,333	19,247,538	3,081,295	6,745,194	118	137	894,386	9.71
2021	8,353,754	8,323,666	6,084,819	6,060,050	2,906,877	2,237,094	91	124	1,031,114	9.63
2020	9,158,910	8,443,364	2,393,755	2,405,315	3,315,803	1,441,879	91	91	731,773	6.88
1 Amounts shown are reported in the Summary Compensation Table (SCT) for the Principal Executive Officers (PEOs), Frank M. Svoboda (PEO-1) and J. Matthew Darden (PEO-2). Effective January 1, 2023, Messrs. Svoboda and Darden succeeded Gary L. Coleman and Larry M. Hutchinson as the Company's Co-CEOs and were designated as the PEOs for 2023. Messrs. Coleman and Hutchison were designated as PEO-1 and PEO-2 for the years 2020 through 2022.
2 Amounts shown represent compensation actually paid (CAP) and include adjustments for changes in the fair value of performance share awards, stock option awards and restricted stock unit awards, as well as adjustments for the aggregate change in the actuarial present value of accumulated benefits and actuarially-determined service costs for services rendered under all defined benefit and actuarial pension plans reported in the SCT for Messrs. Svoboda (PEO-1) and Darden (PEO-2) for 2023 and 2024; for Messrs. Coleman (PEO-1) and Hutchinson (PEO-2) for 2020 to 2022; and for the average of the Non-PEO Named Executive Officers (NEOs): Thomas P. Kalmbach, R. Brian Mitchell, Robert E. Hensley, and Michael C. Majors for 2023 and 2024; Messrs. Svoboda, Darden, Majors, and Steven K. Greer for 2021 and 2022; and Messrs. Svoboda, Darden, Greer, and W. Michael Pressley for 2020. To calculate CAP, the following amounts were deducted or added to the SCT Total in the tables below for PEO-1 and PEO-2.
3 Amounts shown represent the total average reported in the Summary Compensation Table for the Non-PEO NEOs. The Company’s Non-PEO NEOs for 2023 and 2024 were Thomas P. Kalmbach, R. Brian Mitchell, Robert E. Hensley, and Michael C. Majors. For 2021 and 2022, the Non-PEO NEOs were Messrs. Svoboda, Darden, Majors and Steven K. Greer. Finally, the Non-PEO NEOs for 2020 were Messrs. Svoboda, Darden, Greer, and W. Michael Pressley.
4 Calculated based on $100 invested as of market close on December 31, 2019, including the reinvestment of dividends, for each fiscal year.
5 The Company’s peer group consists of the Standard & Poor’s (S&P) Life and Health Insurance Index and is set forth in Part II, Item 5 of the Form 10-K for the fiscal year ended December 31, 2024.
6 As a result of the adoption of ASU 2018-12, Financial Services - Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts, net income and operating EPS for 2021 and 2022 have been retrospectively adjusted as of January 1, 2021. The Company implemented the standard on January 1, 2023. Refer to the 2023 Form 10-K for additional information.

    65                 GL 2025 Proxy Statement

PEO-1
Year	SCT Total ($)	Equity Award-related Additions (Deductions) to CAP			Pension-related Additions (Deductions) to CAP		CAP ($)
		Adjustment for the Fair Value of Equity Awards as of Year-End ($)	Adjustment for the Change in the Fair Value of the Prior Years' Awards, Unvested as of Year-End ($)	Adjustment for the Change in the Fair Value of the Prior Years' Awards that Vested during the Year ($)	Adjustment for the Aggregate Change in the Present Value of the Accumulated Benefit under the Pension Plans ($)	Adjustment for the Service Cost ($)
2024	8,727,298	(1,235,456)	199,498	821,419	(368,244)	181,421	8,325,936
2023	7,206,071	504	(487,847)	(216,287)	(733,218)	189,868	5,959,091
2022	8,905,419	3,119,560	6,499,470	692,092		(51,208)	19,165,333
2021	8,353,754	(321,200)	(1,700,782)	(309,130)		62,177	6,084,819
2020	9,158,910	(154,340)	(4,084,180)	(654,480)	(1,939,280)	67,125	2,393,755

PEO-2
Year	SCT Total ($)	Equity Award-related Additions (Deductions) to CAP			Pension-related Additions (Deductions) to CAP		CAP ($)
		Adjustment for the Fair Value of Equity Awards as of Year-End ($)	Adjustment for the Change in the Fair Value of the Prior Years' Awards, Unvested as of Year-End ($)	Adjustment for the Change in the Fair Value of the Prior Years' Awards that Vested during the Year ($)	Adjustment for the Aggregate Change in the Present Value of the Accumulated Benefit under the Pension Plans ($)	Adjustment for the Service Cost ($)
2024	8,459,166	(1,235,456)	199,498	681,413	(138,054)	164,039	8,130,606
2023	6,860,896	504	(433,019)	(153,923)	(399,676)	168,627	6,043,409
2022	8,871,217	3,119,560	6,499,470	692,092		65,199	19,247,538
2021	8,323,666	(321,200)	(1,700,782)	(309,130)		67,496	6,060,050
2020	8,443,364	(154,340)	(4,084,180)	(654,480)	(1,210,731)	65,682	2,405,315

Average Non-PEO NEOs
Year	SCT Total ($)	Equity Award-related Additions (Deductions) to CAP			Pension-related Additions (Deductions) to CAP		CAP ($)
		Adjustment for the Fair Value of Equity Awards as of Year-End ($)	Adjustment for the Change in the Fair Value of the Prior Years' Awards, Unvested as of Year-End ($)	Adjustment for the Change in the Fair Value of the Prior Years' Awards that Vested during the Year ($)	Adjustment for the Aggregate Change in the Present Value of the Accumulated Benefit under the Pension Plans ($)	Adjustment for the Service Cost ($)
2024	3,137,068	(387,301)	40,932	352,764	(398,616)	126,544	2,871,391
2023	2,860,823	889	(241,319)	(90,722)	(445,400)	93,023	2,177,294
2022	3,081,295	1,102,060	2,083,150	242,997		235,692	6,745,194
2021	2,906,877	(98,330)	(420,168)	(103,374)	(289,742)	241,831	2,237,094
2020	3,315,803	(45,053)	(1,106,602)	(192,601)	(737,316)	207,648	1,441,879

    66                 GL 2025 Proxy Statement

The charts below reflect the compensation actually paid (CAP) for each of the Company’s PEOs and the average CAP for the Non-PEO NEOs, respectively, and their relation to the Company’s Total Shareholder Return (TSR) over the referenced years, along with the Company’s TSR versus our peer group’s TSR.
In summary, the Company’s compensation actually paid (CAP) fluctuates generally with its performance in several key metrics, notably TSR. This is primarily a result of the equity-based portion of the individuals’ compensation being dependent on share price. As such, we would generally expect CAP to vary with changes in share price.
From 2023 to 2024, the increase in CAP was largely due to increasing fair value of equity awards for the period in addition to performance metrics that were achieved at or above target resulting in a higher payout factor. CAP was in-line with the compensation reported on the SCT, primarily as a result of an increase in the fair value of equity-based awards granted in prior years but vested in the current year. In 2024, the decline in TSR was the result of a decrease in the Company share price that occurred following the equity compensation award date. With TSR staying relatively flat in 2023, the resulting CAP figure came in-line with compensation reported on the SCT. This was to be anticipated, as we would not expect the year-end valuations to change significantly during a period with little to no change in TSR due to the significance share price has in the underlying calculation of fair value. In 2022, CAP increased significantly when compared to compensation presented in the SCT, largely as a result of a 29% increase in TSR, thus increasing the fair value of equity-based awards for the period. The reason for the increase in CAP from 2020 to 2021, despite a lack of corresponding increase in TSR over such period, is due to the COVID-19
    67                 GL 2025 Proxy Statement

pandemic and the resulting fluctuations in the fair value of the equity-based compensation of our NEOs. As a result of the pandemic, the stock market dropped significantly, with the Company’s stock declining in value approximately 10% over the course of 2020 before staying largely flat through 2021. In addition to the impact the decreased share price had on CAP, the pandemic resulted in lower net income for the Company given its primary focus on providing mortality-based insurance products. As a result of the pandemic, the Company incurred approximately $60 million of additional life insurance losses in 2020, $140 million in 2021, and $49 million in 2022, which impacted the performance objectives underlying equity awards issued prior to March of 2020 and the non-equity incentive compensation for 2020. This, however, primarily only impacted CAP in 2020, as compared to subsequent years in which the performance objectives on new awards in 2021 and 2022 excluded the effect of COVID-19 related claims due to the inherent difficulty in reasonably estimating such life claims, and in order to avoid an inequitable result of the pandemic impacting the awards. The impact of this exclusion, along with a 30% increase in TSR for the year, resulted in a significant increase in CAP for 2022.
The charts below reflect CAP for each of the Company's PEOs and the average CAP for the non-PEO NEOs, respectively, and their relation to net income as well as the Company’s selected measure, operating EPS. Refer to APPENDIX A – Non-GAAP Reconciliation for definitions of non-GAAP measures utilized herein.

CAP versus Net Income
(Dollar amounts in thousands)
$30,000
$20,000
$10,000
$0
Compensation Actually Paid
$1,500,000
$1,200,000
$900,000
$600,000
$300,000
$0
Net Income
$731,773
$1,031,114
$894,386
$970,755
$1,070,762
2020
2021
2022
2023
2024
CAP to PEO-1
CAP to PEO-2
Average CAP to Non-PEO NEOs
Net Income

CAP versus Operating EPS
(Dollar amounts in thousands, except per share data)
Compensation Actually Paid
$30,000
$20,000
$10,000
$0
Operating EPS
$15
$12
$9
$6
$3
$0
$6.88
$9.63
$9.71
$10.65
$12.37
2020
2021
2022
2023
2024
CAP to PEO-1
CAP to PEO-2
Average CAP to Non-PEO NEOs
Operating EPS

    68                 GL 2025 Proxy Statement

In 2021 and 2022, as a result of the adoption of ASU 2018-12, Financial Services - Insurance (Topic 944): Targeted Improvements to the Accounting for LDTI, net income and operating EPS have been retrospectively restated, thus affecting the comparability of prior periods. Additional information regarding the impacts of the adoption is contained in the Company's Form 10-K. Using restated figures, CAP as a percent of the SCT total increased significantly in 2021 and 2022, when compared to 2020, which is in-line with the increases seen in net income and operating EPS over these periods. In 2023 and 2024, CAP remained in-line with the total compensation presented on the SCT, despite the increased operating EPS and net income in both 2023 and 2024, since CAP is more impacted by changes in share price. In 2023, the share price remained relatively unchanged and in 2024, we saw an increase in share price at grant date.
The six items listed below represent the most important non-GAAP financial measures utilized to link the executive compensation actually paid (to all of its NEOs) to Company performance during the most recently completed fiscal year. Our reasoning for these measures is further discussed in the Compensation Philosophy sub-section of the Compensation Discussion and Analysis section of this Proxy Statement. Refer to APPENDIX A – Non-GAAP Reconciliation for definitions of non-GAAP measures utilized herein.

Book Value Per Share, excluding AOCI*
Total Premium
First-Year Collected Premium
Net Operating Income ROE
Underwriting income
Operating EPS

* For purposes of determining the total performance shares awarded for a given year, the figure is adjusted to include accumulated dividends per share paid over the performance period.
Stock Option Award Disclosure
Except for equity grants that may be made with respect to new hires, it is the long-standing practice of the Compensation Committee to grant stock options, performance shares, restricted stock, or restricted stock units to officers and key employees only one time per year at its quarterly meeting in February, which occurs following the release of the prior year’s reported earnings.5 Neither the Compensation Committee nor the Board takes material non-public information into account when determining the timing or the terms of equity awards. The Company has not timed the release of material non-public information for the purpose of affecting the value of executive compensation. In 2024, the Board approved stock option grants to the Co-CEO’s, and the Compensation Committee approved stock option grants to the other NEOs, on February 28, 2024, which is the date that the Company filed its Annual Report on Form 10-K for the year ended December 31, 2024. Because the options were granted on the same day the Form 10-K was filed, the Company is required to provide the following table:

Executive	Grant Date	Number of Securities Underlying the Award*	Exercise Price of the Award	Grant Date Fair Value of the Award
Percentage change in the closing
market price of the securities underlying the award between the trading day ending immediately prior to the
disclosure of material non-public information and the trading day beginning immediately following the disclosure of material nonpublic information

Frank M. Svoboda	02/28/24	72,000	$128.40	$2,432,880	(1.0)%
J. Matthew Darden	02/28/24	72,000	$128.40	$2,432,880	(1.0)%
Thomas P. Kalmbach	02/28/24	23,100	$128.40	$780,549	(1.0)%
Michael C. Majors	02/28/24	24,700	$128.40	$834,613	(1.0)%
R. Brian Mitchell	02/28/24	23,500	$128.40	$794,065	(1.0)%
Robert E. Hensley	02/28/24	18,800	$128.40	$635,252	(1.0)%
*Non-qualified stock options
5 Equity grants to the Co-CEOs are recommended by the Compensation Committee and approved by the independent members of the Board at the Board's quarterly meeting in February each year, which occurs following the release of the prior year's reported earnings.
    69                 GL 2025 Proxy Statement

CEO Pay Ratio
The Pay Ratio Disclosure Rule, codified in Item 402(u) of Regulation S-K and adopted pursuant to Section 953(b) of the Dodd-Frank Act, requires the Company to calculate and disclose the ratio of the annual total compensation of its CEO to the median of the annual total compensation of its employees. For 2024, our last completed fiscal year:
•The annual total compensation of the Company's Co-CEO6 was $8,741,234, consisting of the total compensation reported for him in the Summary Compensation Table included in this Proxy Statement plus non-cash compensation in the form of Company-paid healthcare benefits; and
•The median of the annual total compensation of all employees of the Company (other than the Co-CEOs) was $56,413.
Based on this information, for 2024, the ratio of the annual total compensation of the Company's Co-CEO to the median of the annual total compensation of all employees was 155 to 1.7 The difference in comparison to the ratio for 2023 (118 to 1) largely appears to be the result of a smaller change in pension value for the median employee than in 2023, as well as increases in the CEO's stock and option awards, and non-equity incentive plan compensation under the MIP, for 2024. The Company believes, however, that since companies may employ different methodologies and assumptions to determine such a ratio, this pay ratio should not be relied upon for comparison purposes with the Company's peers.
For 2024, for purposes of our pay ratio calculation, we used the same median employee (a U.S. resident full-time employee) as identified for 2023. This approach was deemed appropriate because there were no changes in our employee population or employee compensation arrangements that we believed would significantly impact our pay ratio disclosure. Additional information regarding the methodology used by the Company to identify its employee population and the "median employee" for 2023 (which is the same methodology relied upon for 2024, given that the median employee did not change) may be found in the "CEO Pay Ratio" section of the Company's Proxy Statement filed on March 18, 2024, available on the Company's website at https://investors.globelifeinsurance.com under Annual Reports, 10-K, and Proxy Statements.

Calculation of Annual Total Compensation and CEO Pay Ratio
•To determine the annual total compensation of the Company's Co-CEO, we used the total compensation amount ($8,727,298) reflected in the 2024 Summary Compensation Table included in this Proxy Statement, then added non-cash compensation consisting of Company-paid healthcare benefits.8
•We then combined all of the elements of the median employee’s compensation for 2024, in accordance with requirements of Item 402(c)(2)(x) of Regulation S-K, and added non-cash compensation consisting of Company-paid healthcare benefits,9 in order to arrive at the “median employee’s” annual total compensation amount ($56,413).
•Finally, we calculated the ratio of the annual total compensation paid to the Company's Co-CEO to that of the median employee (CEO pay ratio) based upon these results. The resulting ratio is a reasonable estimate calculated in a manner consistent with 402(u) of Regulation S-K.
6 Because the Company operated with Co-CEOs during 2024, the annual total compensation of Co-CEO Frank M. Svoboda (referenced herein as "the Company's Co-CEO"), which was higher than that of Co-CEO J. Matthew Darden, was utilized for purposes of calculating the CEO pay ratio.

7 Using the annual total compensation of Mr. Darden, the other Co-CEO, for calculation purposes would have resulted in a ratio of 150 to 1.
8 Company-paid healthcare benefits, totaling $13,936, were included in the calculation of the annual total compensation of the Company's Co-CEO for 2024.

9 Company-paid healthcare benefits, totaling $6,396, were included in the calculation of the median employee's annual total compensation for 2024.

    70                 GL 2025 Proxy Statement

DIRECTOR COMPENSATION PHILOSOPHY
The Company seeks to compensate its non-management directors by paying market-based compensation designed to attract the desired caliber of directors to the Board and to align those directors’ interests with shareholders' interests, focusing on results and the long-term by emphasizing equity compensation in the form of restricted stock, restricted stock units, and stock options.
PAYMENTS TO DIRECTORS
In 2024, standard compensation for non-employee directors of the Company was as follows:

Payments to Directors	Amount	Form
Annual Retainer for Board Service	$280,000	$100,000 Cash[1] $180,000 Equity[2]
Independent Lead Director	$45,000	Cash
Chair, Audit Committee	$35,000	Cash
Chair, Compensation Committee	$25,000	Cash
Chair, Governance and Nominating Committee	$20,000	Cash
Member, Audit Committee[3]	$12,500	Cash
1 Directors are paid the cash component of their annual retainer in quarterly installments unless a timely election is made under the non-employee director sub-plan of the 2018 Plan to receive an equivalent amount of market value stock options, restricted stock or RSUs or to defer the cash to an interest-bearing account under the terms of that plan.
2 Directors are paid the equity component of their annual retainer either in the form of market value stock options, restricted stock or RSUs, based on the director’s timely election, with the equity issued on the first NYSE trading day of each calendar year, valued at the NYSE market closing price of Company common stock on that date. If no timely election is made, the non-employee director receives his or her annual equity compensation in the form of $180,000 of market value stock options.
3 Excluding the Audit Committee Chair
Newly-elected non-employee directors receive cash compensation and equity compensation which has been prorated for the period of their service during the year.
Directors do not receive meeting fees or fees for the execution of written consents in lieu of Board or Board Committee meetings. They receive reimbursement for their travel and lodging expenses. Directors who are employees of the Company or one of its subsidiaries receive no compensation for Board service.
Non-employee directors receive very limited perquisites and other personal benefits, which may include holiday gifts and costs associated with spouses’ travel to Board meetings. In 2024, no such director received perquisites or any other personal benefits with an aggregate incremental cost to the Company in excess of $10,000.
Non-employee directors may elect to defer all or a designated portion of their cash-based annual director compensation into an interest-bearing account, pursuant to a timely election made under the Non-Employee Director Compensation Plan, a sub-plan of the 2018 Plan. These accounts bear interest at non-preferential rates set from time to time by the Compensation Committee. The amounts in such accounts are paid to the director in a lump sum or equal monthly installments for up to 120 months, as elected by the director, with payments commencing on the earliest of: (i) December 31 of the fifth year after the year for which the deferral was made; (ii) the first business day of the fourth month after the director’s death; or (iii) the director’s termination as a non-employee director of the Company or any of its subsidiaries for a reason other than death. No non-employee director chose to defer any compensation pursuant to these provisions in 2024.
In 2024, the Board, upon the recommendation of the Compensation Committee, authorized a one-time cash payment of additional fees to certain of the Company’s non-employee directors for the performance of work in 2024 beyond the scope of the traditional duties and responsibilities associated with their committee and Board leadership roles; specifically the Audit Committee Chair (Ms. Thigpen, $25,000), the other members of the Audit Committee (Ms. Cho and Mr. Johnson, $15,000 each), and the Lead Director (Ms. Addison, $15,000).
    71                 GL 2025 Proxy Statement

2024 DIRECTOR COMPENSATION
The table below summarizes the compensation paid by the Company to non-employee directors during the fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards[1] ($)	Option Awards[2,3] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Linda L. Addison[4]	160,000	180,039	0	0	0	0	340,039
Marilyn A. Alexander	100,000	0	180,023	0	0	0	280,023
Cheryl D. Alston	116,667	180,039	0	0	0	0	296,706
Mark A. Blinn	100,000	180,039	0	0	0	0	280,039
James P. Brannen	120,000	180,039	0	0	0	0	300,039
Jane Buchan[5]	41,667	0	60,031	0	0	0	101,698
Alice S. Cho[4]	127,500	180,039	0	0	0	0	307,539
Steven P. Johnson[4]	127,500	180,039	0	0	0	0	307,539
David A. Rodriguez	100,000	180,039	0	0	0	0	280,039
Mary E. Thigpen[4]	160,000	180,039	0	0	0	0	340,039
1 The amounts presented in this column are computed in accordance with ASC 718 and represent the grant date fair values for 1,475 shares of restricted stock awarded to each of Mses. Addison, Alston, and Thigpen and Messrs. Blinn and Johnson on January 2, 2024; 1,475 RSUs awarded to each of Messrs. Brannen and Rodriguez, and Ms. Cho.
2 Aggregate outstanding option awards at fiscal year-end 2024 are as follows: for Ms. Alexander, 5,182 shares; Ms. Alston, 14,017 shares; and for Ms. Buchan, 19,828 shares. For Mses. Addison, Cho and Thigpen, and Messrs. Blinn, Brannen, Johnson and Rodriguez, 0 shares.
3 The amount presented in this column is computed in accordance with ASC 718 and represents the grant date fair value of the 5,182 stock options with an exercise price of $122.06 per share awarded on January 2, 2024 to Ms. Alexander and the 1,728 stock options with an exercise price of $122.06 per share awarded on January 2, 2024 to Ms. Buchan.
4 Includes one-time cash payment of additional fees to the Audit Committee Chair, other Audit Committee members, and the Lead Director (as discussed above).
5 Ms. Buchan retired from the Board on April 25, 2024.
RELATED PARTY TRANSACTION POLICY AND TRANSACTIONS
The Board has adopted a written policy statement with respect to related party transactions. This policy provides that a related party transaction may be consummated or may continue only if: (i) the disinterested members of the Board have approved or ratified the transaction in accordance with the guidelines in the policy and the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or (ii) the transaction involves compensation approved by the Compensation Committee of the Board. In situations where a significant opportunity is presented to management or a member of the Board which might result in the diversion of a corporate opportunity for their personal gain, that Related Party (other than an otherwise unaffiliated five percent shareholder) must obtain the consent of the Board.
At their February 28, 2024 meeting, the disinterested members of the Board determined that there were no related party transactions to be reviewed under the Related Party Transaction Policy for 2024.
You may find the Related Party Transaction Policy by going to the Company’s website at https://investors.globelifeinsurance.com. The Policy is located under the Corporate Governance heading. Printed copies of the Related Party Transaction Policy may be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.
    72                 GL 2025 Proxy Statement

DELINQUENT SECTION 16(a) REPORTS
Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than 10% of the Company’s common stock are required to report their initial ownership of the Company’s common stock and other equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the NYSE and to submit copies of these reports to the Company. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2024, the Company believes that all required Section 16(a) filings applicable to its executive officers, directors, and greater than 10% beneficial owners were filed on a timely basis.
STOCK OWNERSHIP
The following table shows certain information about stock ownership as of January 31, 2025 for the directors, nominees and Named Executive Officers of the Company, including shares with respect to which they have the right to acquire beneficial ownership on or prior to April 1, 2025.

	Company Common Stock or Options Beneficially Owned as of January 31, 2025[1,2,3]	Percentage of our Common Stock Outstanding
Name
Matthew J. Adams	0	*
Linda L. Addison	19,442	*
Marilyn A. Alexander	27,228	*
Cheryl D. Alston	23,427	*
Mark A. Blinn	5,122	*
James P. Brannen	8,674	*
Alice S. Cho	4,466	*
J. Matthew Darden	292,534	*
Philip M. Jacobs	0	*
Steven P. Johnson	17,275	*
David A. Rodriguez	5,817	*
Frank M. Svoboda	489,781	*
Mary E. Thigpen	17,266	*
Thomas P. Kalmbach	136,738	*
Michael C. Majors	164,351	*
R. Brian Mitchell	213,137	*
Robert E. Hensley	48,990	*
All Directors, Nominees and Executive Officers as a group (19 persons)	1,748,657	1.97%
* Indicates that the percentage of beneficial ownership does not exceed 1%.
1 Includes: for Alexander, 5,182 shares; for Alston, 14,017 shares; for Darden, 249,410 shares; for Svoboda, 324,000 shares; for Kalmbach, 117,550 shares; for Majors, 123,200 shares; for Mitchell, 156,000 shares; for Hensley, 41,700 shares; and for all directors, nominees and executive officers as a group, 1,266,384 shares, that are subject to presently exercisable Company stock options.
2 Includes: for Darden, 4,151 shares; for Kalmbach, 962 shares; for Mitchell, 11,912 shares; and for Svoboda, 1,935 shares held indirectly through the Company Savings and Investment Plan.
3 Includes: for Svoboda, 144,898 shares held in his family living trust; and for Mitchell, 41,133 shares held in his family living trust and 1,571 shares held in a trust for the benefit of his son.

    73                 GL 2025 Proxy Statement

PRINCIPAL SHAREHOLDERS
The following table lists all persons known to be beneficial owners of more than five percent of the Company’s outstanding common stock as of December 31, 2024, as indicated from the most recent Schedule 13F-HR filings with the Securities and Exchange Commission.

Name and Address	Number of Shares	Percent of Class
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	10,399,696[1]	12.38%
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	5,959,663[2]	7.10%
Wellington Management Group LLP Wellington Group Holdings LLP Wellington Investment Advisors Holdings LLP c/o Wellington Management Company LLP 280 Congress Street Boston, Massachusetts 02210	5,117,122[3]	6.09%
[1] According to a Schedule 13F-HR filed with the SEC on February 11, 2025, the Vanguard Group, Inc. reports sole voting power for 232 shares, shared voting power for 78,407 shares, sole dispositive power for 10,086,266 shares, and shared dispositive power for 313,430 shares.
[2] According to a Schedule 13F-HR filed with the SEC on February 7, 2025, BlackRock, Inc. reports sole voting power for 5,583,389 shares, shared voting power for 0 shares, sole dispositive power for 5,959,246 shares, and shared dispositive power for 417 shares.
[3] According to a Schedule 13F-HR filed with the SEC on February 12, 2025, Wellington Management Group LLP reports sole voting power for 0 shares, shared voting power for 3,766,075 shares, sole dispositive power for 0 shares, and shared dispositive power for 5,117,122 shares.

PROPOSAL NUMBER 3
 Approval of Auditors
A proposal to ratify the appointment of the firm of Deloitte & Touche LLP (Deloitte) as the independent registered public accounting firm of the Company for the year ending December 31, 2025 will be presented to the shareholders at the Annual Meeting. Deloitte served as the Company’s independent registered public accounting firm, auditing the financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2024, and has served in this capacity since 1999. After review and evaluation, the Audit Committee of the Board has appointed Deloitte to serve as the Company’s independent registered public accounting firm for 2025, and has recommended that the shareholders ratify the appointment of Deloitte for 2025.
A representative of Deloitte is expected to be present at the meeting and will be available to respond to appropriate questions and, although the firm has indicated that no statement will be made, Deloitte will have the opportunity to make a statement should the firm desire to do so.
If the shareholders do not ratify the appointment of Deloitte, the selection of an independent registered public accounting firm will be reconsidered by the Audit Committee of the Board of Directors.

Proposal	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
3	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2025
☑	The Board recommends that shareholders vote “FOR” the proposal.

    74                 GL 2025 Proxy Statement

AUDIT COMMITTEE REPORT
The Audit Committee of the Board is comprised of five directors, all of whom are presently independent as that term is defined in the rules of the New York Stock Exchange: Mary E. ("Mimi") Thigpen, who currently serves as Committee Chair, Matthew J. Adams, Alice S. Cho, Philip M. Jacobs and Steven P. Johnson. All members of the Audit Committee, who served during 2024, are financially literate as that qualification has been interpreted by the Company’s Board in its business judgment, and at least one member of the Audit Committee has accounting or related financial management expertise. On February 26, 2025, after review and deliberation, the Board formally reaffirmed the status of Ms. Thigpen (since February 2020) and Ms. Cho (since February 2024) as the designated audit committee financial experts serving on the Audit Committee and designated Matthew J. Adams and Philip M. Jacobs as additional audit committee financial experts, in accordance with the definition and qualifications for an audit committee financial expert set out in SEC Regulation S-K, Item 407(d)(5).
The Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the Company’s consolidated financial reports, its internal financial and accounting controls, and its auditing, accounting and financial reporting processes generally. The Audit Committee evaluates the Company’s independent auditor prior to determining the firm which it will appoint, subject to shareholder ratification, to perform the audit of the Company and its subsidiaries each year. Additionally, the Audit Committee and the Company's senior accounting and financial reporting personnel perform further annual evaluation of the external auditor, utilizing the evaluation tool developed by the Center for Audit Quality and several other governance organizations. On a 10-year cycle, the Audit Committee also engages in a comprehensive process in which it solicits information from multiple independent accounting firms, enabling the Audit Committee to evaluate whether a change in the Company’s independent registered public accounting firm may be appropriate. This evaluation process most recently occurred in 2017.
In discharging its oversight responsibilities regarding the audit process, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2024 with Company management and Deloitte & Touche LLP (Deloitte), the independent registered public accounting firm of the Company. The Audit Committee received the written disclosures from Deloitte required by Public Company Accounting Oversight Board (PCAOB) Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, discussed with Deloitte any relationships which might impair that firm’s independence from management and the Company, and satisfied itself as to the auditors’ independence. The Audit Committee discussed with Deloitte all matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission.
Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the Securities and Exchange Commission.
Mary E. ("Mimi") Thigpen, Chair
Matthew J. Adams
Alice S. Cho
Philip M. Jacobs
Steven P. Johnson

The foregoing Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.
    75                 GL 2025 Proxy Statement

PRINCIPAL ACCOUNTING FIRM FEES
The following table sets forth the aggregate fees, including out-of-pocket expenses, billed to the Company for the fiscal years ended December 31, 2024 and 2023 by the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

	2024 ($)	2023 ($)
Audit Fees[1]	6,633,323	6,493,175
Audit Related Fees[2]	74,103	4,103
Tax Fees	0	0
All Other Fees[3]	32,100	31,350
Total Fees	6,739,526	6,528,628

[1] Fees for audit services billed in 2024 and 2023 consisted of:
    (i) Audit of Company’s annual financial statements and insurance subsidiaries’ statutory financial statements;
    (ii) Review of the Company’s quarterly financial statements; and
    (iii) Services related to Securities and Exchange Commission filings and regulatory matters.
[2] Fees for audit related fees consisted of:
                (i) Services related to the adoption and implementation of accounting standards.
[3] Fees for assistance with subsidiary fund review in 2024 and 2023.

PRE-APPROVAL POLICY FOR ACCOUNTING FEES
All audit and non-audit services performed by Deloitte in 2024 were pre-approved in accordance with the Audit Committee's Policy Regarding the Approval of Audit and Non-Audit Services Provided by the Independent Auditor. The Policy requires that all services provided by Deloitte, both audit and non-audit, must be pre-approved by the Audit Committee or a Designated Member thereof except for certain de minimus exceptions. After discussions with Deloitte and Company management, the Audit Committee has determined that the provision of certain designated audit-related, tax and all other services do not impair the independence of Deloitte. The Policy describes the permitted audit, audit-related, tax and all other services (collectively, the "Disclosure Categories") that Deloitte may perform. Pre-approvals of audit and non-audit services may be given at any time up to a year before commencement of a specific service.
A description of the services expected to be provided by Deloitte in each of the Disclosure Categories (a Service List) is presented to the Audit Committee annually for approval. Upon receipt of approval of these services by the Audit Committee or a Designated Member, the services are provided by Deloitte for the duration of the pre-approved period. Any requests for audit, audit-related, tax and other services not on the pre-approved Service List must be separately pre-approved by the Audit Committee or the Designated Member and cannot be commenced until such pre-approval is obtained. If the Designated Member pre-approves permitted services, a report of this specific pre-approval must be made to the Audit Committee at its next regularly-scheduled meeting. The CFO or his designee may engage Deloitte to provide any permitted service if the expected fee does not exceed $50,000, after obtaining approval of the Chair of the Audit Committee as the Designated Member. In order to engage Deloitte to provide any permitted services where the expected fee exceeds $50,000, a written proposal must be submitted to the Audit Committee or its Designated Member for approval. The Audit Committee may also periodically establish fee thresholds for pre-approved services.
At each regularly-scheduled Audit Committee meeting, the Audit Committee reviews a summary of the services provided, including fees, a listing of new pre-approved services since the Audit Committee’s previous meeting, a list of any de minimus services approved by the CFO and the Audit Committee Chair and an updated projection for the current fiscal year of estimated annual fees to be paid to Deloitte.
    76                 GL 2025 Proxy Statement

PROCEDURAL MATTERS
Solicitation of Proxies
The Board of Globe Life Inc. solicits your proxy for use at the 2025 Annual Meeting of Shareholders and at any adjournment of the meeting. The Annual Meeting will be held in a virtual format via live webcast at 10:00am Central Daylight Time on Thursday, April 24, 2025. J. Matthew Darden and Frank M. Svoboda are named as proxies on the proxy/direction card. They have been designated as directors’ proxies by the Board.
If the enclosed proxy/direction card is returned, properly executed, in time for the meeting, your shares will be voted at the meeting. All proxies will be voted in accordance with the instructions set forth on the proxy/direction card. If proxies are executed and returned which do not specify a vote on the proposals considered, those proxies will be voted FOR Proposals 1, 2 and 3. You have the right to revoke your proxy by giving written notice of revocation addressed to the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070 at any time before the proxy is voted at the meeting.
The proxy/direction card shall constitute voting instructions furnished to the trustees of the Globe Life Inc. Savings and Investment Plan, the American Income Life Insurance Company Agent Stock Purchase Plan and the Family Heritage Life Agent Incentive Plan with respect to shares allocated to individuals’ accounts under this plan. If the account information is the same, participants who are also shareholders of record will receive a single card representing all their shares. If a plan participant does not return a proxy/direction card to the Company, the trustee of the plan in which shares are allocated to the participant’s individual account will vote those shares in the same proportion as the total number of shares in the plan for which directions have been received.
Record Date, Voting Stock and Quorum
The record date fixed by the Board of Directors for the determination of stockholders entitled to notice of and to vote at the 2025 Annual Meeting is March 3, 2025 (the "Record Date"). At the close of business on the Record Date, there were 83,242,754 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting. At the Annual Meeting, shareholders will be entitled to one vote for each share of common stock owned at the close of business on the Record Date. There is no cumulative voting of the common stock. Pursuant to a policy adopted by the Board, voting is confidential, with exceptions made to allow the Company to contact shareholders so as to reach quorum for meetings, in the event of a contested election and in the event comments are included on a proxy/direction card.
The presence at the 2025 Annual Meeting, personally or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum for consideration of the matters expected to be voted on at the meeting. Abstentions and broker non-votes will be included in the calculation of the number of the shares present at the meeting for the purposes of determining a quorum. “Broker non-votes” means shares held of record by a broker that are not voted on a matter because the broker has not received voting instructions from the beneficial owner of the shares and lacks the authority to vote the shares in its discretion. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and will not affect the outcome of any matter being voted on at the meeting.
    77                 GL 2025 Proxy Statement

Required Vote on Proposals

Proposal 1 – Election of Directors
Under the Company’s By-laws, a nominee will be elected to the Board of the Company at the 2025 Annual Meeting if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election, with abstentions not counting as votes “for” or “against.” If you do not instruct your broker how to vote with respect to this item, your broker is not permitted to vote your shares with respect to the election of directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.
An uncontested incumbent director is required to submit a contingent letter of resignation to the Board at the time of his/her nomination for consideration by the Governance and Nominating Committee of the Board. If such a director does not receive a majority of votes cast “for” his or her election, the Governance and Nominating Committee is required to consider on an expedited basis such director’s tendered resignation and make a recommendation to the Board concerning the acceptance or rejection of the tendered resignation. The Board is required to take formal action on the Governance and Nominating Committee’s recommendation expeditiously following the date of certification of the election results. The Company will publicly disclose the Board’s decision and its reasoning with regard to the tendered resignation.

Proposal 2 – Advisory Vote to Approve Executive Compensation
Our Board is seeking a non-binding advisory vote regarding the compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis section, executive compensation tables and accompanying narrative disclosures contained in this Proxy Statement. Under the Company’s By-laws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively at the meeting. This means that the votes that shareholders cast “for” this proposal must exceed the votes that shareholders cast “against” this proposal at the meeting. The vote is advisory and non-binding in nature but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. Abstentions and broker non-votes will not be taken into account in determining the outcome of this proposal.

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm
Under the Company’s By-laws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively. This means that the votes that shareholders cast “for” this proposal must exceed the votes that shareholders cast “against” this proposal at the meeting. Abstentions and broker non-votes are not counted as votes cast “for” or “against” and will not be taken into account in determining the outcome of this proposal.
Following the Annual Meeting, we will file a Form 8-K with the Securities and Exchange Commission disclosing the results of voting on each proposal as required by applicable rules.
    78                 GL 2025 Proxy Statement

MISCELLANEOUS INFORMATION
Shareholder Proposals and Director Nominations for our 2026 Annual Meeting
In order for a proposal (including nominations of candidates for the Board of Directors) by a shareholder of the Company to be eligible to be included in the Proxy Statement and proxy form for the Annual Meeting of Shareholders in 2026 pursuant to the proposal process mandated by Securities and Exchange Commission Rule 14a-8, the proposal must be received by the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070, on or before November 18, 2025.
Our Board has adopted proxy access, which permits an eligible shareholder (or a group of no more than 20 shareholders) owning at least 3% of the outstanding shares of the Company's common stock continuously for at least three years prior to the date the Notice of Proxy Access Nomination is received at the principal executive offices of the Company, to submit director nominees constituting up to the greater of 20% of the Board or two directors, for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) meet the requirements in our By-laws. Notice of director nominations submitted under this proxy access By-law provision must be delivered to or mailed and received by the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070, not earlier than October 19, 2025, nor later than November 18, 2025.
If a shareholder proposal is submitted instead under the Company’s advance notice By-law provision (Article II, Section 10 of the By-laws) for presentation directly at an Annual Meeting rather than for inclusion in our Proxy Statement, the proposal must be received by the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070 not earlier than December 25, 2025, nor later than February 8, 2026, together with the necessary supporting documentation required under that By-law provision.
In addition to satisfying the foregoing requirements under our By-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than February 23, 2026.
General
The cost of this solicitation of proxies will be paid by the Company. The Company is requesting that certain banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries forward solicitation material to the underlying beneficial owners of the shares of the Company they hold of record. The Company will reimburse all reasonable forwarding expenses. The Company has retained Okapi Partners LLC to assist with the solicitation of proxies for a fee not to exceed $10,500 plus reimbursement for out-of-pocket expenses.
The Annual Report of the Company for 2024, which accompanies this Proxy Statement, includes a copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2024, and the financial statements and schedules thereto. Upon written request and payment of copying costs, the exhibits to the Form 10-K will be furnished. These requests should be directed to the Investor Relations Department of Globe Life Inc. at 3700 South Stonebridge Drive, McKinney, Texas 75070.

By Order of the Board of Directors

Christopher T. Moore Corporate Senior Vice President, Associate Counsel and Corporate Secretary
March 18, 2025
    79                 GL 2025 Proxy Statement

APPENDIX A
Non-GAAP Reconciliation
The chart below reflects non-GAAP financial measures utilized by management which are included in the Proxy Statement. Globe Life Inc. includes non-GAAP measures to enhance investors' understanding of management's view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. Globe Life Inc.'s definitions of non-GAAP measures may differ from other companies' definitions.

Non-GAAP financial measure as referenced within Proxy Statement	Full Non-GAAP reference	Comparable GAAP financial measure
Net operating income[1]	Net operating income	Net income
Operating EPS[1]	Net operating income earnings per diluted common share	Net income per diluted common share (EPS)
Underwriting margin[1]	Insurance underwriting margin	Income before income taxes
Net operating income ROE[2]	Net operating income as a return on shareholders' equity, excluding AOCI	Net income as a return on equity (ROE)
Book value per share, excluding AOCI[2]	Shareholders' equity per share, excluding AOCI	Book value per share
1 Net operating income is primarily comprised of insurance underwriting margin plus excess investment income and annuity and other income, offset by operating expenses after tax and as such is considered a non-GAAP measure. Operating EPS is primarily comprised of insurance underwriting margin plus excess investment income and annuity and other income, offset by operating expenses after tax divided by average diluted shares outstanding. Underwriting margin is a component of net operating income.
2 Shareholders' equity per share, excluding AOCI, or book value per share, excluding AOCI, is a non-GAAP measure utilized by management to view the business without the effect of changes in AOCI, which are primarily attributable to fluctuation in interest rates. Management views the business in this manner because the Company has the ability, and generally the intent, to hold investments to recovery or maturity and meaningful trends can more easily be identified without the fluctuations. Shareholders' equity per share, or book value per share, is the most directly comparable GAAP measure. Net operating income as an ROE ("NOI ROE") is net operating income divided by the average shareholder's equity excluding AOCI. The average is calculated over 13 periods and includes the balance at the end of the prior year in addition to the balance at the end of the twelve subsequent periods.
The tables below show the reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures.

	2024		2023		2022		2021		2020
	Amount ($)[1]	Per Share ($)	Amount ($)[1]	Per Share ($)	Amount ($)[1,2]	Per Share ($)	Amount ($)[1,2]	Per Share ($)	Amount ($)[1]	Per Share ($)
Net operating income	1,108,984	12.37	1,026,644	10.65	961,027	9.71	993,652	9.63	737,592	6.88
Non-operating items, net of tax:
Realized gains (losses)	(19,108)	(0.22)	(51,884)	(0.54)	(60,473)	(0.61)	46,862	0.45	(2,416)	(0.02)
Non-operating expenses	(2,070)	(0.02)	(3,294)	(0.03)	(4,196)	(0.04)	(2,970)	(0.03)	(816)	(0.01)
Legal proceedings	(17,044)	(0.19)	(711)	(0.01)	(1,972)	(0.02)	(6,430)	(0.06)	(2,587)	(0.03)
Net income	1,070,762	11.94	970,755	10.07	894,386	9.04	1,031,114	9.99	731,773	6.82
1 Dollar amounts in thousands.
2 Results reflect the adoption of ASU 2018-12, Financial Services - Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts. The Company implemented the standard on January 1, 2023 on a modified retrospective basis as of the transition date of January 1, 2021. For additional information, please refer to our 2024 Annual Report on Form 10-K.

	2024		2023		2022
	Amount ($)[1]	Per Share ($)	Amount ($)[1]	Per Share ($)	Amount ($)[1]	Per Share ($)
Shareholders' equity, excluding AOCI	7,335,240	86.40	7,259,222	76.21	6,739,890	68.35
Effect of AOCI:
(Increase) decrease fixed maturities	(1,670,402)	(19.67)	(1,047,593)	(11.00)	(1,798,327)	(18.24)
Increase (decrease) policy liabilities	(904,699)	(10.66)	(2,475,738)	(26.00)	(1,741,615)	(17.66)
Increase (decrease) current and deferred income taxes	539,559	6.36	736,986	7.74	741,748	7.52
Increase (decrease) other liabilities+	5,822	0.07	13,926	0.15	7,881	0.08
Total shareholders' equity	5,305,520	62.50	4,486,803	47.10	3,949,577	40.05
1 Dollar amounts in thousands.
+ Effect of AOCI in other liabilities primarily relates to pension and foreign exchanged adjustments.
A-1

	2024	2023	2022
	%	%	%
Net operating income as an ROE (NOI ROE)	15.1	14.7	14.8
Impact of AOCI excluded from average equity	7.3	9.9	16.5
Impact of below the line items not included in net operating income	(0.7)	(1.4)	(2.1)
Net income as an ROE	21.7	23.2	29.2

	2024 ($)[1]	2023 ($)[1]	2022 ($)[1]
Underwriting margin	1,725,020	1,570,909	1,506,662
Net investment income	1,135,631	1,056,884	991,800
Realized gains (losses)	(24,188)	(65,676)	(76,548)
Annuity and other income	7,636	8,800	11,757
Required interest on policyholder benefits	(971,227)	(926,502)	(887,211)
Other operating expense	(419,143)	(347,833)	(353,954)
Interest expense	(127,092)	(102,316)	(90,395)
Income before taxes	1,326,637	1,194,266	1,102,111
1 Dollar amounts in thousands.

	2024 ($)[1]	2023 ($)[1]	2022 ($)[1]
Underwriting income	1,390,226	1,278,548	1,219,078
Net investment income	1,135,631	1,056,884	991,800
Realized gains (losses)	(24,188)	(65,676)	(76,548)
Required interest on policyholder benefits	(971,227)	(926,502)	(887,211)
Stock option expense	(40,118)	(30,736)	(35,650)
Legal proceedings	(21,575)	(900)	(2,496)
Parent company and non-operating expense	(15,020)	(15,036)	(16,467)
Interest expense	(127,092)	(102,316)	(90,395)
Income tax expense	(255,875)	(223,511)	(207,725)
Net income	1,070,762	970,755	894,386
1 Dollar amounts in thousands.
A-2

Globe Life
Globe Life Inc.

3700 S Stonebridge Dr
McKinney, Texas 75070
GlobeLifeInsurance.com

Globe Life
Globe Life Inc.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET/MOBILE OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

FPO

Please fold here – Do not separate

The Board of Directors Recommends a Vote FOR the Election of Directors, and FOR Items 2 and 3.

1. Election of directors:

Nominee	FOR	AGAINST	ABSTAIN	Nominee	FOR	AGAINST	ABSTAIN
1.1 Matthew J. Adams	☐	☐	☐	1.7 Alice S. Cho	☐	☐	☐
1.2 Linda L. Addison	☐	☐	☐	1.8 J. Matthew Darden	☐	☐	☐
1.3 Marilyn A. Alexander	☐	☐	☐	1.9 Philip M. Jacobs	☐	☐	☐
1.4 Cheryl D. Alston	☐	☐	☐	1.10 David A. Rodriguez	☐	☐	☐
1.5 Mark A. Blinn	☐	☐	☐	1.11 Frank M. Svoboda	☐	☐	☐
1.6 James P. Brannen	☐	☐	☐	1.12 Mary E. Thigpen	☐	☐	☐

2. Approval of 2024 Executive Compensation: ☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date ____________________________________

Signature(s) in box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

GLOBE LIFE INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 24, 2025
10:00 a.m. (CDT)

Virtual Meeting
Online via live audio webcast

To register for the virtual meeting, please follow the instructions below:

- Visit **register.proxypush.com/GL** on your smartphone, tablet or computer.
- As a shareholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card.

After registering, you will receive a confirmation email. Approximately one hour prior to the start of the meeting, an email will be sent to the email address you provided during registration with a unique link to the virtual meeting.

Important notice regarding the Internet availability of Proxy Materials for the Annual Meeting of Shareholders: The Proxy Statement and the 2024 Annual Report are available at: https://investors.globelifeinsurance.com/annual-reports.

Globe Life
Globe Life Inc.

proxy

The undersigned hereby appoints J. Matthew Darden and Frank M. Svoboda, jointly and severally with full power of substitution, to vote all shares of common stock which the undersigned holds of record and is entitled to vote at the Annual Meeting of Shareholders to be held in virtual format, via live audio webcast, on the 24th day of April, 2025 at 10:00 a.m. (CDT), or any adjournment thereof. All shares votable by the undersigned, including shares held of record by agents or trustees for the undersigned as a participant in the Dividend Reinvestment Plan (DRP), the Globe Life Inc. Savings and Investment Plan (GLTP), the American Income Life Insurance Company Agent Stock Purchase Plan (AIL ASPP) and the Family Heritage Life Agent Incentive Plan (FHL AIP), will be voted in the manner specified and in the discretion of the persons named above, or such agents or trustees, on such other matters as may properly come before the meeting.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your Internet or Telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

INTERNET/MOBILE	TELEPHONE	MAIL
www.proxypush.com/GL	**1-866-883-3382**	
Use the Internet to vote your Proxy. Scan code on the front for mobile voting.	Use a touch-tone telephone to vote your Proxy.	Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided in time to be received by April 23, 2025.

Voting cutoff for Internet/Mobile, Telephone and Mail is 11:59 p.m. (CDT) on April 21, 2025 for the GLTP, AIL ASPP and the FHL AIP.

If you vote your Proxy by Internet/Mobile or by Telephone, you do NOT need to mail back your Proxy Card.